Filed Pursuant to Rule 424(h)
Registration Statement Nos. 333-208642 and 333-208642-01

This document is subject to completion and amendment. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION AND AMENDMENT, DATED JULY 7, 2016
$1,000,000,000(1) Asset-Backed Notes
BMW Vehicle Owner Trust 2016-A Issuing Entity (CIK Number: 0001678487)
BMW FS Securities LLC Depositor (CIK Number: 0001136586)	BMW Financial Services NA, LLC Sponsor, Originator, Seller, Servicer and Administrator (CIK Number: 0001541188)	BMW Bank of North America Originator and Seller
•	The issuing entity's main source of payments on the notes will be payments generated by a pool of retail installment sale contracts secured by BMW passenger cars, BMW light trucks, BMW motorcycles and MINI passenger cars.
•	See "Risk Factors" beginning on page 21 of this prospectus for a discussion of risks that you should consider in connection with an investment in the notes.
•	The issuing entity will issue five classes of notes with an aggregate initial principal amount of $1,000,000,000 or an aggregate initial principal amount of $1,250,000,000. If the aggregate initial principal amount of the notes is $1,000,000,000, the notes will be issued in the amounts described in the table below.
•	The notes are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the sellers, the originators, the depositor or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any government agency. Only the notes are being offered by this prospectus.
•	Credit enhancement for the notes consists of excess interest on the receivables, overcollateralization, the reserve account and the yield supplement overcollateralization amount.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
Notes	Initial Principal Amount(2)	Interest Rate	Accrual Method	Expected Final Payment Date(3)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor(4)
Class A-1	$262,000,000	____%	Actual/360	February 27, 2017	July 25, 2017	____%	____%	____%
Class A-2a	$360,000,000 (aggregate)(5)	____%	30/360	March 26, 2018	May 28, 2019	____%	____%	____%
Class A-2b		LIBOR plus ____%(6)	Actual/360	March 26, 2018	May 28, 2019	____%	____%	____%
Class A-3	$284,000,000	____%	30/360	August 26, 2019	November 25, 2020	____%	____%	____%
Class A-4	$94,000,000	____%	30/360	March 25, 2020	December 27, 2022	____%	____%	____%
Total	$1,000,000,000					$______	$_______	$_______

(1)	The aggregate initial principal amount of the notes may be $1,250,000,000.
(2)	If the aggregate initial principal amount of the notes is $1,250,000,000, the following notes will be issued: $329,000,000 of Class A-1 Notes, $450,000,000 aggregate initial principal amount of Class A-2a Notes and Class A-2b Notes, $356,000,000 of Class A-3 Notes and $115,000,000 of Class A-4 Notes. BMW Financial Services NA, LLC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See "Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes."
(3)	Based on the assumptions set forth under the heading "Weighted Average Lives of the Notes."
(4)	Before deducting expenses expected to be $750,000.
(5)	The allocation of the initial principal amount between the Class A-2a Notes and the Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder. If the aggregate initial principal amount of the notes is $1,000,000,000, the depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $180,000,000. If the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $225,000,000.
(6)	For a description of how interest will be calculated on the Class A-2b Notes, see "Description of the Notes—Interest." If the sum of one-month LIBOR plus ____% is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See "Description of the Notes—Interest" in this prospectus.

The issuing entity will pay interest on and principal of the notes on the 25th day of each month (or, if the 25th day is not a business day, the next business day). The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be August 25, 2016.
The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.
We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about July 20, 2016.
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on an exemption from the definition of the term "investment company" contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a "covered fund" for purposes of regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Underwriters
J.P. Morgan	HSBC	MUFG
Co-Managers
__________	__________
July ___, 2016

TABLE OF CONTENTS
Page

Important Notice About Information Presented in this Prospectus	1
Copies of the Documents	1
Summary of Terms	5
Risk Factors	21
Defined Terms	40
The Issuing Entity	40
Capitalization of the Issuing Entity	41
The Depositor	42
The Sponsor, Originator, Seller, Administrator and Servicer	42
General	42
Securitization Experience	43
Origination	43
Electronic Contracts and Electronic Contracting	43
Servicing Experience	44
BMW Bank of North America	44
Repurchase Requests	44
Affiliations and Related Transactions	45
The Owner Trustee and the Indenture Trustee	45
Wilmington Trust, National Association	45
U.S. Bank National Association	46
Asset Representations Reviewer	47
BMW FS' and BMW Bank's Financing Programs	49
General	49
Underwriting	50
Physical Damage and Liability Insurance	51
Certified Pre-Owned Program	51
Servicing	52
Assets of the Issuing Entity	52
The Receivables	53
General	53
Characteristics	54
Delinquencies, Repossessions and Loss Information	65
Static Pools	66
Pool Underwriting	66
Review of Pool Assets	67
Description of the Notes	68
General	68
Interest	68
Principal	70
Damages Paid by the FDIC	72
Allocation of Losses	73
Indenture Events of Default; Change in Priority of Payments Following Acceleration	73
Repurchase Obligations	73
Asset Representations Review	74
Dispute Resolution for Repurchase Request	77
Notices	78
Governing Law	78
Definitive Securities	79
Book-Entry Registration	79
Payments on the Notes	83
Determination of Available Amounts	83
Payment of Distributable Amounts	85
The Certificates	86

i

Credit Enhancement	86
Reserve Account	86
Overcollateralization	87
Excess Interest	87
Yield Supplement Overcollateralization Amount	87
Maturity, Prepayment and Yield Considerations	88
Weighted Average Lives of the Notes	88
Note Factors	102
Use of Proceeds	102
Statements to Noteholders	102
Where Can You Find More Information About Your Securities	102
The Issuing Entity	102
The Depositor	103
Description of the Transfer and Servicing Agreements	103
Sale and Assignment of Receivables	104
Maintenance and Safekeeping of the Receivables	106
Accounts	106
Servicing Procedures	108
Collections	109
Advances	110
Permitted Deferments	110
Servicing Compensation	111
Net Deposits	111
Optional Purchase	111
Termination	112
Investor Communications	112
The Indenture	113
FDIC Rule Covenant	118
The Owner Trustee and the Indenture Trustee	119
Duties of the Owner Trustee and the Indenture Trustee	120
Fees and Expenses	121
Statements to Trustees and the Issuing Entity	121
Statements to Noteholders and Certificateholders	121
Evidence as to Compliance	123
Certain Matters Regarding the Servicer	123
Servicer Default	124
Rights Upon Servicer Default	124
Waiver of Past Defaults	125
Amendment	125
Removal of Servicer	126
Insolvency Event	127
Administration Agreement	127
Removal or Resignation of the Administrator	128
Notes Owned by the Depositor, the Servicer or Affiliates	129
Lists of Noteholders and Certificateholders	129
Certain Legal Aspects of the Receivables	129
General	129
Security Interests in Financed Vehicles	130
Repossession	132
Notice of Sale; Redemption Rights	132
Deficiency Judgments and Excess Proceeds	132
Certain Bankruptcy Considerations	133
Certain Matters Relating to Insolvency	134
FDIC Rule	135
Other Statutory Powers of the FDIC	137
Consumer Protection Laws	137

ii

Other Limitations	139
Dodd Frank Orderly Liquidation Framework	140
Legal Proceedings	142
Material Income Tax Consequences	143
Tax Characterization of the Issuing Entity	143
Changes Made by the Bipartisan Budget Act of 2015	144
Tax Consequences to Owners of the Notes	144
Reportable Transaction Disclosure	148
State and Local Tax Considerations	148
ERISA Considerations	148
Ratings of the Notes	149
Plan of Distribution	150
Notice to Investors	151
Notice to Investors in the United Kingdom	151
Selling Restrictions Addressing Additional United Kingdom Securities Laws	151
Notice To Residents Of The European Economic Area	151
Capital Requirements Regulation	152
Legal Opinions	153
Index of Principal Terms	154

APPENDIX A - Static Pool Information	Ap-A-1
ANNEX A - Global Clearance, Settlement and Tax Documentation Procedures	A-1

iii

Important Notice About Information Presented in this Prospectus
We have started with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.
Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page ii of this prospectus.  The information set forth in Appendix A and Annex A is deemed to be a part of this prospectus.
The Securities and Exchange Commission allows us to "incorporate by reference" information filed with it by BMW FS Securities LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents.  BMW FS Securities LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any future annual, monthly or special reports and proxy materials filed with the Securities and Exchange Commission by or on behalf of the issuing entity until we terminate our offering of the notes by the issuing entity.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.
We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.
You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements, including under "Ratings of the Notes," "The Sponsor, Originator, Seller, Administrator and Servicer—Securitization Experience," and "Weighted Average Lives of the Notes" in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as and to the extent required by the federal securities laws.
Copies of the Documents
You may receive a free copy of any or all of the documents incorporated by reference in this prospectus if:
•	you received this prospectus; and
•	you request such copies from BMW FS Securities LLC, which is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, and which may be reached by telephone at (201) 307-4000.
This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference room at the Securities and Exchange Commission in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m. You can obtain information about the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus for a further description.

Summary of Monthly Deposits to and
 Withdrawals from Accounts

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Monthly Distributions of Available Amounts
 (Prior to an Acceleration of the Maturity of the Notes)

Summary of Terms
The following summary contains a brief description of the terms of the offering of the notes.  You will find a more detailed description following this summary.  You should carefully read and consider this entire document, including any documents incorporated by reference herein to understand all of the terms of the offering of the notes before making your investment decision.
RELEVANT PARTIES

Issuing Entity	BMW Vehicle Owner Trust 2016-A, which we refer to as the "issuing entity," is a Delaware statutory trust. The issuing entity will be established by the trust agreement.

Depositor	BMW FS Securities LLC. The depositor's address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307-4000.

Sponsor, Originator, Seller, Servicer and Administrator	BMW Financial Services NA, LLC, which we refer to as "BMW FS." The sponsor's address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307‑4000.

Seller and Originator	BMW Bank of North America, a wholly owned subsidiary of BMW FS, which we refer to as "BMW Bank." BMW Bank will also be a seller and originator of receivables.

Indenture Trustee	U.S. Bank National Association.

Owner Trustee	Wilmington Trust, National Association.

Asset Representations Reviewer	Clayton Fixed Income Services LLC.

RELEVANT AGREEMENTS

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement
The trust agreement, as amended and restated, between the depositor and the owner trustee.  The trust agreement governs the creation of the issuing entity and provides for the terms of the certificates.

Sale and Servicing Agreement
The sale and servicing agreement among the issuing entity, the indenture trustee, the servicer and the depositor.  The sale and servicing agreement governs the transfer of the receivables by the depositor to the issuing entity and the servicing of the receivables by the servicer.

Administration Agreement
The administration agreement among the administrator, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Receivables Purchase Agreement	The receivables purchase agreement between the depositor and BMW FS. The receivables purchase agreement governs the sale of the applicable receivables from BMW FS to the depositor.

Bank Receivables Purchase Agreement	The receivables purchase agreement between the depositor and BMW Bank. The bank receivables purchase agreement governs the sale of the applicable receivables from BMW Bank to the depositor.

Asset Representations Review Agreement
The asset representations review agreement among the asset representations reviewer, the servicer and the issuing entity, which provides for the review, in certain circumstances, of representations made by the sellers with respect to the receivables.

RELEVANT DATES

Closing Date	Expected to be on or about July 20, 2016.

Cutoff Date	Close of business on May 31, 2016.

Collection Period
For any payment date other than the initial payment date, the calendar month immediately preceding the month in which the related payment date occurs.  The collection period for the August 2016 payment date will begin on June 1, 2016 and end on July 31, 2016.

Payment Dates
The issuing entity will pay interest on and principal of the notes on the 25th day of each month using amounts received from collections on the receivables during the immediately preceding collection period, together with other amounts available for such purpose on deposit in the reserve account, after payment of certain amounts due to the servicer, the indenture trustee, the owner trustee and the asset representations reviewer.  If the 25th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is expected to be August 25, 2016.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the applicable final scheduled payment date specified on the front cover of this prospectus.

Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus.  However, due to a variety of factors, there can be no assurance that your class of notes will not actually be paid in full on an earlier or on a later payment date.  We refer you to "Risk Factors" in this prospectus for discussions of certain of these factors.

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record at the close of business on the business day immediately preceding the payment date or redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the payment date or redemption date, as applicable.

DESCRIPTION OF THE ASSETS OF THE ISSUING ENTITY

Receivables
The issuing entity's main source of funds for making payments on the notes will be collections on motor vehicle retail installment sale contracts, known as the receivables.  All of the receivables are secured by passenger cars, light trucks and motorcycles manufactured by Bayerische Motoren Werke Aktiengesellschaft, which we refer to as "BMW AG," or its subsidiaries.
The information presented in this prospectus relates to two pools of receivables as of the cutoff date.
As of the cutoff date, if the aggregate initial principal amount of the notes is $1,000,000,000, the receivables in the related pool had the following characteristics:

• aggregate principal balance: $1,083,125,765.91
• number of receivables: 39,588
• average principal balance: $27,359.95
• weighted average annual percentage rate: 2.77%
• weighted average original term to maturity: 61.85 months
• weighted average remaining term to maturity: 51.64 months

As of the cutoff date, if the aggregate initial principal amount of the notes is $1,250,000,000, the receivables in the related pool had the following characteristics:

• aggregate principal balance: $1,353,937,519.02
• number of receivables: 49,404
• average principal balance: $27,405.42
• weighted average annual percentage rate: 2.77%
• weighted average original term to maturity: 61.84 months
• weighted average remaining term to maturity: 51.63 months

The characteristics of the receivables in the pool acquired by the issuing entity on the closing date may not be identical to, but will not differ materially from, those of the receivables in the applicable pool as of the cutoff date.  All receivables acquired by the issuing entity, however, must satisfy the eligibility criteria specified in the transaction documents.  For additional information regarding the eligibility criteria for receivables being acquired by the issuing entity, you should refer to "The Receivables—Characteristics" in this prospectus.

All of the receivables owned by the issuing entity are classified as simple interest receivables, which are described in more detail under "The Receivables" in this prospectus.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus relating to the receivables and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under "Review of Pool Assets" below.

The receivables sold by BMW FS and BMW Bank to the depositor were originated in accordance with the underwriting guidelines of BMW FS and BMW Bank, respectively.  As described in "BMW FS' and BMW Bank's Financing Programs—Underwriting" in this prospectus, in accordance with BMW FS' and BMW Bank's respective underwriting guidelines, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each application forwarded to it for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant's credit score based on a combination of their credit bureau score and BMW FS' or BMW Bank's, as applicable, own internal credit scoring process.  If the aggregate initial principal amount of the notes is $1,000,000,000, 28,014 receivables, having an aggregate principal balance of approximately $756,718,978.03 (approximately 69.86% of the aggregate principal balance of the receivables in the related pool as of the cutoff date) were automatically approved.  If the aggregate initial principal amount of the notes is $1,250,000,000, 34,976 receivables, having an aggregate principal balance of approximately $945,598,456.58 (approximately 69.84% of the aggregate principal balance of the receivables in the related pool as of the cutoff date) were automatically approved.  BMW FS determined that whether a receivable was approved automatically by BMW FS' or BMW Bank's, as applicable, electronic credit decision system or was approved following review by a BMW FS credit buyer was not indicative of the quality of the related receivable.  No completed applications for the receivables in the pools described in this prospectus were automatically rejected.  None of the receivables in the pools described in this prospectus were originated with exceptions to BMW FS' or BMW Bank's underwriting guidelines.

Removal of Pool Assets
Breaches of Representations and Warranties.  Upon sale to the depositor, each seller will make certain representations and warranties to the depositor, and upon sale to the issuing entity, the depositor will make certain representations and warranties to the issuing entity.  The depositor will also assign all of its rights under the receivables purchase agreement and the bank receivables purchase agreement to the issuing entity.  The sellers are required to repurchase from the issuing entity any receivable for which certain representations or warranties of such seller with respect to that receivable have been breached if any such breach materially and adversely affects the interests of the issuing entity, the indenture trustee, the owner trustee, the certificateholders or the noteholders in such receivable and such breach has not been timely cured.

We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.

Breach of Servicer Covenants.  The servicer will be required to purchase any receivable materially and adversely affected by certain breaches of the servicer's covenants under the sale and servicing agreement to the extent such breach is not timely cured.

We refer you to "Description of the Transfer and Servicing Agreements—Servicing Procedures" in this prospectus.

BMW Bank will also have the option to repurchase from the depositor, from time to time, any of the receivables sold by it to the depositor under the bank receivables purchase agreement; provided, that the aggregate outstanding principal balance of all such receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the receivables sold to the depositor under the bank receivables purchase agreement, in each case measured as of the cutoff date.

Asset Representations Review
The asset representations reviewer will perform a review of certain receivables for compliance with the representations made with respect to such receivables if:

• a delinquency trigger for the receivables is reached, and
• the required amount of noteholders vote to direct the review.

The asset representations reviewer is not and will not be affiliated with any of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the sponsor or any underwriter to perform, pre-closing due diligence work on the receivables.

For more information regarding the asset representations review see "Description of the Notes—Asset Representations Review in this prospectus.

Repurchase Dispute Resolution
If a request is made for the repurchase of a receivable due to a breach of a representation or warranty, and the request is not resolved within 180 days of receipt by BMW FS or BMW Bank of such request, the party submitting the request will have the right to refer the matter to either arbitration or mediation.

For more information regarding the dispute resolution procedures, see "Description of the Notes—Dispute Resolution for Repurchase Request" in this prospectus.

DESCRIPTION OF THE NOTES
General
The notes consist of:

• the Class A-1 Notes;
• the Class A-2a Notes and the Class A-2b Notes;
• the Class A-3 Notes; and
• the Class A-4 Notes.

The initial principal amount of each class of notes is specified on the front cover of this prospectus, except that the allocation of the aggregate initial principal amount of the Class A-2a Notes and the

Class A-2b Notes will be determined on the day of pricing of the notes offered hereunder.  If the aggregate initial principal amount of the notes is $1,000,000,000, the depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $180,000,000.  If the aggregate initial principal amount of the notes is $1,250,000,000, the depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $225,000,000.

The aggregate initial principal amount of the notes may be $1,000,000,000 or $1,250,000,000.  BMW FS will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See "Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes."

The issuing entity will also issue certificates representing the equity interest in the issuing entity.  The certificates will initially be held by the depositor and BMW Bank.  Neither the depositor nor BMW Bank currently expects to sell the certificates, but they are not prohibited from doing so.  The certificates are not being offered to you by this prospectus.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes
In general, noteholders will receive payments of interest and principal on the notes from the issuing entity only to the extent that collections from the issuing entity's assets are sufficient to make those payments.  Collections from the issuing entity's assets will be divided among the classes of notes in specified proportions.  The issuing entity will pay interest and principal on each payment date to noteholders of record as of the record date preceding such payment date.

Interest.  The interest rate for each class of notes (other than the Class A-2b Notes) will be a fixed rate, as set forth on the cover of this prospectus.  The interest rate for the Class A-2b Notes will be a floating rate equal to one-month LIBOR plus the applicable spread set forth on the cover page of this prospectus.

The Class A-1 Notes and Class A-2b Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the closing date to (but excluding) August 25, 2016.  This means that the interest due on each of the Class A-1 Notes and the Class A-2b Notes on each payment date will be the product of:

• the outstanding principal amount of such class of notes;

• the related interest rate; and

•      the actual number of days from (and including) the previous payment date (or, in the case of the first payment date, the actual number of days from (and including) the closing date) to (but excluding) the current payment date, divided by 360.

If the sum of one-month LIBOR and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  See "Description of the Notes—Interest" in this prospectus.

The Class A-2a Notes, Class A-3 Notes and Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 25th day of the calendar month preceding a payment date to (but excluding) the 25th day of the calendar month in which the payment date occurs, except that the first interest accrual period for the Class A-2a Notes, Class A-3 Notes and Class A-4 Notes will be from (and including) the closing date to (but excluding) August 25, 2016. This means that the interest due on each of the Class A-2a Notes, Class A-3 Notes and Class A-4 Notes on each payment date will be the product of:

• the outstanding principal amount of such class of notes;

• the related interest rate; and

• 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) August 25, 2016 (assuming a 30-day calendar month)) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes.  If the noteholders of any class of notes do not receive all interest owed to them on a payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal.  The issuing entity generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full (and principal of the Class A-2a Notes and Class A-2b Notes will be paid pro rata, based on the outstanding principal amount of those classes of notes, until each such class is paid in full).

Priority of Payments
On each payment date prior to the acceleration of the notes, the issuing entity will pay the following amounts in the following order of priority, from amounts collected or received in respect of the receivables during the related collection period and, in the event of a shortfall in making the payments described in clauses first through fourth below, amounts withdrawn from the reserve account:

•	first, to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for non-recoverable servicer advances;

•
second, to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

•	third, to the noteholders, the accrued interest on the notes;

•	fourth, to the principal distribution account, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

• the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments of principal made on such payment date); over

•
the aggregate principal balance of the receivables as of the last day of the related collection period less the yield supplement overcollateralization amount with respect to such payment date (referred to as the “adjusted pool balance”);

•
fifth, to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the specified reserve account balance, which is the lesser of 0.25% of the initial adjusted pool balance and the aggregate outstanding principal amount of the notes;

•	sixth, to the principal distribution account, the regular principal distribution amount, which will generally be an amount equal to the excess of:

• the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments of principal made on such payment date); over

• the adjusted pool balance less the target overcollateralization amount (as defined below) with respect to that payment date;

less any amounts previously deposited in the principal distribution account in accordance with clause fourth above;

•
seventh, to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and remaining unpaid as a result of the cap set forth in clause second above, pro rata, based on amounts due to each such party; and

•	eighth, to the holders of the certificates, any remaining amounts.

On the final scheduled payment date of each class of notes, the amount required to be allocated to the principal distribution account will include the amount necessary to reduce the principal amount of that class of notes to zero.

The “target overcollateralization amount” for any payment date will be equal to approximately 2.50% of the initial adjusted pool balance.

Distributions from the Principal Distribution Account
From deposits made to the principal distribution account, the issuing entity will generally pay principal on the notes in the following order of priority on each payment date prior to the acceleration of the notes:

•      to the Class A-1 Notes until they are paid in full;

•      to the Class A-2a Notes and Class A-2b Notes, pro rata, based on the outstanding principal amounts of those classes of notes, until each such class is paid in full;

•      to the Class A-3 Notes until they are paid in full; and

•      to the Class A-4 Notes until they are paid in full.

Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes
Following the occurrence of any of the following events of default, the indenture trustee may (and, at the direction of the holders of a majority of the aggregate outstanding principal amount of the notes, shall) accelerate the notes to become immediately due and payable:

• a default for five days or more in payment of interest on the notes;

•      a default in the payment of principal of any note on its final scheduled payment date or redemption date;

•      a default in the observance or performance of any covenant or agreement of the issuing entity or breach of any representation or warranty of the issuing entity (that is not cured or eliminated) under the indenture or in connection therewith, other than a default in the performance of a covenant or agreement pursuant to the FDIC Rule Covenant described in this prospectus; or

• an insolvency or a bankruptcy with respect to the issuing entity;

provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or less, under the second bullet point above for a period of 60 days or less or under the third bullet point above for a period of 120 days or less, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence.

In addition, upon an event of default and acceleration of the notes, the indenture trustee may (subject to the terms of the indenture) liquidate or sell the assets of the issuing entity; provided that if such event of default is not caused by a failure to pay interest or principal, then at least one of the following conditions must be met:

•      the proceeds of the sale or liquidation of the issuing entity's assets would be sufficient to repay the noteholders in full;

•      100% of the noteholders consent to such sale or liquidation; or

•      the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and noteholders holding at least 66-2/3% of the aggregate principal amount of notes outstanding consent to such sale or liquidation.

Following the acceleration of the notes, the issuing entity will pay any fees, expenses and indemnification amounts due to the indenture trustee, the owner trustee and the asset representations reviewer before making any payments to noteholders and without limitation on any such amounts.

Following the acceleration of the notes, the issuing entity will pay principal first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, and second, to the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, pro rata, based on the outstanding principal amounts of those classes of notes, until each such class is paid in full.

Following the occurrence of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

Minimum Denominations, Registration, Clearance and Settlement
The notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may, at its option, cause the issuing entity to redeem any outstanding notes by purchasing all remaining receivables when the aggregate principal balance of the receivables declines to 5% or less of the aggregate principal balance of the receivables as of the cutoff date.

We refer you to "Description of the Transfer and Servicing Agreements—Optional Purchase" in this prospectus for more detailed information.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the receivables and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the receivables in excess of available credit enhancement will not result in a writedown of the principal amounts of the notes.  Instead, if losses on the receivables exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

The credit enhancement for the notes will include:

• the reserve account, • overcollateralization, • the yield supplement overcollateralization amount, and • excess interest.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.  See "Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses," "Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes" and "Payments on the Notes" in this prospectus.

Reserve Account.  On each payment date, the issuing entity will use funds in the reserve account to cover shortfalls in payments of the servicing fee, certain capped fees, expenses and indemnification amounts due to the indenture trustee, the owner trustee and the asset representations reviewer, interest due on the notes and the first priority principal distribution amount.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account.  On the closing date, (i) if the aggregate initial principal amount of the notes is $1,000,000,000, the issuing entity will cause to be deposited $2,563,988.83 into the reserve account and (ii) if the aggregate initial principal amount of the notes is $1,250,000,000, the issuing entity will cause to be deposited $3,205,190.67 into the reserve account, which, in each case, is 0.25% of the related initial adjusted pool balance.  On each payment date, after making certain required payments to the servicer and to the holders of the notes, the issuing entity will make a deposit into the reserve account to the extent necessary to maintain the amount on deposit in the reserve account at the specified reserve account balance.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve account in excess of the specified reserve account balance will be released to the certificateholders.

For more detailed information about the reserve account, we refer you to "Credit Enhancement—Reserve Account" in this prospectus.

Overcollateralization.  Overcollateralization represents the amount by which the adjusted pool balance exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess interest on or in respect of the receivables, if any.  It is expected that (i) if the aggregate initial principal amount of the notes is $1,000,000,000, the initial amount of overcollateralization will be $25,595,530.98 and (ii) if the aggregate initial principal amount of the notes is $1,250,000,000, the initial amount of overcollateralization will be $32,076,269.84, which, in each case, is approximately 2.50% of the related initial adjusted pool balance.  Clause sixth in the "Priority of Distributions" above results in the application of all remaining funds, including any excess interest, to maintain overcollateralization at the target overcollateralization amount.

For more detailed information about overcollateralization, we refer you to "Credit Enhancement—Overcollateralization" in this prospectus.

Excess Interest.  More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, annual fees due to the indenture trustee, the owner trustee and the asset representations reviewer, and interest on the notes for each collection period. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Yield Supplement Overcollateralization Amount.  The yield supplement overcollateralization amount is intended to compensate (through overcollateralization) for the low APRs on some of the receivables.  As of the closing date and any payment date, the yield supplement overcollateralization amount is the aggregate amount by which (i) the principal balance, as of the cutoff date or the last day of the related collection period, as applicable, of each receivable (other than liquidated receivables) with an APR less than the "required rate", exceeds (ii) the present value, calculated using a discount rate equal to the required rate, of the sum of the scheduled payments due on each such receivable, assuming each such scheduled payment is made on the last day of each month and each month has 30 days.  As used herein, the term "required rate" means, (i) with respect to any payment date on or prior to the date on which the aggregate principal amount of the Class A-2b Notes is paid in full, 5.30%, and (ii) with respect to any payment date after the date on which the aggregate principal amount of the Class A-2b Notes is paid in full, 4.40%.  As of the closing date, (i) if the aggregate initial principal amount of the notes is $1,000,000,000, this amount will equal $57,530,234.93 and (ii) if the aggregate initial principal amount of the notes is $1,250,000,000, this amount will equal $71,861,249.18, which, in each case, is approximately 5.31% of the related aggregate principal balance of the receivables as of the cutoff date.

For more detailed information about the yield supplement overcollateralization amount, we refer you to "Credit Enhancement—Yield Supplement Overcollateralization Amount" in this prospectus.

Advances
The servicer will be obligated to advance amounts to the issuing entity for shortfalls in scheduled payments of interest on the receivables received from obligors, except to the extent that such shortfall results from application of the Servicemembers Civil Relief Act or the servicer has determined that such advance would constitute a non-recoverable advance.  To the extent the servicer determines that any such advance has become non-recoverable, the servicer will be reimbursed for such non-recoverable amount on the related payment date at the same level of payment priority as the servicing fee due on such payment date and prior to all other distributions to be made on such payment date.  The servicer also will be entitled to reimbursement of advances made with respect to a receivable from any payments subsequently received on such receivable.

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the outstanding aggregate principal balance of the receivables as of the first day of such collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the outstanding aggregate principal balance of the receivables as of the cutoff date and (b) the product of 1/12 and 1.00% of the outstanding aggregate principal balance of the receivables as of July 1, 2016.  In addition, as additional servicing compensation, the servicer will be entitled to retain any late fees, prepayment charges, deferment fees and any other administrative fees or similar charges received with respect to any receivable.  The servicing fee and the reimbursement of non-recoverable advances will be payable on each payment date from available amounts prior to any other distributions.  For more detailed information about additional servicing compensation, we refer you to "Description of the Transfer and Servicing Agreements—Servicing Compensation" in this prospectus.

Trustee Fees and Expenses
Each trustee will be entitled to a fee in connection with the performance of its respective duties under the applicable transaction documents.  The issuing entity will pay (i) the indenture trustee an annual fee equal to $2,700, and (ii) the owner trustee an annual fee equal to $2,500.

Each trustee will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its respective duties under the applicable transaction documents.

Asset Representations Reviewer Fees and Expenses
The asset representations reviewer will be entitled to a fee in connection with the performance of its duties under the asset representations review agreement.  The issuing entity will pay the asset representations reviewer an annual fee equal to $7,500 and, in the event an asset representations review occurs, the asset representations reviewer will be entitled to a fee of $200 for each receivable reviewed by it, as described under "Asset Representations Reviewer" in this prospectus.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement.

CUSIP Numbers	Class A-1 Notes: 05582Q AA5 Class A-2a Notes: 05582Q AB3 Class A-2b Notes: 05582Q AC1 Class A-3 Notes: 05582Q AD9 Class A-4 Notes: 05582Q AE7

FDIC Rule
The transaction contemplated by this prospectus is intended to comply with the Federal Deposit Insurance Corporation's rule, which we refer to as the "FDIC rule", on treatment of financial assets transferred in connection with a securitization or participation, and to come within the safe harbor for securitization transactions that are not treated as sales for accounting purposes.  Although we intend the transaction to comply in all material respects with this FDIC rule, the application of the rule to the transaction is subject to several ambiguities and untested interpretive issues, particularly in the case of a transaction with multiple originators, and there can be no guarantee that the Federal Deposit Insurance Corporation will agree that the transaction satisfies all of the requirements to qualify for such safe harbor despite our intention to comply.

One of the requirements of the FDIC rule is that the "sponsor" must retain an economic interest in not less than five percent of the credit risk of the securitized assets.  BMW FS and BMW Bank intend to take the position that solely for purposes of the FDIC rule, BMW Bank (and not BMW FS) is the "sponsor" under the FDIC rule and will satisfy this requirement by holding a representative sample of receivables similar to the receivables sold by it to the depositor having an aggregate principal balance equal to not less than five percent of the aggregate principal balance of the receivables sold by it to the depositor on the closing date (and not all of the receivables held by the issuing entity).  Those receivables held by BMW Bank will not provide credit enhancement for the notes, but their retention will provide BMW Bank with similar exposure as the issuing entity to the underwriting standards that were used by BMW Bank to originate the receivables sold by it to the depositor.

BMW FS believes that, in the event of a repudiation by the Federal Deposit Insurance Corporation of the bank receivables purchase agreement, the damages calculation under the FDIC rule should be at least equal to a pro rata principal amount of the notes based on the relative principal balance of the receivables that had been sold by BMW Bank to all of the receivables held by the issuing entity at the date of repudiation, plus accrued interest on such principal amount at the applicable interest rate on the notes accrued to the date of repudiation.  However, this interpretive position is untested and there appears to be no authority for interpreting the application of the FDIC rule where the institution is not the only seller of receivables in a securitization.  If the Federal Deposit Insurance Corporation were successful in asserting that this transaction does not comply with the FDIC rule, whether because it takes the position that BMW Bank should not be treated as the sponsor for purposes of the FDIC rule, or because it takes a different position as to the amount of receivables held by BMW Bank as a representative sample or for any other reason, you could suffer a loss on your investment.  In addition, if the Federal Deposit Insurance Corporation takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment.  Additionally, if the Federal Deposit Insurance Corporation were to release interpretative guidance contrary to the positions taken by BMW FS and BMW Bank subsequent to the closing date, you could suffer a loss if the market or a rating agency then rating the notes believes the interpretive guidance negatively affects the notes.

For more information, see "Risk Factors—FDIC receivership or conservatorship of BMW Bank could result in delays in payments or losses on your notes," "Description of the Transfer and Servicing Agreements—FDIC Rule Covenant" and "Certain Legal Aspects of the Receivables—FDIC Rule" in this prospectus.

Tax Status
Special tax counsel to the depositor is of the opinion, subject to the assumptions set forth in this prospectus, that although there is no authority with respect to a transaction closely comparable to that contemplated herein:

•      notes sold on the closing date to parties unrelated to the holders of the certificates will constitute indebtedness for U.S. federal income tax purposes, and

•     the issuing entity will not constitute an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness.

You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to "Material Income Tax Consequences" in this prospectus.

ERISA Considerations
The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under "ERISA Considerations" in this prospectus.

We refer you to "ERISA Considerations" in this prospectus.  If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds
The Class A-1 Notes have been structured to be "eligible securities" as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund's investment policies, ratings requirements and objectives.

Ratings	It is a condition to the issuance of the notes that they receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

None of the sponsor, the depositor, the servicer, the administrator, the sellers, the originators, the indenture trustee, the owner trustee, the asset representations reviewer or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Certain Investment Company Act Considerations
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on an exemption from the definition of the term "investment company" contained in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Risk Factors
You should consider the following risk factors in deciding whether to purchase the notes:
Because the issuing entity has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve account.  The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the originators, the sellers, the servicer, any trustee, the asset representations reviewer or any of their affiliates.  You must rely solely on payments on the receivables and amounts on deposit in the reserve account for payments on the notes.  Although funds in the reserve account will be available to cover shortfalls in payments of interest and certain principal payments on each payment date, the amounts deposited in the reserve account will be limited.  If the entire reserve account has been used, the issuing entity will depend solely on current collections on the receivables to make payments on the notes.  Any excess amounts released from the reserve account to the certificateholders will no longer be available to noteholders on any later payment date.  We refer you to "Credit Enhancement—Reserve Account" in this prospectus.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.
Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes if the assets of the issuing entity are liquidated, which may result in losses.  Following the occurrence of an event of default, the indenture trustee may (and, at the direction of the holders of at least a majority of the aggregate principal amount of the notes outstanding, shall) declare the entire amount of the notes to be due immediately.  If this happens, the indenture trustee may (subject to the terms of the indenture) sell or may be directed by holders of 100% or, in some cases, 66 2/3% of the aggregate principal amount of the notes outstanding to sell the assets of the issuing entity and prepay the notes.  In the event the indenture trustee sells the assets of the issuing entity under adverse market conditions, proceeds from such sale may not be sufficient to repay all of the notes and you may suffer a loss.

You may have difficulty selling your notes or obtaining your desired sales price.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser. The underwriters may or may not make a secondary market for the notes. If they do, they will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Events in the global financial markets, including the failure, acquisition or government seizure of major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused in the past and may cause in the future a significant reduction in liquidity in the secondary market for some forms of asset-backed securities.  Any period of illiquidity may continue, or even worsen, and may adversely affect the market value of your notes and your ability to locate a willing purchaser.  In these circumstances, the market value of the notes is likely to fluctuate.  Such fluctuations may be significant and could result in significant losses to you.

Furthermore, the issuance and terms of the notes will not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and Council of June 26, 2013, known as the Capital Requirements Regulation.  Moreover, Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No. 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in the Capital Requirements Regulation and apply, respectively, to European Economic Area regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and European Economic Area regulated insurance/reinsurance undertakings.  Lack of compliance with applicable European Union risk retention requirements may preclude certain investors from purchasing the notes.  Accordingly, you may not be able to sell your notes when you want to do so, or you may be unable to obtain the price that you wish to receive for your notes.  As a result, you may suffer a loss on your investment.  For additional information, you should refer to "Notice to Investors—Capital Requirements Regulation" in this prospectus.

The notes are subject to risk because payments on the notes are subordinated to certain fees and other payments.
The notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee, payment of non-recoverable servicer advances and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts.

This subordination could result in reduced or delayed payments of principal and interest on the notes.

Payment priorities increase risk of loss or delay in payment to certain notes.
Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because principal of each class of notes generally will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses during periods after other classes have received most or all amounts payable on their notes, and after which credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of notes will be more sensitive to losses on the receivables and the timing of those losses.  If the actual rate and amount of losses exceeds historical levels, and if any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.
The geographic concentration of the receivables and performance of the receivables may increase the risk of loss on your investment.
Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables.  If there is a concentration of vehicle registrations in particular states, any adverse economic conditions in those states may affect the prepayment, delinquency, credit loss or repossession experience on the receivables.  In addition, adverse economic conditions as a result of a recession, including any decline in home values, may affect payments on the receivables from obligors residing in the affected states.

As of the cutoff date, the servicer's records indicate that the aggregate principal balance of the receivables in the related pool, if the aggregate initial principal amount of the notes is $1,000,000,000, was concentrated in the following states (based on the garaging addresses of the related obligors):

State	Percentage of Aggregate Principal Balance as of the Cutoff Date
California	24.13%
Texas	8.55%
Florida	7.08%
Illinois	5.11%

As of the cutoff date, the servicer's records indicate that the aggregate principal balance of the receivables in the related pool, if the aggregate initial principal amount of the notes is $1,250,000,000, was concentrated in the following states (based on the garaging addresses of the related obligors):

State	Percentage of Aggregate Principal Balance as of the Cutoff Date
California	23.98%
Texas	8.52%
Florida	7.10%
Illinois	5.10%

In either case, no other state, based on the garaging addresses of the related obligors, accounted for more than 5.00% of the aggregate principal balance of the receivables in the related pool as of the cutoff date.

For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables" in this prospectus.

Certain obligors' ability to make timely payments on the receivables may be adversely affected by extreme weather conditions or other natural disasters.
Extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors' ability to make timely payments could be adversely affected which could, in turn, adversely affect the issuing entity's ability to make payments on the notes.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended, and similar laws of many states may provide relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables.  Current U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty.

The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the Servicemembers Civil Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor's active duty.  Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not specifically covered by any form of credit enhancement on the notes. In the event that there are not sufficient available amounts to off-set interest shortfalls on the receivables due to the application of the Servicemembers Civil Relief Act or similar legislation or regulations, a shortfall will occur in the noteholders' interest payments. Such shortfalls will be required to be paid in subsequent periods, to the extent of available amounts, before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment sale contracts, including the receivables.

The Servicemembers Civil Relief Act also provides, generally, that the servicer may not terminate a receivable for breach of the contract, including nonpayment.  The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a defaulted receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

The servicer is not required to advance any shortfall due to the application of the Servicemembers Civil Relief Act.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

The timing of principal payments is uncertain, and prepayments or repurchases of receivables, and the servicer's optional purchase of the receivables, may cause prepayments on the notes, resulting in reinvestment risk to you.

The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the receivables, which cannot be predicted with certainty.  Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted receivables.  Additionally, the servicer may be required to make payments relating to the receivables under some circumstances, and will have the right to purchase all assets of the issuing entity pursuant to an optional redemption of the notes.  Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the receivables.

Prepayments on the receivables will shorten the lives of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the obligors under the receivables.  For example, obligors may:

• make early payments, since receivables will generally be prepayable at any time without penalty.
• default, resulting in the repossession and sale of the financed vehicle,
• damage the vehicle or become unable to make payments due to death or disability, resulting in payments to the servicer under any existing physical damage, credit life or other insurance, or
• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer defect.

Some prepayments may be caused by the sellers or the servicer.  For example, the sellers will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables.  If a seller breaches a representation or warranty with respect to a receivable, or the servicer breaches certain of its covenants with respect to the servicing of the receivables, and the breach is material and cannot be remedied, the applicable seller or the servicer, respectively, may be required to purchase the affected receivables from the issuing entity.  This will result in the prepayment of the purchased receivables.

In addition, the servicer has the option to purchase the receivables from the issuing entity when the total outstanding principal balance of the receivables is 5% or less of the total outstanding principal balance of the receivables as of the cutoff date.  BMW Bank will also have the option to repurchase from the depositor, from time to time, any of the receivables sold by it to the depositor under the bank receivables purchase agreement; provided, that the aggregate outstanding principal balance of all such receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the receivables sold to the depositor under the bank receivables purchase agreement, in each case measured as of the cutoff date.  If exercised, these optional purchase rights could reduce the average lives of the notes.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related financed vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above.  For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear any reinvestment risks resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale.
A credit rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms and will be based primarily upon the value of the receivables and the reserve account.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or "NRSRO," to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.  However, under the Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings assigned to the notes by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, asset representations reviewer or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fee charged by each hired rating agency for its rating services.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Economic developments may adversely affect the performance and market value of your notes.
The United States has experienced and may in the future experience a severe economic downturn that may adversely affect the performance of the receivables.  High unemployment, low home values and lack of available credit may lead to increased delinquency and default rates by obligors.  These and other factors, including high energy prices, may also lead to decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables, which may weaken collateral coverage and increase the amount of a loss in the event of obligor defaults.  Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.  In the event of a severe economic downturn, particularly one that worsens or continues for an extended period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

See "Delinquencies, Repossessions and Loss Information" and "Static Pools" in this prospectus for delinquency and loss information regarding automobile retail installment sale contracts that were included in recent securitizations sponsored by BMW FS.

Events in the global financial markets, including downgrades of sovereign debt, devaluation of currencies by foreign governments and slowing economic growth have caused or may cause a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of the notes and limit the ability of an investor to sell its notes.

On June 23, 2016, the United Kingdom voted in a referendum to discontinue its membership in the European Union.  The exit of the United Kingdom or any other country out of the European Union or the abandonment by any country of the euro may have a destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole.

No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments and/or losses on the receivables or the market value of your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd Frank Act", became law.  Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•     created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be "covered financial companies" and also for the liquidation of certain of their respective subsidiaries, defined as "covered subsidiaries", in each case, if certain conditions are met as set forth in the under "Certain Legal Aspects of the Receivables—Dodd Frank Orderly Liquidation Framework";

•      created a new framework for the regulation of over-the-counter derivatives activities;

•      strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission; and

•     created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes BMW Bank and may include BMW FS.  The Consumer Financial Protection Bureau has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on BMW FS' and BMW Bank's ability to expand product and service offerings due to stricter consumer protection laws and regulations. For additional information, you should refer to "Certain Legal Aspects of the Receivables—Consumer Protection Laws."

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the Securities and Exchange Commission to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the Securities and Exchange Commission or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to, financial institutions such as BMW Bank and finance companies such as BMW FS.  Many provisions of the Dodd-Frank Act have been or will be implemented through rulemaking by the appropriate federal regulatory agencies.  As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time.  In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of BMW FS, BMW Bank, the servicer, the sponsor, the originators, the depositor, the issuing entity or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of "covered financial companies" or their "covered subsidiaries" would not apply to BMW FS or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights.  Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Risks associated with unknown aggregate initial principal amount of the notes.
Whether the issuing entity will issue notes with an aggregate initial principal amount of $1,000,000,000 or $1,250,000,000 is not expected to be known until the day of pricing. BMW FS will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than larger classes.  In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swap or cap agreements and you may suffer losses on your notes if interest rates rise.
The receivables will provide for level monthly payments, while the Class A-2b Notes will bear interest at a floating rate based on a spread over one-month LIBOR. The issuing entity will not enter into any interest rate swap or cap agreements in connection with the issuance of the notes, even if it issues the Class A-2b Notes as floating rate notes.

If the floating rate payable by the issuing entity in respect of the Class A-2b Notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the Class A-2b Notes out of its generally available amounts—not solely from funds that are dedicated to the Class A-2b Notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the Class A-2b Notes.

Risks associated with the unknown allocation of the Class A-2a Notes and the Class A-2b Notes.
The allocation of the initial principal amount between the Class A-2a Notes and the Class A-2b Notes may not be known until the time of pricing, and one of the two classes may not be issued or may have a very small initial principal amount.  Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the allocated initial principal amount of the Class A-2b Notes is increased (relative to the Class A-2a Notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have greater exposure to increases in the floating rate payable on the Class A-2b Notes.

Because the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes is fixed as set forth on the cover of this prospectus, the division of the aggregate initial principal amount between the Class A-2a Notes and the Class A-2b Notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

Negative one-month LIBOR rates would reduce the rate of interest on the Class A-2b Notes.
The interest rate to be borne by the Class A-2b Notes is based on a spread over one-month LIBOR.  As a result, changes in one-month LIBOR will affect the rate at which the Class A-2b Notes accrue interest and the level of interest payments on the Class A-2b Notes. To the extent that one-month LIBOR decreases below 0.00% for any interest accrual period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which one-month LIBOR is negative, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%.  A negative one-month LIBOR rate could result in the interest applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

The outcome of LIBOR manipulation claims may have an adverse impact on the notes.
The interest rate to be borne by the Class A-2b Notes is based on a spread over one-month LIBOR. The London Interbank Offered Rate, or "LIBOR", serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

On September 28, 2012, Britain's Financial Services Authority recommended that the British Bankers' Association be removed from its rate-setting responsibility and proposed additional reforms in connection with the determination of LIBOR.  In July 2013, a subsidiary of the parent company of the New York Stock Exchange was appointed to take over the administration of LIBOR in 2014. Following the acquisition of the parent company of the New York Stock Exchange, the appointment of the subsidiary, renamed ICE Benchmark Administration Limited, became effective and such entity assumed the administration of LIBOR. No assurance can be provided as to what effect this appointment and change in administration will have on setting the applicable rates of LIBOR or what other changes may occur in the future with respect to the administration of LIBOR.  In addition, various individual and class actions have been filed in U.S. federal and state courts in recent years in which plaintiffs make allegations that in various periods, starting in 2000 or later, certain banks either individually or collectively manipulated the U.S. dollar LIBOR index and other benchmark rates, or otherwise committed fraud or violated antitrust and other laws.  Certain of these actions are ongoing.  No assurance can be provided as to which entity or entities will assume responsibility for setting the applicable rates in the future.  In addition, no assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR's prominence as a benchmark interest rate will be preserved.  No prediction can be made as to future levels of the one-month LIBOR index or as to the timing of any changes thereto, each of which will directly affect the yield of the Class A-2b Notes.

You may suffer losses due to receivables with low APRs.
The receivables include receivables that have APRs that are less than the interest rates on your notes.  Interest paid on the higher APR receivables compensates for the lower APR receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created.  Excessive prepayments on the higher APR receivables may adversely impact your notes by reducing the interest payments available.

The yield supplement overcollateralization amount takes into account the mix of receivables by APR but there is no assurance that the yield supplement overcollateralization amount will be sufficient to pay all notes in full.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity's interest, which may result in delayed or reduced payments on your notes.
Another person could acquire an interest in a receivable that is superior to the issuing entity's interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity.  The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity's interest in the receivables.  However, the servicer, as custodian, will continue to hold (or, with respect to any receivables that are electronic chattel paper, maintain control of) the receivables.  If another party purchases (including the taking of a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession or control of those receivables without knowledge that its purchase violates the rights of the issuing entity because of the failure to segregate or mark those receivables or, in the case of receivables evidenced by an electronic contract, the failure to maintain control of those receivables, the new purchaser, or secured party, will acquire an interest in those receivables superior to the interest of the issuing entity.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity's interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title.  While each seller will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interest in the financed vehicles, the servicer will continue to hold the certificates of title as custodian of title or ownership for the vehicles.  However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party.  Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the issuing entity may not have a perfected security interest in the financed vehicles in every state.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity's ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors.  Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.  We refer you to "Certain Legal Aspects of the Receivables—Security Interests in Financed Vehicles" in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Many federal and state consumer protection laws regulate consumer contracts, including the receivables.  If any of the receivables does not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  If that happens, payments on the notes could be delayed or reduced.  Each of BMW FS and BMW Bank will make certain representations and warranties relating to the receivables.  If BMW FS or BMW Bank breaches these representations or warranties, which breach materially and adversely affects the interests of the issuing entity, the indenture trustee, the owner trustee, the certificateholders or the noteholders in such receivable and such breach has not been timely cured, then the issuing entity's sole remedy (other than the remedies available to the issuing entity as described under "Description of the Notes—Dispute Resolution for Repurchase Request") will be to require such entity to repurchase the affected receivables.  Any failure by BMW FS or BMW Bank to repurchase the affected receivables could result in delays or reductions in payments on your notes. We refer you to "Certain Legal Aspects of the Receivables—Consumer Protection Laws" in this prospectus.

If the servicer does not maintain control of the receivables evidenced by electronic contracts, the issuing entity may not have a perfected security interest in those receivables.
As described in "The Sponsor, Originator, Seller, Administrator and Servicer —Electronic Contracts and Electronic Contracting" in this prospectus, receivables may be originated electronically by BMW FS and BMW Bank and stored by BMW FS, as servicer, in its electronic vault.  BMW FS' electronic vaulting system recognizes BMW FS as the party having control of the receivables originated electronically by BMW FS and BMW Bank, and BMW FS, as servicer, will maintain control of those receivables on behalf of BMW FS, BMW Bank and their respective assigns.  BMW FS' electronic vaulting system is designed to enable each of BMW FS and BMW Bank to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code's requirements for "control" of electronic chattel paper.  For a description of these requirements, see "Description of the Transfer and Servicing Agreements—Maintenance and Safekeeping of the Receivables" in this prospectus.

BMW FS, BMW Bank and the depositor will represent that BMW FS, as servicer, has "control" (within the meaning of the applicable UCC) in each receivable that is evidenced by electronic contracts.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to BMW FS' or BMW Bank's interest (and accordingly the issuing entity's interest).  This could occur if BMW FS ceases to have "control" over an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates BMW FS', BMW Bank's or their respective assigns' rights, as applicable, in the electronic contract) and obtains "control" over the electronic contract.   BMW FS also

could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in its electronic vaulting system, a person other than BMW FS were able to modify or duplicate the authoritative copy of the contract.

Although each of BMW FS and BMW Bank will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the receivables that BMW FS or BMW Bank acquired from the originating dealer were not perfected by control, the priority of the issuing entity's security interest in the receivables could be affected. The issuing entity's interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third party software employed by BMW FS in its electronic vaulting system will perform as represented to BMW FS and BMW Bank in maintaining the systems and controls required to provide assurance that BMW FS maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by BMW FS to maintain control of the electronic contracts may be insufficient under applicable law to give BMW FS and BMW Bank (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, BMW FS or BMW Bank (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect BMW FS' ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The bankruptcy of BMW FS (servicer) or BMW FS Securities (depositor) could result in losses or delays in payments on your notes.
Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the receivables are owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of the receivables from the depositor to the issuing entity was not a "true sale" or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•     the "automatic stay", which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•      tax or government liens on the servicer's or the depositor's property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•      the issuing entity or the indenture trustee not having a perfected security interest in the receivables or any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with BMW FS for bankruptcy purposes or conclude that the transfer of the receivables was not a "true sale."

We refer you to "Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency" in this prospectus.

FDIC receivership or conservatorship of BMW Bank could result in delays in payments or losses on your notes.
BMW Bank is a Utah corporation and its deposits are insured by the Federal Deposit Insurance Corporation, or the FDIC.  If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of BMW Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under "Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency" in this prospectus.

We will structure the transfer of receivables under the bank receivables purchase agreement between BMW Bank and the depositor with the intent that it will be characterized as a legal true sale and not as a grant of a security interest to secure a debt.  While the FDIC might challenge this transfer because the receivables remain on the balance sheet of BMW Bank, if the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation powers, but to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.

However, if the FDIC were to assert that the transfer of receivables under the bank receivables purchase agreement was not a legal true sale, then the depositor would be treated as having made a loan to BMW Bank, secured by the transferred receivables.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying an amount limited to "actual direct compensatory damages" as discussed under "Certain Legal Aspects of the Receivables— Certain Matters Relating to Insolvency" in this prospectus.

If the FDIC were appointed as conservator or receiver for BMW Bank, the FDIC could:

•     require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•      request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or

•     invoke the automatic stay to prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced. See "Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency" in this prospectus.

To limit the adverse consequences of the FDIC's potential use of these powers, BMW Bank and the depositor will structure each securitization in which BMW Bank sells receivables to the depositor under the bank receivables purchase agreement with the intention of taking advantage of a special regulatory safe harbor that the FDIC has created, entitled "Treatment of financial assets transferred in connection with a securitization or participation."  This FDIC regulatory safe harbor contains separate safe harbors for transfers in securitization transactions based on whether the transfers do or do not qualify for sale accounting treatment.  See "Certain Legal Aspects of the Receivables—FDIC Rule" in this prospectus.  The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions.  Although we intend to structure these transactions to comply in all material respects with the FDIC rule, the application of the FDIC rule to a transaction may be the subject of ambiguities and untested interpretive issues, particularly in the case of a transaction with multiple originators, and there can be no guarantee that the FDIC will agree that the applicable transaction satisfies all of the requirements to qualify for such safe harbor despite our intention to comply.

One of the requirements of the FDIC rule is that the "sponsor" must retain an economic interest in not less than five percent of the credit risk of the securitized assets.  BMW FS and BMW Bank intend to take the position that solely for purposes of the FDIC rule, BMW Bank (and not BMW FS) is the "sponsor" and may satisfy this requirement by holding a representative sample of receivables similar to the receivables sold by it to the depositor having an aggregate principal balance equal to not less than five percent of the aggregate principal balance of the receivables sold by it to the depositor on the closing date (which may be fewer than all of the receivables held by the issuing entity).  This requirement may be satisfied by retaining the interest required by the credit risk retention rules adopted under the Dodd-Frank Act).

BMW FS believes that, in the event of a repudiation by the FDIC of the related purchase agreement, the damages calculation under the FDIC rule should be at least equal to a pro rata principal amount of the notes based on the relative principal balance of the receivables that had been sold by BMW Bank to all of the receivables held by the issuing entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the notes accrued to the date of repudiation.  However, this interpretive position is untested and there appears to be no authority for interpreting the application of the FDIC rule where the institution is not the only seller of receivables in a securitization.  If the FDIC were successful in asserting that the related transaction does not comply with the FDIC rule, whether because it takes the position that BMW Bank should not be treated as the sponsor for purposes of the FDIC rule, or because it takes a different position as to the amount of receivables held by BMW Bank as a representative sample or for any other reason, you could suffer a loss on your investment.  In addition, if the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment.  Additionally, if the FDIC were to release interpretative guidance contrary to the positions taken by BMW FS and BMW Bank subsequent to the closing date, you could suffer a loss if the market or a rating agency rating the notes believes the interpretive guidance negatively affects the notes.

For a description of the FDIC rule's requirements and effects, including the uncertainty regarding its application and interpretation, see "Certain Legal Aspects of the Receivables—FDIC Rule" in this prospectus.

If the FDIC were to successfully assert that the applicable transaction does not comply with the FDIC rule and that the transfer of receivables under the related purchase agreement was not a legal true sale, then the FDIC could repudiate the loan deemed by the FDIC to have been made by the depositor to BMW Bank in the manner described above and discussed under "Certain Legal Aspects of the Receivables—Certain Matters Relating to Insolvency" in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes.
If a servicer default occurs, the indenture trustee (acting at the direction of at least 50% of the noteholders) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•     the cost of the transfer of servicing to the successor; the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•     the servicing fees charged by the successor.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer.
Because the servicer is paid a servicing fee based on a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the liquidation of the receivables may not be sufficient to pay your notes in full.
If so directed by the holders of 100% of the aggregate principal amount of the notes outstanding following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the receivables owned by the issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the outstanding notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated where the aggregate principal amount of the notes exceeds the aggregate principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to noteholders will be limited to amounts available for those purposes in the collection account (and the reserve account). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for your notes.  We refer you to "Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.

Commingling by the servicer may result in delays and reductions in payments on your notes.
So long as BMW FS is the servicer, no servicer default has occurred and is continuing and BMW US Capital, LLC meets certain criteria established by the rating agencies that are rating the notes, the servicer will not have to deposit collections into the collection account until the business day preceding the related payment date. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account before each payment date and may make a single deposit to the collection account on such date if the conditions specified in this prospectus are satisfied.  The servicer will pay no fee to the issuing entity or the noteholders for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer's failure to deposit such collections and proceeds in the collection account may result in delays and reductions in payments on the notes and investors may suffer a loss.  We refer you to "Description of the Transfer and Servicing Agreements—Collections" in this prospectus.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption "Description of the Notes—Book-Entry

Registration." Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder."  As a result, except for certain rights to request an asset representations review, make a receivables repurchase request, participate in certain dispute resolution matters and communicate with other investors, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

Failure of obligor to maintain physical damage insurance could result in a loss.
Each receivable requires the obligor to obtain physical damage insurance covering loss or damage to the financed vehicle.  Dealers are required to provide BMW FS or BMW Bank with written evidence that physical damage and liability insurance covers the receivable at least in the amount required by the receivable at the time the contract is acquired by BMW FS or BMW Bank. However, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance for the entire term during which the related receivable is outstanding. BMW FS does not "force place" insurance, and does not monitor the maintenance of required obligor insurance.  In the event that this insurance coverage is exhausted and no third-party reimbursement for that damage is available, investors in the notes could incur a loss on their investment.

We refer you to "BMW FS' and BMW Bank's Financing Programs—Physical Damage and Liability Insurance" in this prospectus.
You may experience reduced returns and delays on your notes resulting from a vehicle recall.
Applicable laws and governmental standards require manufacturers to take actions, from time to time, to remedy defects related to vehicle safety through safety recall campaigns, and BMW FS may be obligated to recall certain financed vehicles if it determines that the vehicles do not comply with a safety standard.  Defects in products can also lead to customer dissatisfaction and safety issues if such defects led to product failures or unsafe driving conditions.

For example, several BMW models are equipped with airbags which contain ammonium nitrate as propellant. BMW is currently involved in litigation with regard to some of these airbags, including class actions and product liability lawsuits in the United States. None of the receivables in the pools described in this prospectus were recalled because of general safety concerns related to this propellant.

Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your notes.

Defined Terms
You can find a listing of the pages where the principal terms are defined under "Index of Principal Terms" beginning on page 154 of this prospectus.
The Issuing Entity
The issuing entity, BMW Vehicle Owner Trust 2016-A (the "Issuing Entity"), is a Delaware statutory trust.  The Issuing Entity will be governed by an amended and restated trust agreement (the "Trust Agreement") to be dated as of the date of issuance of the Notes (the "Closing Date") between BMW FS Securities LLC, as depositor (the "Depositor"), and Wilmington Trust, National Association, as owner trustee (the "Owner Trustee").  The Issuing Entity will not engage in any activity other than:
•	acquiring, holding and managing a pool of motor vehicle retail installment sale contracts ("Receivables") for BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and, if applicable, Rolls-Royce passenger cars originated by BMW Financial Services NA, LLC ("BMW FS") and BMW Bank of North America ("BMW Bank") and the other assets of the Issuing Entity and proceeds from those assets;
•	issuing the classes of asset-backed notes described in this prospectus (the "Notes") and one class of asset-backed certificates (the "Certificates");
•	making payments on the Notes and the Certificates; and
•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.
The Issuing Entity may not issue securities other than the Notes and Certificates.  Except for the Notes, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.
Whether the Issuing Entity will issue Notes with an aggregate initial principal amount of $1,000,000,000 or $1,250,000,000 is not expected to be known until the day of pricing. BMW FS will make the determination regarding the aggregate initial principal amount of the Notes based on, among other considerations, market conditions at the time of pricing.  In addition, the allocation of the initial principal amount between the Class A-2a Notes and the Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.  The Depositor expects that, if the aggregate initial principal amount of the Notes is $1,000,000,000, the initial principal amount of the Class A-2b Notes will not exceed $180,000,000 and, if the aggregate initial principal amount of the Notes is $1,250,000,000, the initial principal amount of the Class A-2b Notes will not exceed $225,000,000.
Any amendment to the Trust Agreement to amend, supplement or modify the permitted activities of the Issuing Entity, or otherwise make any modification that would materially and adversely affect the holders of the Notes ("Noteholders"), would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Notes and holders of Certificates ("Certificateholders") holding at least a majority of the percentage interests of ownership in the Issuing Entity ("Certificate Percentage Interests").
The net proceeds from the sale of the Notes will be used by the Issuing Entity to purchase the Receivables from the Depositor pursuant to the sale and servicing agreement to be dated as of the Closing Date (the "Sale and Servicing Agreement") among the Depositor, BMW FS, as sponsor, servicer, custodian and administrator, the Issuing Entity, and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), and to fund the reserve account maintained by the Indenture Trustee for the benefit of the Noteholders (the "Reserve Account").
BMW FS, the sponsor of this transaction (the "Sponsor") will be appointed to act as the servicer (the "Servicer") of the Receivables.  The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Owner Trust Administration Agreement to be dated as of the Closing Date (the "Administration Agreement") among BMW FS, as administrator (the "Administrator"), the Issuing Entity and the Indenture Trustee, and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements—Servicing Compensation" and "— Administration Agreement" in this prospectus.

BMW passenger car and light truck centers, BMW motorcycle dealers, MINI passenger car dealers and Rolls-Royce motor vehicle dealers ("Centers"), and other motor vehicle dealers ("Dealers"), have entered into contracts with BMW FS and BMW Bank to originate and sell motor vehicle retail installment sale contracts, including the Receivables, to BMW FS and BMW Bank ("Dealer Agreements").  Centers and other Dealers will repurchase from BMW FS and BMW Bank, as applicable, those Receivables that do not meet specified representations and warranties made by them.  These repurchase obligations are referred to in this prospectus as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the Receivables and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a financed vehicle who entered into a Receivable (an "Obligor") or the collectability of those Receivables.  Although the Dealer Agreements will not be assigned to the Issuing Entity, the Sale and Servicing Agreement will require that any recovery by BMW FS or BMW Bank in respect of any Receivable pursuant to any Dealer Recourse be deposited by the Servicer in the collection account maintained by the Indenture Trustee for the benefit of the Noteholders (the "Collection Account") to satisfy BMW FS' or BMW Bank's respective repurchase obligations under the Receivables Purchase Agreement to be dated as of the Closing Date (the "Receivables Purchase Agreement") between the Depositor and BMW FS, as seller, and the Receivables Purchase Agreement to be dated as of the Closing Date (the "Bank Receivables Purchase Agreement") between the Depositor and BMW Bank, as seller.  The Dealer Agreements do not generally provide for recourse against the Centers or other Dealers for unpaid amounts in the event of a default by an Obligor.  As of March 31, 2016, there were approximately 341 BMW passenger car and BMW light truck centers, 150 BMW motorcycle dealers, 126 MINI dealers and 36 Rolls-Royce dealers located throughout the United States.
Each Certificate represents a fractional undivided beneficial ownership interest in the Issuing Entity. The Issuing Entity's property includes the Receivables and monies due or received under the Receivables on or after the date on which the Issuing Entity will be entitled to all amounts received with respect to the Receivables, which is the close of business on May 31, 2016 (the "Cutoff Date").  In addition, the Issuing Entity will own the Reserve Account and the other assets set forth below under "Assets of the Issuing Entity."  The Issuing Entity will own no other property other than these assets.  The Issuing Entity's fiscal year end will occur on the 31st day of December each year.
The Issuing Entity will be located in the State of Delaware, in care of Wilmington Trust, National Association, as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."
For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reports filed under the Exchange Act with respect to the Issuing Entity will be available on the Securities and Exchange Commission's website located at www.sec.gov.
Capitalization of the Issuing Entity
If the aggregate initial principal amount of the Notes is $1,000,000,000, the following table illustrates the expected liabilities of the Issuing Entity as of the Closing Date:

Class A-1 Notes	$262,000,000
Class A-2a Notes(1)	________
Class A-2b Notes(1)	________
Class A-3 Notes	$284,000,000
Class A-4 Notes	$94,000,000
Total	$1,000,000,000
__________________________
(1)	The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder. If the aggregate initial principal amount of the Notes is $1,000,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $360,000,000. If the aggregate initial principal amount of the Notes is $1,000,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $180,000,000.

If the aggregate initial principal amount of the Notes is $1,250,000,000, the following table illustrates the expected liabilities of the Issuing Entity as of the Closing Date:

Class A-1 Notes	$329,000,000
Class A-2a Notes(1)	________
Class A-2b Notes(1)	________
Class A-3 Notes	$356,000,000
Class A-4 Notes	$115,000,000
Total	$1,250,000,000
__________________________
(1)	The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder. If the aggregate initial principal amount of the Notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $450,000,000. If the aggregate initial principal amount of the Notes is $1,250,000,000, the Depositor expects that the initial principal amount of the Class A-2b Notes will not exceed $225,000,000.
The Depositor
The Depositor, BMW FS Securities LLC, is a limited liability company and was formed under the laws of Delaware on February 27, 2001.  The Depositor is a wholly owned, limited purpose subsidiary of BMW FS.  Since its formation in February 2001, BMW FS Securities LLC has been the depositor in each of BMW FS' retail installment sale contract securitization transactions, and has not participated in or been a party to any other financing transactions. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.
The Depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from BMW FS and BMW Bank, causing the issuance of securities similar to the Securities and engaging in related transactions.  The Depositor's limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes.  Other than the obligation to obtain the consent of the Depositor with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interests in the Issuing Entity, the payment of organizational expenses of the Issuing Entity and the appointment of a successor paying agent for the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.
The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of all of its members, including the independent directors of its special member.
The Sponsor, Originator, Seller, Administrator and Servicer
General
BMW Financial Services NA, Inc., the predecessor of BMW FS, was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307‑4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.
The Sponsor is responsible for pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Issuing Entity and the Receivables.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Receivables, as described under "—Servicing Experience" below.

BMW FS is also a seller (in such capacity, a "Seller") and the originator (in such capacity, an "Originator") of the Receivables sold by it to the Depositor under the Receivables Purchase Agreement.
Securitization Experience
In 1993, BMW FS began selling retail installment sale contracts to asset-backed commercial paper conduits. In 1999, BMW FS began sponsoring securitization trusts.  Since 1999, in its capacity as sponsor, BMW FS has sponsored 12 securitization trusts backed by motor vehicle retail installment sale contracts, which have issued approximately $15 billion of securities to date.  None of the securities sponsored by BMW FS in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.  Over the last five years, the number of BMW motor vehicles financed by BMW FS in the United States has increased at an average rate of 4.50% per year.
BMW FS has never defaulted in its payment obligations under its term securitization offerings, and none of the asset-backed securities issued under its term securitizations have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  BMW FS has never failed to pay principal in full at maturity on any of its securities issued in a term securitization.  BMW FS only securitizes receivables that it or BMW Bank has originated and it selects such receivables based on specified selection criteria.
In addition to securitizing motor vehicle retail installment sale contracts similar to the Receivables, since 2000, BMW FS has sponsored 17 securitization trusts backed by motor vehicle leases, which have issued approximately $19 billion of securities to date, and other securitization entities backed by pools of wholesale "floorplan" loans to automobile retailers, which entities have issued approximately $4 billion in securities to date.  BMW FS has also indirectly sold pools of leases to commercial paper conduits.  None of the securities sponsored by BMW FS or its affiliates in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.
BMW FS expects that asset-backed debt offerings will continue to be a material funding source for BMW FS. For additional information regarding BMW FS' overall procedures for originating or acquiring and securitizing assets similar to the Receivables, you should refer to "BMW FS' and BMW Bank's Financing Programs" and "The Receivables" in this prospectus.
Origination
BMW FS and BMW Bank have been engaged in the business of passenger car, light truck (or motor vehicle) and motorcycle leasing and financing since 1993 and 1999, respectively.  Products include operating leases and loans to end user customers and direct inventory and facility financing to authorized retailers.
Each of BMW FS and BMW Bank currently purchases motor vehicle (including motorcycle) retail installment sale contracts directly from Centers and other Dealers throughout the United States.  The Contracts are originated by Centers and other Dealers who regularly sell those contracts to BMW FS, BMW Bank or other finance sources.  BMW FS and BMW Bank purchase contracts in accordance with their respective established underwriting procedures.  In most cases BMW FS purchases contracts from BMW Bank, but may purchase contracts from other originators.  Certain contracts (currently the "lease to loan" program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.
Electronic Contracts and Electronic Contracting
Each of BMW FS and BMW Bank uses programs they developed to allow them to complete the entire contracting process with respect to certain receivables electronically.  Centers and other Dealers originate electronic retail installment sale contracts and then transfer these electronic contracts to BMW FS and BMW Bank.  Electronic contracts created by the programs are electronically signed by the related obligors and are stored in an electronic vault maintained by BMW FS, as servicer, through which BMW FS will maintain control of the electronic contracts on behalf of each of BMW FS, BMW Bank and their respective assigns.  Neither BMW FS nor BMW Bank maintains physical copies of electronic contracts.

BMW FS' electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry.  The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify BMW FS as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.
Servicing Experience
BMW FS, in its capacity as Servicer, began servicing operations in 1993.  In addition to servicing motor vehicle retail installment sale contracts similar to the Receivables, BMW FS also services the motor vehicle leases and wholesale floorplan loans securitized in the transactions described above.
BMW FS is the servicer for all of the loans and leases that it finances. As the servicer, BMW FS generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.
The tables set forth below under "Delinquencies, Repossessions and Loss Information" show BMW FS' servicing experience for its entire portfolio of motor vehicle retail installment sale contracts, including contracts sold in securitizations, that BMW FS continues to service, as further described under "Delinquencies, Repossessions and Loss Information" in this prospectus.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under "The Sponsor, Administrator and Servicer" and "Description of the Transfer and Servicing Agreements" in this prospectus.
BMW Bank of North America
BMW Bank is also a seller (in that capacity, also a "Seller") and an originator (in that capacity, also an "Originator") of the Receivables sold by it to the Depositor under the Bank Receivables Purchase Agreement.  The national executive headquarters of BMW Bank are located at 2735 East Parleys Way, Suite 301, Salt Lake City, Utah 84109.  Its telephone number is (801) 461-6500.  Its Customer Service Center is located at c/o BMW Financial Services NA, LLC, 5550 Britton Parkway, Hilliard, Ohio 43016.
BMW Bank is an industrial bank organized under the laws of the State of Utah.  BMW Bank has been originating retail installment sale contracts secured by automobiles since 1999.  BMW Bank has been a direct seller of receivables to the Depositor in one securitization transaction sponsored by BMW FS prior to the date of this prospectus.
The Receivables sold by BMW Bank to the Depositor were originated in accordance with underwriting guidelines that are the same, in all material respects, as those of BMW FS, as described in "BMW FS' and BMW Bank's Financing Programs" in this prospectus.
BMW Bank will have the option to repurchase from the Depositor, from time to time, any of the Receivables sold by it to the Depositor under the Bank Receivables Purchase Agreement by remitting to the Issuing Entity the related Warranty Purchase Payment, so long as the aggregate outstanding principal balance of all such Receivables repurchased and to be repurchased does not exceed 2.0% of the aggregate outstanding principal balance of all of the Receivables sold to the Depositor under the Bank Receivables Purchase Agreement, in each case measured as of the Cutoff Date.
Repurchase Requests
The transaction documents for prior pools of motor vehicle retail installment sale contracts securitized by BMW FS and BMW Bank contain covenants requiring the repurchase of a receivable for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the Issuing Entity,

Indenture Trustee, Owner Trustee, Certificateholders or Noteholders in such receivable and such breach has not been timely cured.  During the three-year period ended December 31, 2015, there was no activity to report with respect to any demand to repurchase any receivable underlying a securitization of retail installment sale contracts sponsored by BMW FS or BMW Bank.  BMW FS, as a securitizer, and on behalf of BMW Bank and all of its other related affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G with respect to repurchase requests, on behalf of itself and its affiliated securitizers, with the Securities and Exchange Commission (the "SEC") on February 3, 2016.  BMW FS' CIK number is 0001126525.  Additional information regarding BMW FS in its capacities as sponsor, administrator and servicer may be found under "The Sponsor, Originator, Seller, Administrator and Servicer" and "Description of the Transfer and Servicing Agreements" in this prospectus.  See also "Description of the Notes—Asset Representations Review."
Affiliations and Related Transactions
The Issuing Entity and the Depositor are affiliates of the Sponsor, the Originators, the Sellers, the Servicer and the Administrator.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, the Sponsor, the Originator, the Sellers, the Administrator, the Owner Trustee or the Indenture Trustee. Clayton Fixed Income Services LLC, which will serve as the asset representations reviewer (the "Asset Representations Reviewer"), is not and will not be affiliated with any of the Sponsor, the Depositor, the Originators, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the Sponsor or any underwriter to perform, pre-closing due diligence work on the Receivables.  The Owner Trustee and the Indenture Trustee are not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer or any of their respective affiliates.
The Owner Trustee and the Indenture Trustee
Wilmington Trust, National Association
Wilmington Trust, National Association ("WTNA") (formerly called M&T Bank, National Association) is the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The owner trustee's principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving auto receivables and auto leases.
On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.
WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

U.S. Bank National Association
U.S. Bank National Association ("U.S. Bank"), a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture to be dated as of the Closing Date (the "Indenture"), between the Issuing Entity and the Indenture Trustee (the Indenture Trustee and the Owner Trustee are collectively referred to in this prospectus as the "Trustees").  U.S. Bancorp, with total assets exceeding $429 billion as of March 31, 2016, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 51 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank's corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.
U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2016, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
The Indenture Trustee will make each monthly statement available to Noteholders via the Indenture Trustee's internet website at http://www.usbank.com/abs.  Noteholders with questions may direct them to the Indenture Trustee's bondholder services group at (800) 934-6802.
As of March 31, 2016, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 85 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $36,881,500,000.
Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities ("RMBS") trusts.  The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo.  The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality.  The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.
Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being:  BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.).  Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.
U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.  However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs' claims vigorously.

The Owner Trustee and the Indenture Trustee
The Owner Trustee's or the Indenture Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee or Indenture Trustee set forth in the Trust Agreement, the Sale and Servicing Agreement or the Indenture, as applicable.
Each of the Owner Trustee and the Indenture Trustee will be entitled to reimbursement or payment by the Issuing Entity for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Trust Agreement and the Indenture, respectively, including legal fees and expenses incurred in connection with the enforcement of their rights under such agreements.  Prior to the acceleration of the Notes, the aggregate amount of fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer before payments are made to Noteholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning August 25, 2016 (each, a "Payment Date") will not exceed $250,000 in any calendar year.  A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, New Jersey, New York or Ohio are authorized or obligated by law, executive order or government decree to be closed.  Any such fees, expenses and indemnification amounts due in excess of the annual cap will be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all fees, expenses and indemnification amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders.
The Issuing Entity, under the Indenture, will indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses and fees and expenses incurred in the enforcement of the Issuing Entity's obligations) incurred by it in connection with the administration of the Issuing Entity and the performance of its duties under the Indenture, the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (the "Transfer and Servicing Agreements"). The Indenture Trustee will notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity of its obligations under the Indenture if no prejudice to the Issuing Entity has resulted from such failure.  The Issuing Entity need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.  The Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties thereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of the Indenture or any other such agent, attorney, custodian or nominee appointed with due care by it thereunder.
The Issuing Entity is required under the Transfer and Servicing Agreements to indemnify the Owner Trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under the Transfer and Servicing Agreements.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee's own willful misconduct, gross negligence or bad faith.
For a description of the roles and responsibilities of the Owner Trustee and the Indenture Trustee, see "Description of the Transfer and Servicing Agreements" in this prospectus and, in particular, "Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee and the Indenture Trustee" in this prospectus.
Asset Representations Reviewer
General
Clayton Fixed Income Services LLC ("Clayton"), a Delaware limited liability company, will serve as Asset Representations Reviewer under an asset representations review agreement it will enter into with the Issuing Entity and the Servicer on the Closing Date (the "Asset Representations Review Agreement").  The Asset

Representations Reviewer is not affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their respective affiliates, and has not been, and is not, affiliated with any party that was hired by the Sponsor or any underwriter to perform pre-closing due diligence work on the Receivables.
Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 30 auto loan, lease, dealer floorplan and credit card securitization transactions since 2015.
Clayton is a leading provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton has performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.
Fees and Expenses
The Asset Representations Reviewer will receive as compensation an annual fee equal to $7,500 (the "ARR Service Fee"), which is payable by the Servicer on the Closing Date, and thereafter by the Issuing Entity in August of each year, commencing in August 2017.  In addition, if the Asset Representations Reviewer is engaged to perform a review of Receivables, the Asset Representations Reviewer will be entitled to a fee of $200 for each Receivable reviewed by it (the "ARR Review Fee" and, together with the ARR Service Fee, the "ARR Fee").
The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement. Prior to the acceleration of the Notes, the aggregate amount of costs, expenses and indemnification amounts payable to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on any Payment Date will not exceed $250,000 in any calendar year.  Any such costs, expenses and indemnification amounts due in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all costs, expenses and indemnification amounts due to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders.
Resignation and Removal
The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permissible under applicable law.  If the Asset Representations Reviewer fails to perform in any material respect any covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.
The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing

Entity will be responsible for the payment of such expenses to the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.
Indemnity and Liability
The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement or by reason of reckless disregard of its obligations and duties thereunder.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer's willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties under the Asset Representations Review Agreement or (ii) the Asset Representations Reviewer's breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, successors, assigns, legal representatives, agents, and servants for all fees, expenses, losses, damages and liabilities resulting from the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify any such person from and against expenses arising or resulting from such person's own willful misconduct, bad faith or negligence, or the inaccuracy of any representation or warranty made by such person.  The Asset Representations Reviewer will not be liable for any amount in excess of the fees received by it in accordance with the terms of the Asset Representations Review Agreement.
BMW FS' and BMW Bank's Financing Programs
General
Each of BMW FS and BMW Bank is an Originator, and currently purchases motor vehicle retail installment sale contracts directly from authorized Centers and other Dealers throughout the United States.  The contracts are originated by Centers and other Dealers who regularly sell those contracts to BMW FS, BMW Bank or other finance sources.  Each of BMW FS and BMW Bank purchases contracts in accordance with their respective established underwriting procedures, subject to the terms of the Dealer Agreement with each Center or other Dealer.  In some cases BMW FS may purchase contracts from other originators, such as BMW Bank.  Certain contracts (currently the "lease to loan" program and certain refinancings) are originated directly by BMW FS or BMW Bank rather than acquired from Centers.
Each Dealer Agreement, among other things, obligates the related Center or other Dealer to repurchase any retail installment sale contract that BMW FS or BMW Bank financed for the outstanding principal balance of that contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and not the creditworthiness of the Obligor under the contract.  Generally, the Dealer Agreements do not provide for recourse against the Center in the event of a default by the Obligor.
Each of BMW FS and BMW Bank currently purchases retail installment sale contracts relating to new and used vehicles manufactured by BMW AG as well as a small percentage of non-BMW vehicles.  Each of BMW FS and BMW Bank applies its underwriting standards to their purchases of Contracts whether or not the Contract relates to a vehicle manufactured by BMW AG.  See "— Underwriting" below.  In the case of BMW vehicles, each of BMW FS and BMW Bank in many cases purchases contracts with APRs that are lower than those it would otherwise require, pursuant to incentive finance programs intended to increase new and used BMW vehicle sales.

Set forth below is a description of the current underwriting guidelines and collection policies and practices of BMW FS.  Any receivables to be sold by BMW Bank to the Depositor will have been originated in accordance with underwriting guidelines that are the same, in all material respects, as those of BMW FS.  These underwriting guidelines and collection policies and practices are subject to change from time to time, and each of BMW FS and BMW Bank may, from time to time, impose more stringent underwriting criteria (for example, by adopting a higher credit score cutoff) than those currently provided for by BMW FS' underwriting guidelines.
Underwriting
Motor vehicle retail installment sale contracts are originated or purchased by BMW FS and BMW Bank in accordance with BMW FS' underwriting guidelines, which are intended to assess the applicant's ability to pay the amounts due on the contract and the adequacy of the financed vehicle as collateral.  BMW FS utilizes credit score analysis and approval authority levels as credit controls.
BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS' electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.
BMW FS' electronic decisioning system, which was implemented in 2001, has enhanced BMW FS' ability to review an application and establish the probability that the proposed contract will be paid in accordance with its terms.  The electronic decisioning system has resulted in an increase in the percentage of contracts automatically decisioned since the date of its implementation.
This electronic decision-making system evaluates each application based on certain criteria, including the applicant's credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.
BMW FS' current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010 and re-validated in 2012.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS' contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS or BMW Bank as agreed.
While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW FS will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers for review and may subsequently be approved.
A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards.  Credit buyers have credit authority levels of "3," "4," "5," "6," "7" or "8," depending on their level of seniority.  The credit buyer's review includes an evaluation of the customer demographics income and collateral; review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant's credit score based on BMW FS' custom credit scorecards.
Upon review of the application, the applicant's credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications.  BMW FS' guidelines provide that an applicant's credit score will be highly considered by the credit buyer in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant's debt to income ratio, the applicant's equity in the financed vehicle and other attributes as part of the decision making process.
In commercial transactions, BMW FS requires an individual to guarantee the business' obligations under the contract, otherwise BMW FS may obtain two years of audited financial statements, bank account statements and credit references of the related business entity.
BMW FS and BMW Bank generally do not provide financing to applicants with previous bankruptcies.  However, BMW FS' guidelines do permit such financing under some circumstances, such as if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.
Upon the maturity of a financing, the customer has the option to refinance the financed vehicle through BMW Bank or purchase the financed vehicle from BMW FS.  The same underwriting and credit procedures described above apply to any financing offered to these Obligors.  A portion of the Receivables may be secured by used vehicles that derive from this "lease to loan" program. See "—Certified Pre-Owned Program" below for further description of the "lease to loan" program.
For the period ended May 31, 2016, 69.88% of applications were approved.
Physical Damage and Liability Insurance
Each motor vehicle retail installment sale contract requires the Obligor to obtain physical damage insurance covering loss or damage to the financed vehicle in an amount equal to at least the amount required by the contract at the time the contract is purchased by BMW FS or BMW Bank.  With respect to contracts originated by a Center, the Dealer Agreements include a requirement that the Centers supply information to BMW FS or BMW Bank, as applicable, regarding such physical damage and liability insurance coverage for the related financed vehicle.  Neither BMW FS nor BMW Bank verifies the accuracy of such information or the existence of such physical damage and liability insurance.  The contracts typically require Obligors to obtain and maintain insurance coverage for loss of or physical damage to the financed vehicle in an amount necessary to cover BMW FS' or BMW Bank's, as applicable, interest in the financed vehicle. The Servicer is not required to monitor the maintenance of insurance.  Neither BMW FS nor BMW Bank "force places" insurance.
Certified Pre-Owned Program
If the aggregate initial principal amount of the Notes is $1,000,000,000, 14,009 Receivables, having an aggregate principal balance of approximately $386,689,597.61 (approximately 35.70% of the aggregate principal balance of the Receivables as of the Cutoff Date), are secured by used BMW and MINI vehicles that were sold pursuant to the Certified Pre-Owned BMW Vehicle Program ("CPO").  If the aggregate initial principal amount of the Notes is $1,250,000,000, 17,503 Receivables, having an aggregate principal balance of approximately $482,671,643.63 (approximately 35.65% of the aggregate principal balance of the Receivables as of the Cutoff Date), are secured by used BMW and MINI vehicles that were sold pursuant to CPO.  The purpose of CPO, which was established by BMW of North America, LLC ("BMW NA"), the direct parent of BMW FS, in 1996, is to create customer and Center demand for off-lease used BMW and MINI vehicles and to enhance the value of off-lease BMW and MINI vehicles.  To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA.  For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the original four year/50,000 mile (whichever comes first) new car warranty.  Each CPO vehicle also is covered by the BMW or MINI Roadside Assistance Program, which is identical to that offered on new vehicles.  CPO is actively marketed by BMW NA through its sales force and is advertised using both broadcast and print media.

Servicing
BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the Contract (each, a "Due Date").  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related Obligor failed to make at least 80% of a scheduled payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related Obligor fails to make at least 90% of a scheduled payment by the related Due Date.
BMW FS generally begins collection activities with respect to a delinquent contract through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific Obligors and attempts to contact the delinquent Obligor by telephone, letter or email based on a days-past-due risk combination.  BMW FS uses decision engine technology and scoring to accelerate or decelerate collection activities across days-past-due segments based on a variety of risk factors.  Repossession procedures typically begin when a contract becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.
Prior to June 9, 2014, BMW FS' deferment policy allowed for a total of four deferments over the term of a Contract.  On June 9, 2014, BMW FS modified its deferment policy to allow for one deferment for every 12-month financed period in the term of a Contract, provided that no deferments are permitted for twelve months after the first deferment.
BMW FS' current policy is to generally charge off a contract on the earlier of:
•	the date on which the proceeds of sale of the financed vehicle are applied to the contract balance; and
•	the month in which the contract reaches its 150th day of delinquency.
Any deficiencies remaining after repossession and sale of the related financed vehicle or after full charge-off of the related contract are pursued by BMW FS to the extent practicable and legally permitted. Obligors are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.
Assets of the Issuing Entity
On the Closing Date, the assets of the Issuing Entity will include:
•	the Receivables as of the close of business on the Cutoff Date;
•	all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected after the Cutoff Date with respect to the Receivables;
•	security interests in the financed vehicles securing the Receivables, and any other interest of the Issuing Entity in such financed vehicles;
•	the related Receivable files, and any other property securing a Receivable;
•	all rights to insurance proceeds and liquidation proceeds with respect to the Receivables;
•	certain rights under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement; and
•	funds on deposit from time to time in the Collection Account, Reserve Account and the Note Distribution Account, and the proceeds thereof (excluding investment earnings on such accounts to the extent described herein).

The Issuing Entity will purchase the Receivables from the Depositor on the Closing Date pursuant to the Sale and Servicing Agreement.
The Depositor will purchase the Receivables from the Sellers pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement.  In each such agreement, the applicable Seller makes specific representations and warranties as of the Closing Date with respect to the Receivables sold by it and agrees to repurchase any such Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivable and such breach is not timely cured.  Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, including its right to enforce the Sellers' repurchase obligations, to the Issuing Entity.  We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus for a more detailed description of the representations and warranties to be made by the Sellers and their related repurchase obligations.
The Receivables
General
BMW FS or BMW Bank has purchased or originated the Receivables in the ordinary course of business in accordance with its respective underwriting standards.  BMW FS will purchase Receivables originated by BMW Bank or BMW Bank will sell Receivables directly to the Depositor.  Each of the pools of Receivables described in this prospectus has been randomly selected from those motor vehicle retail installment sale contracts in BMW FS' and BMW Bank's portfolios that meet several criteria.  These criteria include that each Receivable was originated in the United States and the Obligor is not a federal, state or local governmental entity.
Each Receivable provides for the allocation of payments (each, a "Scheduled Payment") according to the simple interest method ("Simple Interest Receivables").  Payments on Simple Interest Receivables, using the simple interest method, will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal.  Accordingly, if an Obligor pays an installment before its Due Date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled.  Conversely, if an Obligor pays an installment after its Due Date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the related maturity date.  No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.
The Receivables generally provide for level monthly payments that fully amortize the amount financed over the related Receivable's original term to maturity.  The Receivables may be prepaid at any time without penalty by the Obligor.
The "principal balance" of a Receivable, as of any date, means the amount advanced under the Receivable toward the purchase price of the related financed vehicle and any related costs of such Receivable, minus an amount equal to, as of the close of business on the last day of the related Collection Period, the sum of:
•	that portion of all amounts actually received on or prior to the close of business on the last day of the related Collection Period allocable to principal using the simple interest method;
•	any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in the first bullet above); and
•	any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in the first bullet above).

Characteristics

The Receivables were selected from each Seller's portfolio of motor vehicle retail installment sale contracts based on several criteria, including the requirement that each Receivable:
•	has an original term of not more than 72 months,
•	has a current principal balance of at least $1,768.12,
•	has an APR ranging from 0.01% to 14.69%,
•	provides for level monthly payments that fully amortize the amount financed over the original term of the related contract,
•	is not more than 29 days past due as of the Cutoff Date,
•	does not have a maturity date later than the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes, and
•	does not have any notation in the Servicer's records indicating the Obligor is the subject of a bankruptcy proceeding.
All of the Receivables were originated by the Sellers or purchased by the Sellers from Centers or other Dealers.  If the aggregate initial principal amount of the Notes is $1,000,000,000, (i) approximately 64.30% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of new vehicles and approximately 35.70% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of used vehicles and (ii) approximately 80.82% and 19.18% of the Receivables by aggregate principal balance as of the Cutoff Date were originated or purchased by BMW FS and BMW Bank, respectively.  If the aggregate initial principal amount of the Notes is $1,250,000,000, (i) approximately 64.35% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of new vehicles and approximately 35.65% of the Receivables by aggregate principal balance as of the Cutoff Date represented financing of used vehicles and (ii) approximately 80.84% and 19.16% of the Receivables by aggregate principal balance as of the Cutoff Date were originated or purchased by BMW FS and BMW Bank, respectively.
As of the Cutoff Date, if the aggregate initial principal amount of the Notes is $1,000,000,000, approximately 53.66%, 24.34%, 3.29%, 18.70% and 0.00% of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars, respectively.  As of the Cutoff Date, if the aggregate initial principal amount of the Notes is $1,250,000,000, approximately 53.59%, 24.44%, 3.23%, 18.73% and 0.00% of the Receivables by aggregate principal balance were BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars, respectively.
As of the Cutoff Date, if the aggregate initial principal amount of the Notes is $1,000,000,000, 9,202 Receivables, having an aggregate principal balance of approximately $283,147,518.83 (representing approximately 26.14% of the aggregate principal balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.  As of the Cutoff Date, if the aggregate initial principal amount of the Notes is $1,250,000,000, 11,427 Receivables, having an aggregate principal balance of approximately $352,817,254.49 (representing approximately 26.06% of the aggregate principal balance of the Receivables as of the Cutoff Date) are evidenced by electronic contracts.
Although they may be different if Receivables prepay in full prior to the Closing Date, the portfolio characteristics of the Receivables as of the Closing Date will not differ in any material respect from the portfolio characteristics of the Receivables in the applicable pool as of the Cutoff Date set forth in the following tables (which were calculated as of the Cutoff Date).  The distribution by APR, geographic location, remaining term to scheduled maturity, original term to scheduled maturity and remaining principal balance, in each case, of each pool of Receivables as of the Cutoff Date are as set forth in the following tables for (i) the pool of Receivables if the aggregate initial principal amount of the Notes is $1,000,000,000 and (ii) the pool of Receivables if the aggregate initial principal amount of the Notes is $1,250,000,000.
Composition of the Pool of Receivables as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)

Aggregate Principal Balance	$1,083,125,765.91
Number of Contracts	39,588
Average Principal Balance Outstanding	$27,359.95
Principal Balance (range)	$1,768.12 to $180,030.09
Average Original Amount Financed	$34,285.34
Original Amount Financed (range)	$3,670.31 to $182,416.73
Weighted Average APR(1)	2.77%
APR (range)	0.01% to 14.69%
Weighted Average Original Term(1)	61.85 months
Original Term (range)	18 months to 72 months
Weighted Average Remaining Term(1)	51.64 months
Remaining Term (range)	3 months to 71 months
Weighted Average FICO Score(1)	763

(1) Weighted by principal balance as of the Cutoff Date.

The FICO Score of an Obligor is calculated as the average of all available FICO Scores at the time of application.  A "FICO Score" is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by each of BMW FS and BMW Bank in its credit scoring system to assess the credit risk associated with each applicant.  See "BMW FS' and BMW Bank's Financing Programs" in this prospectus.  Additionally, FICO Scores are based on independent third party information.  Neither BMW FS nor BMW Bank calculates the FICO scores or has access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS and BMW Bank.  FICO Scores should not be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Pool of Receivables by APR
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)

Range of APRs	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0.01% to 0.50%	50	0.13%	$1,069,384.06	0.10%
0.51% to 1.00%	7,720	19.50%	$184,972,103.45	17.08%
1.01% to 1.50%	23	0.06%	$819,425.14	0.08%
1.51% to 2.00%	11,794	29.79%	$313,673,218.62	28.96%
2.01% to 2.50%	119	0.30%	$3,124,189.67	0.29%
2.51% to 3.00%	8,361	21.12%	$266,751,677.34	24.63%
3.01% to 3.50%	3,205	8.10%	$87,689,707.79	8.10%
3.51% to 4.00%	3,467	8.76%	$105,721,068.28	9.76%
4.01% to 4.50%	634	1.60%	$16,988,092.13	1.57%
4.51% to 5.00%	1,148	2.90%	$23,422,274.35	2.16%
5.01% to 5.50%	510	1.29%	$11,556,709.31	1.07%
5.51% to 6.00%	934	2.36%	$18,830,815.37	1.74%
6.01% to 6.50%	219	0.55%	$5,271,935.67	0.49%
6.51% to 7.00%	298	0.75%	$9,973,887.98	0.92%
7.01% to 7.50%	197	0.50%	$6,046,668.41	0.56%
7.51% to 8.00%	125	0.32%	$3,545,663.53	0.33%
8.01% to 8.50%	65	0.16%	$1,843,839.48	0.17%
8.51% to 9.00%	166	0.42%	$4,994,018.77	0.46%
9.01% to 9.50%	213	0.54%	$7,256,036.79	0.67%
9.51% to 10.00%	59	0.15%	$1,694,659.71	0.16%
10.01% to 10.50%	19	0.05%	$639,470.76	0.06%
10.51% to 11.00%	39	0.10%	$980,561.48	0.09%
11.01% to 11.50%	105	0.27%	$3,722,420.80	0.34%
11.51% to 12.00%	49	0.12%	$1,107,289.32	0.10%
12.01% to 12.50%	15	0.04%	$398,241.03	0.04%
12.51% to 13.00%	37	0.09%	$652,021.41	0.06%
13.01% to 13.50%	14	0.04%	$353,621.63	0.03%
13.51% to 14.00%	1	*	$5,232.52	*
14.01% to 14.50%	1	*	$12,492.38	*
14.51% to 15.00%	1	*	$9,038.73	*
Totals	39,588	100.00%	$1,083,125,765.91	100.00%

(1)      Percentages may not add to 100% because of rounding.
*     Represents a percentage greater than 0.000% but less than 0.005%.

Distribution of the Pool of Receivables by Geographic Location(1)
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)
Geographic Location(2)	Number of Receivables	Percentage of Number of Receivables(3)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(3)
Alabama	566	1.43%	$17,565,617.63	1.62%
Alaska	45	0.11%	$1,086,032.04	0.10%
Arizona	766	1.93%	$20,437,730.15	1.89%
Arkansas	220	0.56%	$5,820,110.14	0.54%
California	9,768	24.67%	$261,342,262.67	24.13%
Colorado	943	2.38%	$25,101,409.21	2.32%
Connecticut	896	2.26%	$22,164,700.76	2.05%
Delaware	164	0.41%	$4,698,021.52	0.43%
Florida	2,684	6.78%	$76,712,325.93	7.08%
Georgia	1,366	3.45%	$40,299,102.33	3.72%
Hawaii	297	0.75%	$8,842,182.56	0.82%
Idaho	67	0.17%	$1,996,978.15	0.18%
Illinois	1,860	4.70%	$55,401,182.55	5.11%
Indiana	344	0.87%	$10,170,112.35	0.94%
Iowa	126	0.32%	$3,419,243.12	0.32%
Kansas	146	0.37%	$3,844,563.90	0.35%
Kentucky	215	0.54%	$5,804,773.80	0.54%
Louisiana	394	1.00%	$12,949,192.71	1.20%
Maine	73	0.18%	$1,408,358.21	0.13%
Maryland	698	1.76%	$20,335,444.62	1.88%
Massachusetts	1,087	2.75%	$27,073,876.48	2.50%
Michigan	680	1.72%	$17,186,308.64	1.59%
Minnesota	466	1.18%	$13,517,562.67	1.25%
Mississippi	168	0.42%	$5,614,590.25	0.52%
Missouri	327	0.83%	$8,556,199.40	0.79%
Montana	19	0.05%	$467,695.73	0.04%
Nebraska	70	0.18%	$1,854,834.68	0.17%
Nevada	550	1.39%	$15,704,523.08	1.45%
New Hampshire	213	0.54%	$4,686,771.64	0.43%
New Jersey	1,822	4.60%	$47,655,773.20	4.40%
New Mexico	141	0.36%	$3,413,535.51	0.32%
New York	1,657	4.19%	$42,259,824.50	3.90%
North Carolina	1,045	2.64%	$28,105,819.40	2.59%
North Dakota	12	0.03%	$414,286.27	0.04%
Ohio	749	1.89%	$19,519,499.60	1.80%
Oklahoma	330	0.83%	$9,372,711.06	0.87%
Oregon	437	1.10%	$10,445,805.81	0.96%
Pennsylvania	1,589	4.01%	$41,960,295.56	3.87%
Rhode Island	160	0.40%	$3,595,882.08	0.33%
South Carolina	460	1.16%	$12,982,637.39	1.20%
South Dakota	32	0.08%	$764,898.23	0.07%
Tennessee	527	1.33%	$15,267,409.30	1.41%
Texas	3,085	7.79%	$92,656,390.86	8.55%
Utah	205	0.52%	$5,612,078.71	0.52%
Vermont	108	0.27%	$2,175,706.64	0.20%
Virginia	817	2.06%	$21,657,373.88	2.00%
Washington	810	2.05%	$20,958,991.63	1.94%
West Virginia	81	0.20%	$2,296,290.69	0.21%
Wisconsin	244	0.62%	$6,321,910.15	0.58%
Wyoming	59	0.15%	$1,626,938.52	0.15%
Totals	39,588	100.00%	$1,083,125,765.91	100.00%

(1)	Based on the garaging address of the Obligor.
(2)	New York excludes New York City Receivables.
(3)	Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Remaining Term to Scheduled Maturity
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)
Range of Remaining Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
6 months or less	49	0.12%	$171,844.58	0.02%
7 months to 12 months	321	0.81%	$3,054,097.66	0.28%
13 months to 18 months	740	1.87%	$9,048,880.00	0.84%
19 months to 24 months	1,795	4.53%	$34,531,269.85	3.19%
25 months to 30 months	2,497	6.31%	$54,462,501.36	5.03%
31 months to 36 months	1,755	4.43%	$35,661,218.41	3.29%
37 months to 42 months	2,985	7.54%	$60,784,066.53	5.61%
43 months to 48 months	7,078	17.88%	$179,494,434.45	16.57%
49 months to 54 months	8,156	20.60%	$216,504,694.67	19.99%
55 months to 60 months	7,330	18.52%	$227,244,806.99	20.98%
Greater than 60 months	6,882	17.38%	$262,167,951.41	24.20%
Totals	39,588	100.00%	$1,083,125,765.91	100.00%

(1)  Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Original Term to Scheduled Maturity
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)
Range of Original Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
13 months to 24 months	674	1.70%	$10,903,453.59	1.01%
25 months to 36 months	3,090	7.81%	$73,680,986.40	6.80%
37 months to 48 months	3,283	8.29%	$63,243,565.80	5.84%
49 months to 60 months	19,758	49.91%	$505,962,906.28	46.71%
Greater than 60 months	12,783	32.29%	$429,334,853.84	39.64%
Totals	39,588	100.00%	$1,083,125,765.91	100.00%

(1)  Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Remaining Principal Balance
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)
Range of Remaining Principal Balances ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0.01 to 2,500.00	83	0.21%	$178,354.90	0.02%
2,500.01 to 5,000.00	456	1.15%	$1,768,700.80	0.16%
5,000.01 to 7,500.00	1,000	2.53%	$6,389,816.55	0.59%
7,500.01 to 10,000.00	1,499	3.79%	$13,240,573.46	1.22%
10,000.01 to 12,500.00	1,932	4.88%	$21,838,858.03	2.02%
12,500.01 to 15,000.00	2,570	6.49%	$35,508,529.11	3.28%
15,000.01 to 17,500.00	2,830	7.15%	$46,032,391.29	4.25%
17,500.01 to 20,000.00	3,028	7.65%	$56,829,008.93	5.25%
20,000.01 to 22,500.00	3,042	7.68%	$64,702,955.68	5.97%
22,500.01 to 25,000.00	3,155	7.97%	$74,900,931.52	6.92%
25,000.01 to 27,500.00	2,982	7.53%	$78,226,461.45	7.22%
27,500.01 to 30,000.00	2,857	7.22%	$82,156,209.48	7.59%
30,000.01 to 32,500.00	2,528	6.39%	$78,969,742.95	7.29%
32,500.01 to 35,000.00	2,144	5.42%	$72,211,112.97	6.67%
35,000.01 to 37,500.00	1,745	4.41%	$63,179,695.97	5.83%
37,500.01 to 40,000.00	1,426	3.60%	$55,165,790.07	5.09%
40,000.01 to 42,500.00	1,168	2.95%	$48,117,465.14	4.44%
42,500.01 to 45,000.00	918	2.32%	$40,158,624.55	3.71%
45,000.01 to 47,500.00	785	1.98%	$36,281,574.60	3.35%
47,500.01 to 50,000.00	622	1.57%	$30,298,205.58	2.80%
50,000.01 to 52,500.00	510	1.29%	$26,104,278.20	2.41%
52,500.01 to 55,000.00	401	1.01%	$21,546,544.81	1.99%
55,000.01 to 57,500.00	364	0.92%	$20,470,822.13	1.89%
57,500.01 to 60,000.00	309	0.78%	$18,151,394.97	1.68%
60,000.01 to 62,500.00	226	0.57%	$13,837,374.39	1.28%
62,500.01 to 65,000.00	200	0.51%	$12,751,148.08	1.18%
Greater than 65,000.00	808	2.04%	$64,109,200.30	5.92%
Totals	39,588	100.00%	$1,083,125,765.91	100.00%

(1)  Percentages may not add to 100% because of rounding.

Composition of the Pool of Receivables as of the Cutoff Date
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Aggregate Principal Balance	$1,353,937,519.02
Number of Contracts	49,404
Average Principal Balance Outstanding	$27,405.42
Principal Balance (range)	$1,768.12 to $202,657.69
Average Original Amount Financed	$34,320.98
Original Amount Financed (range)	$3,670.31 to $205,002.66
Weighted Average APR(1)	2.77%
APR (range)	0.01% to 14.69%
Weighted Average Original Term(1)	61.84 months
Original Term (range)	18 months to 72 months
Weighted Average Remaining Term(1)	51.63 months
Remaining Term (range)	3 months to 71 months
Weighted Average FICO Score(1)	763

(1) Weighted by principal balance as of the Cutoff Date.

The FICO Score of an Obligor is calculated as the average of all available FICO Scores at the time of application.  A "FICO Score" is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by each of BMW FS and BMW Bank in its credit scoring system to assess the credit risk associated with each applicant.  See "BMW FS' and BMW Bank's Financing Programs" in this prospectus.  Additionally, FICO Scores are based on independent third party information.  Neither BMW FS nor BMW Bank calculates the FICO scores or has access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS and BMW Bank.  FICO Scores should not be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Pool of Receivables by APR
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Range of APRs	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0.01% to 0.50%	55	0.11%	$1,265,374.04	0.09%
0.51% to 1.00%	9,627	19.49%	$230,970,689.07	17.06%
1.01% to 1.50%	26	0.05%	$902,251.76	0.07%
1.51% to 2.00%	14,794	29.94%	$393,485,228.54	29.06%
2.01% to 2.50%	150	0.30%	$4,014,066.05	0.30%
2.51% to 3.00%	10,401	21.05%	$331,517,243.40	24.49%
3.01% to 3.50%	3,999	8.09%	$110,358,262.45	8.15%
3.51% to 4.00%	4,300	8.70%	$131,189,699.07	9.69%
4.01% to 4.50%	785	1.59%	$20,783,882.91	1.54%
4.51% to 5.00%	1,425	2.88%	$29,868,296.92	2.21%
5.01% to 5.50%	659	1.33%	$15,020,667.21	1.11%
5.51% to 6.00%	1,167	2.36%	$24,026,635.79	1.77%
6.01% to 6.50%	278	0.56%	$6,582,929.58	0.49%
6.51% to 7.00%	367	0.74%	$12,386,207.49	0.91%
7.01% to 7.50%	244	0.49%	$7,409,887.65	0.55%
7.51% to 8.00%	168	0.34%	$4,837,418.64	0.36%
8.01% to 8.50%	83	0.17%	$2,360,888.98	0.17%
8.51% to 9.00%	203	0.41%	$6,385,523.27	0.47%
9.01% to 9.50%	261	0.53%	$9,007,161.68	0.67%
9.51% to 10.00%	73	0.15%	$2,093,925.06	0.15%
10.01% to 10.50%	22	0.04%	$735,418.59	0.05%
10.51% to 11.00%	45	0.09%	$1,054,053.64	0.08%
11.01% to 11.50%	133	0.27%	$4,694,195.74	0.35%
11.51% to 12.00%	56	0.11%	$1,276,166.20	0.09%
12.01% to 12.50%	18	0.04%	$462,079.90	0.03%
12.51% to 13.00%	43	0.09%	$770,362.93	0.06%
13.01% to 13.50%	18	0.04%	$440,280.58	0.03%
13.51% to 14.00%	1	*	$5,232.52	*
14.01% to 14.50%	1	*	$12,492.38	*
14.51% to 15.00%	2	*	$20,996.98	*
Totals	49,404	100.00%	$1,353,937,519.02	100.00%

(1)      Percentages may not add to 100% because of rounding.
*     Represents a percentage greater than 0.000% but less than 0.005%

Distribution of the Pool of Receivables by Geographic Location(1)
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)

Geographic Location(2)	Number of Receivables	Percentage of Number of Receivables(3)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(3)
Alabama	705	1.43%	$21,430,909.86	1.58%
Alaska	56	0.11%	$1,386,686.63	0.10%
Arizona	972	1.97%	$25,969,095.36	1.92%
Arkansas	279	0.56%	$7,458,599.11	0.55%
California	12,140	24.57%	$324,712,812.59	23.98%
Colorado	1,192	2.41%	$31,677,888.57	2.34%
Connecticut	1,101	2.23%	$27,561,301.16	2.04%
Delaware	203	0.41%	$5,686,728.20	0.42%
Florida	3,366	6.81%	$96,083,422.11	7.10%
Georgia	1,700	3.44%	$50,921,368.59	3.76%
Hawaii	368	0.74%	$10,855,979.90	0.80%
Idaho	80	0.16%	$2,411,670.53	0.18%
Illinois	2,317	4.69%	$68,993,073.13	5.10%
Indiana	441	0.89%	$12,953,408.20	0.96%
Iowa	159	0.32%	$4,352,722.38	0.32%
Kansas	182	0.37%	$4,842,542.97	0.36%
Kentucky	270	0.55%	$7,341,385.28	0.54%
Louisiana	505	1.02%	$16,657,521.58	1.23%
Maine	91	0.18%	$1,848,458.50	0.14%
Maryland	872	1.77%	$25,475,053.75	1.88%
Massachusetts	1,366	2.76%	$33,878,760.15	2.50%
Michigan	840	1.70%	$21,227,282.49	1.57%
Minnesota	578	1.17%	$16,714,508.34	1.23%
Mississippi	208	0.42%	$7,037,858.36	0.52%
Missouri	404	0.82%	$10,521,978.80	0.78%
Montana	27	0.05%	$615,831.20	0.05%
Nebraska	78	0.16%	$2,062,358.50	0.15%
Nevada	687	1.39%	$19,710,432.27	1.46%
New Hampshire	265	0.54%	$5,907,205.86	0.44%
New Jersey	2,258	4.57%	$59,266,901.41	4.38%
New Mexico	186	0.38%	$4,357,640.05	0.32%
New York	2,104	4.26%	$54,341,599.25	4.01%
North Carolina	1,320	2.67%	$35,535,980.23	2.62%
North Dakota	15	0.03%	$482,204.72	0.04%
Ohio	900	1.82%	$23,351,420.58	1.72%
Oklahoma	402	0.81%	$11,607,742.31	0.86%
Oregon	548	1.11%	$12,978,602.55	0.96%
Pennsylvania	1,969	3.99%	$51,904,057.34	3.83%
Rhode Island	197	0.40%	$4,378,686.42	0.32%
South Carolina	584	1.18%	$16,371,324.88	1.21%
South Dakota	39	0.08%	$1,002,138.93	0.07%
Tennessee	658	1.33%	$19,119,283.76	1.41%
Texas	3,830	7.75%	$115,406,619.98	8.52%
Utah	263	0.53%	$7,425,228.12	0.55%
Vermont	129	0.26%	$2,546,951.10	0.19%
Virginia	1,039	2.10%	$27,753,576.80	2.05%
Washington	1,020	2.06%	$26,565,572.21	1.96%
West Virginia	98	0.20%	$2,788,903.60	0.21%
Wisconsin	319	0.65%	$8,393,256.47	0.62%
Wyoming	74	0.15%	$2,062,983.94	0.15%
Totals	49,404	100.00%	$1,353,937,519.02	100.00%

(1)	Based on the garaging address of the Obligor.
(2)	New York excludes New York City Receivables.
(3)	Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Remaining Term to Scheduled Maturity
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)
Range of Remaining Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
6 months or less	57	0.12%	$196,098.06	0.01%
7 months 12 months	408	0.83%	$3,883,236.82	0.29%
13 months to 18 months	899	1.82%	$10,925,648.73	0.81%
19 months to 24 months	2,222	4.50%	$43,045,297.20	3.18%
25 months to 30 months	3,115	6.31%	$68,204,678.33	5.04%
31 months to 36 months	2,196	4.44%	$44,464,902.68	3.28%
37 months to 42 months	3,709	7.51%	$75,470,588.13	5.57%
43 months to 48 months	8,912	18.04%	$226,486,177.11	16.73%
49 months to 54 months	10,144	20.53%	$269,931,128.53	19.94%
55 months to 60 months	9,184	18.59%	$285,439,347.61	21.08%
Greater than 60 months	8,558	17.32%	$325,890,415.82	24.07%
Totals	49,404	100.00%	$1,353,937,519.02	100.00%

(1)  Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Original Term to Scheduled Maturity
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)
Range of Original Terms to Scheduled Maturity	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
13 months to 24 months	839	1.70%	$13,673,231.65	1.01%
25 months to 36 months	3,827	7.75%	$91,674,624.71	6.77%
37 months to 48 months	4,132	8.36%	$79,791,274.71	5.89%
49 months to 60 months	24,667	49.93%	$633,031,639.02	46.75%
Greater than 60 months	15,939	32.26%	$535,766,748.93	39.57%
Totals	49,404	100.00%	$1,353,937,519.02	100.00%

(1)  Percentages may not add to 100% because of rounding.

Distribution of the Pool of Receivables by Remaining Principal Balance
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)
Range of Remaining Principal Balances ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0.01 to 2,500.00	96	0.19%	$206,364.56	0.02%
2,500.01 to 5,000.00	577	1.17%	$2,251,932.53	0.17%
5,000.01 to 7,500.00	1,239	2.51%	$7,921,076.08	0.59%
7,500.01 to 10,000.00	1,838	3.72%	$16,212,721.36	1.20%
10,000.01 to 12,500.00	2,407	4.87%	$27,198,204.97	2.01%
12,500.01 to 15,000.00	3,173	6.42%	$43,816,448.41	3.24%
15,000.01 to 17,500.00	3,524	7.13%	$57,349,120.31	4.24%
17,500.01 to 20,000.00	3,792	7.68%	$71,195,934.25	5.26%
20,000.01 to 22,500.00	3,856	7.81%	$82,025,374.66	6.06%
22,500.01 to 25,000.00	3,949	7.99%	$93,747,237.30	6.92%
25,000.01 to 27,500.00	3,664	7.42%	$96,143,955.79	7.10%
27,500.01 to 30,000.00	3,551	7.19%	$102,112,914.05	7.54%
30,000.01 to 32,500.00	3,135	6.35%	$97,898,631.16	7.23%
32,500.01 to 35,000.00	2,712	5.49%	$91,364,488.64	6.75%
35,000.01 to 37,500.00	2,192	4.44%	$79,364,278.68	5.86%
37,500.01 to 40,000.00	1,794	3.63%	$69,386,920.81	5.12%
40,000.01 to 42,500.00	1,463	2.96%	$60,263,315.77	4.45%
42,500.01 to 45,000.00	1,143	2.31%	$49,990,245.13	3.69%
45,000.01 to 47,500.00	978	1.98%	$45,194,575.51	3.34%
47,500.01 to 50,000.00	787	1.59%	$38,326,536.33	2.83%
50,000.01 to 52,500.00	636	1.29%	$32,552,840.78	2.40%
52,500.01 to 55,000.00	531	1.07%	$28,521,958.52	2.11%
55,000.01 to 57,500.00	449	0.91%	$25,245,042.96	1.86%
57,500.01 to 60,000.00	385	0.78%	$22,617,591.40	1.67%
60,000.01 to 62,500.00	275	0.56%	$16,833,451.27	1.24%
62,500.01 to 65,000.00	229	0.46%	$14,601,647.31	1.08%
Greater than 65,000.00	1,029	2.08%	$81,594,710.48	6.03%
Totals	49,404	100.00%	$1,353,937,519.02	100.00%

(1)  Percentages may not add to 100% because of rounding.

Delinquencies, Repossessions and Loss Information

Set forth below is information concerning BMW FS' experience with respect to its entire portfolio of motor vehicle retail installment sale contracts, which includes contracts not owned but serviced by BMW FS, including the portfolio of contracts owned by BMW Bank.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS' rate-setting process.  The following tables set forth the historical delinquency experience and net credit loss and repossession experience of BMW FS' portfolio of contracts for new and used automobiles, motorcycles and light trucks.
Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS' delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS' delinquency, repossession and loss experience may be adversely affected.
The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS' portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over that period.
In the table below, the periods of delinquency as of March 31, 2016 and 2015, and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, are based on the number of days that more than a specified percentage of any scheduled payment is contractually past due.  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related Obligor failed to make at least 80% of a scheduled payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related Obligor fails to make at least 90% of a scheduled payment by the related Due Date.  The information included in the table below under the headings "Delinquencies as a Percent of Contracts Outstanding—90 days or more" and "Dollar Delinquencies as a Percent of Principal Balance Outstanding—90 days or more" excludes vehicles that have been repossessed.  There is no assurance that the performance of the Receivables will be comparable to BMW FS' experience shown in the following tables.
	Delinquency Experience (Dollars In Thousands)
	At March 31,		At December 31,
	2016	2015	2015	2014	2013	2012	2011
Number of Contracts Outstanding	529,857	512,449	527,474	511,175	534,007	542,411	538,223
Delinquencies as a Percent of Contracts Outstanding
30-59 days	1.11%	1.10%	1.35%	1.32%	1.31%	1.28%	1.19%
60-89 days	0.20%	0.18%	0.30%	0.30%	0.35%	0.28%	0.24%
90 days or more	0.31%	0.33%	0.35%	0.38%	0.34%	0.30%	0.27%
Total	1.62%	1.61%	2.00%	2.00%	2.00%	1.86%	1.70%
Dollar Delinquencies as a Percent of Principal Balance Outstanding
30-59 days	1.14%	1.12%	1.35%	1.33%	1.29%	1.20%	1.07%
60-89 days	0.20%	0.18%	0.30%	0.29%	0.34%	0.28%	0.23%
90 days or more	0.26%	0.23%	0.28%	0.29%	0.28%	0.25%	0.23%
Total	1.60%	1.53%	1.93%	1.91%	1.91%	1.73%	1.53%

In the table below, all amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges.  Averages are computed by taking a simple average of year-end outstanding amounts for each period presented.  The information set forth in the table below under the heading "Charge-offs—full period actuals" represents the total aggregate net principal balance of contracts determined to be uncollectible in the period less proceeds from disposition of related financed vehicles, other than recoveries described in the next sentence.  The information set forth in the table below under the heading "Recoveries—full period actuals" generally includes amounts received from customers with respect to contracts previously charged-off.  The information set forth in the table below under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by BMW FS in a given period.
	Net Credit Loss and Repossession Experience (Dollars in Thousands)
	For the 3 months ended March 31,				For the year ended December 31,
	2016		2015		2015	2014	2013	2012	2011
Principal Balance Outstanding	$12,553,712		$11,560,920		$12,433,379	$11,388,649	$11,459,759	$11,231,862	$11,560,521
Average Principal Balance Outstanding	$12,493,545		$11,474,785		$11,911,014	$11,424,204	$11,345,811	$11,396,191	$11,757,131
Number of Contracts Outstanding	529,857		512,449		527,474	511,175	534,007	542,411	538,223
Average Number of Contracts Outstanding	528,666		511,812		519,325	522,591	538,209	540,317	529,241
Charge-offs—full period actuals	$26,299		$19,263		$85,839	$80,211	$65,819	$61,357	$54,496
Recoveries—full period actuals	$(1,896)		$(1,738)		$(6,305)	$(6,716)	$(6,388)	$(5,915)	$(5,710)
Net Losses	$24,403		$17,525		$79,534	$73,496	$59,431	$55,441	$48,786
Number of Repossessions sold	1,183		1,096		4,804	4,873	4,366	4,727	4,811
Number of Repossessions sold as a percent of the Average Number of Contracts Outstanding	0.90	%*	0.86	%*	0.93%	0.93%	0.81%	0.87%	0.91%
Net Losses as a percent of Average Principal Balance Outstanding	0.78	%*	0.61	%*	0.67%	0.64%	0.52%	0.49%	0.41%
___________________
*  Annualized.
Static Pools
Attached to this prospectus as Appendix A, we have included charts that reflect the static pool performance of previous, recent securitizations of the Sponsor.  The static pool information is deemed to be part of this prospectus.
The information in Appendix A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Receivables described in this prospectus because BMW FS and BMW Bank have changed their origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Receivables were originated under the same general underwriting and purchasing policy framework as the receivables in the prior pools.  In addition, although the selection criteria used for the contracts in the prior pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior pools to the Receivables described in this prospectus.  Nevertheless, losses, prepayments and delinquencies for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of receivables.
Pool Underwriting
In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and certain disclosure in this prospectus relating to the Receivables, as described under "Review of Pool Assets" below.
The Receivables to be sold by BMW FS and BMW Bank to the Depositor were originated in accordance with the underwriting guidelines of BMW FS and BMW Bank, respectively, as described in "BMW FS' and BMW Bank's Financing Programs" in this prospectus.  In accordance with BMW FS' and BMW Bank's underwriting guidelines, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.  The BMW FS credit buyer reviews each application forwarded to it for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant's credit score based on a combination of their credit bureau score and BMW FS' or BMW Bank's, as applicable, own internal credit scoring process.  If the aggregate initial principal amount of the Notes is $1,000,000,000, 28,014 Receivables in the related pool described in this prospectus, having an aggregate principal balance of approximately $756,718,978.03 (approximately 69.86% of the aggregate principal balance of the Receivables in the pool as of the Cutoff Date) were automatically approved.  If the aggregate initial principal amount of the Notes is $1,250,000,000, 34,976 Receivables in the related pool described in this prospectus, having an aggregate principal balance of approximately $945,598,456.58 (approximately 69.84% of the aggregate principal balance of the Receivables in the pool as of the Cutoff Date) were automatically approved.  BMW FS determined that whether a Receivable was approved automatically by BMW FS' or BMW Bank's electronic credit decision system or was approved following review by a BMW FS credit buyer was not indicative of the quality of the related Receivable.  No completed applications for Receivables in the pools described in this prospectus were automatically rejected.  No Receivables in the pools described in this prospectus were originated with exceptions to BMW FS' or BMW Bank's underwriting guidelines.
Review of Pool Assets
In connection with the offering of the Notes, the Depositor has performed a review of the Receivables in the pools described in this prospectus and the disclosure regarding those Receivables that is required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the "Rule 193 Information").  This review was designed and affected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS' and BMW Bank's underwriting guidelines and the contract terms, eligibility and characteristics of the Receivables in the pools, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Receivables in this prospectus.
As part of the review of the Receivables in the pools described in this prospectus, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus consisting of factual information were reviewed and approved by BMW FS' senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS' securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the notes.
In addition, BMW FS performed an eligibility review of the Receivables in the pools described in this prospectus to confirm that those Receivables satisfied the criteria set forth under "The Receivables—Characteristics" above in this prospectus.  The first aspect of that review tested the accuracy of the data contained in BMW FS' data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Receivables in the pools described in this prospectus.  BMW FS selected a random sample of 140 receivable files intended for inclusion in the pools described in this prospectus to confirm that the following 16 data points conformed to the applicable information on the data tape: loan number, first payment date, original amount financed, current principal balance, "new" or "used" classification, interest rate, monthly payment amount, original term to maturity, maturity date, state of registration, vehicle identification number, vehicle model year, adjusted manufacturer's suggested retail price, FICO score, remaining term to maturity and days past due.  A second aspect of that review consisted of a comparison of the statistical information relating to the Receivables in the pools described in this prospectus to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Receivables in the pools described in this prospectus was recalculated using the applicable information on the data tape.  No variances between the sample receivables and the data points reviewed or the statistical information and the data tape were found.
In addition to this review, the Depositor's review of the Receivables in the pools described in this prospectus is further supported by BMW FS' and BMW Bank's extensive compliance procedures used in the day-to-day operation of its business.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Receivables in the pools described in this prospectus is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.
BMW FS and the Depositor have performed a review of the Rule 193 Information with respect to the pools of Receivables described in this prospectus, which will not differ materially from the actual pool.
Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Receivables in the pools described in this prospectus were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.
After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.
Description of the Notes
General
The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Indenture will be filed with the SEC at the time of the filing of the final prospectus.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.
The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No Note Owner will be entitled to receive a certificate representing that owner's Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the "Definitive Notes") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See "—Book-Entry Registration" below and "—Definitive Securities" in this prospectus.
Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the extent described under "Payments on the Notes."
Interest
Interest on the unpaid principal amount of each class of the Notes will be paid in monthly installments on each Payment Date, beginning August 25, 2016.  If any Payment Date, including the final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue (except in the case of the Class A-1 Notes and the Class A-2b Notes) on the amount so payable for the period from and after that Payment Date.  For Notes (x) held in book-entry form, interest payments will be made to the Noteholders of record as of the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable and (y) issued in definitive form, interest payments will be made to the Noteholders of record as of the last Business Day of the month preceding the related Payment Date or redemption date, as applicable (each such date, a "Record Date").
Interest will cease to accrue on each class of the Notes on the Payment Date on which the principal amount of such class of Notes is reduced to zero.

If Noteholders of any class do not receive all interest owed to them on a Payment Date, the Issuing Entity will make payments of interest on later Payment Dates to make up the shortfall, together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall and interest thereon.
As more fully described under "Payments on the Notes" and "Credit Enhancement—Reserve Account" in this prospectus, interest payments on the Notes on each Payment Date generally will be made from the sum of:
•	Available Amounts remaining after (i) the Servicer has been paid the related Servicing Fee and non-recoverable Advances, and (ii) the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer have been paid all fees, expenses and indemnification amounts due to each such party (subject to an aggregate cap prior to the acceleration of the Notes), and
•	amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available.
Interest payments to holders of all classes of Notes will have the same priority.  If the sum of Available Amounts (after the payment of the Issuing Entity's obligations with higher priorities) and the amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available, for such Payment Date is insufficient, the amount available for interest payments could be less than the amount of interest due and payable on all classes of Notes on any Payment Date, in which case the holders of such classes of Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such Notes.
Each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will bear interest at the applicable fixed per annum interest rate specified on the cover page of this prospectus, and the Class A-2b Notes will bear interest during each applicable interest accrual period at a floating rate per annum rate equal to the sum of one-month LIBOR and the applicable spread set forth on the cover page of this prospectus.
Interest on the outstanding principal amount of the Class A-1 Notes and the Class A-2b Notes will accrue at the related interest rate during an interest accrual period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the Closing Date to (but excluding) August 25, 2016.  Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed in such interest accrual period, but assuming a 360-day year.
Interest on the outstanding principal amount of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related interest rate during an interest accrual period from (and including) the 25th day of the calendar month preceding a Payment Date to (but excluding) the 25th day of the calendar month in which the Payment Date occurs, except that the first interest accrual period for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the Closing Date to (but excluding) August 25, 2016.  Interest on the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes for each such interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest accrual period.
For purposes of computing interest on the Class A-2b Notes, the following terms have the following meanings:
"LIBOR" means, with respect to any interest accrual period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest accrual period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest accrual period.  If the rates used to determine LIBOR do not appear on the Bloomberg Screen BBAM Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the

London interbank market by the Reference Banks.  The Indenture Trustee will request the principal London office of each Reference Bank to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if such selected Reference Banks are not quoting as described in this sentence, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period. The "Reference Banks" for any LIBOR Determination Date are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Depositor).
"LIBOR Determination Date" means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.
"London Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.
The Indenture Trustee will determine LIBOR on each LIBOR Determination Date for so long as the Class A-2b Notes are outstanding.  All determinations of LIBOR by the Indenture Trustee, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.
Principal
Noteholders are entitled to receive, to the extent of funds available for payment, on each Payment Date (unless the maturity of the Notes has been accelerated following an Event of Default), an amount (the "Principal Distribution Amount") equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount.  The final scheduled Payment Date and expected final Payment Date for each class of Notes are set forth on the cover of this prospectus (each, a "Final Scheduled Payment Date" and "Expected Final Payment Date," respectively).  Following the acceleration of the maturity of the Notes, the outstanding principal amount of each class of Notes then outstanding will become immediately due and payable.
For the purposes of this prospectus, the following terms will have the following meanings:
"First Priority Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (b) the Adjusted Pool Balance for such Payment Date or the Closing Date, as applicable; provided however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate principal amount of the Notes outstanding on that Payment Date; and provided further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes and all earlier maturing classes of Notes to zero.
"Regular Principal Distribution Amount" will mean, with respect to any Payment Date, an amount not less than zero, equal to the excess, if any, of:
•	an amount equal to (i) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) or the Closing Date (in the case of the first Payment Date), as the case may be, minus (ii) the Adjusted Pool Balance less the Target Overcollateralization Amount with respect to that Payment Date; over
•	the First Priority Principal Distribution Amount with respect to that Payment Date to the extent paid;

provided however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate principal amount of the Notes outstanding on that Payment Date (after giving effect to any principal payments made on the Notes on the current Payment Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes and all earlier maturing classes of Notes to zero.
"Adjusted Pool Balance" will mean, as of the Closing Date, the aggregate principal balance of the Receivables as of the Cutoff Date less the Yield Supplement Overcollateralization Amount as of the Closing Date, and thereafter, with respect to any Payment Date, the Pool Balance as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount with respect to that Payment Date.
"Yield Supplement Overcollateralization Amount" will have the meaning set forth under "Credit Enhancement—Yield Supplement Overcollateralization Amount."
"Target Overcollateralization Amount" will mean, for any Payment Date, approximately 2.50% of the initial Adjusted Pool Balance.
On each Payment Date, unless the maturity of the Notes has been accelerated following an Event of Default, principal payments shall be made sequentially, in the following order of priority:
•	first, to the Class A-1 Notes until paid in full;
•	second, to the Class A-2a Notes and Class A-2b Notes (together, the "Class A-2 Notes"), pro rata, based on the outstanding principal amount of those classes of Notes, until paid in full;
•	third, to the Class A-3 Notes until paid in full; and
•	fourth, to the Class A-4 Notes until paid in full.
See "—Payments on the Notes" in this prospectus.
On each Payment Date after the maturity of the Notes has been accelerated following an Event of Default, principal will be allocated:
•	first, to the Class A-1 Notes until paid in full; and
•	second, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, based on the outstanding principal amount of those classes of Notes, until each such class is paid in full.
See "—Indenture Events of Default; Change in Priority of Payments Following Acceleration", "—Payments on the Notes" and "Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.
The principal amount of each class of Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The failure to pay principal in full on a class of Notes will result in an Event of Default only on the related Final Scheduled Payment Date or a redemption date. If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, as shown on the front cover of this prospectus, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Funds and the amount on deposit in the Reserve Account are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  The actual date on which a class of Notes is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under "Risk Factors—The timing of principal payments is uncertain" and "Maturity, Prepayment and Yield Considerations" in this prospectus.

Damages Paid by the FDIC

If the FDIC were to repudiate the sale of Receivables by BMW Bank, and if the FDIC were to elect to pay damages, as described under the heading "Certain Legal Aspects of the Receivables—FDIC Rule" in this prospectus, the Indenture Trustee will cause the amount of such damages to be deposited into the Note Distribution Account.  Because the Receivables sold by BMW Bank are only a portion of the Receivables owned by the Issuing Entity, the damages paid by the FDIC will be less than the full principal amount of the Notes, resulting in a partial prepayment of the Notes.  Damages paid by the FDIC will be distributed to the Noteholders and, if applicable, to the Certificateholders on the earlier of the next Payment Date on which such damages could be distributed, and the earliest practicable date that the Indenture Trustee could declare a special distribution date, subject to applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency.  If the date on which damages are to be distributed to Noteholders and, if applicable, to Certificateholders is not a regular Payment Date, then the amount of interest payable to the Noteholders will be prorated to such date.  If the maturity of the Notes has not been accelerated as of the applicable distribution date, such damages shall be distributed in accordance with the following order of priority:
•	first, to the Notes, ratably, interest on the Notes in the amount accruing up to such distribution date, computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes and Class A-2b Notes, not to exceed 30) of days elapsed from the preceding Payment Date divided by (y) 30; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each class of Notes;
•	second, to the Noteholders in the order and priority set forth in the third to last paragraph under the heading "—Principal" above, in an amount equal to the FDIC Principal Amount for such distribution date;
•	third, to the Reserve Account, the amount, if any, necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve Account Balance (calculated as if such distribution date were a Payment Date); and
•	fourth, any remaining amounts, to the Certificateholders.
The "FDIC Principal Amount" will generally be an amount equal to the excess of the aggregate outstanding principal amount of the Notes as of the preceding Payment Date over the Adjusted Pool Balance less the Target Overcollateralization Amount with respect to such distribution date.  Payment of the FDIC Principal Amount will result in a partial prepayment of the Notes while achieving or maintaining, as applicable, overcollateralization at the Target Overcollateralization Amount.
If, as of the applicable distribution date, the maturity of the Notes has been accelerated, such damages will be distributed in accordance with the following order of priority:
•	first, to the Noteholders, ratably, interest on the Notes in the amount accruing up to such distribution date, computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes and Class A-2b Notes, not to exceed 30) of days elapsed from the preceding Payment Date divided by (y) 30; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each class of Notes;
•	second, to the Class A-1 Notes until paid in full, and
•	third, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, based on the outstanding principal amount of those classes of Notes, until each such class is paid in full.

Allocation of Losses

If losses on the Receivables exceed the amount of available credit enhancement, such losses will not be allocated to write down the principal amount of any class of Notes.  Instead, the amount available to make payments on the Notes will be reduced to the extent of such losses.  If the available credit enhancement is not sufficient to cover all amounts payable on the Notes, Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.
Indenture Events of Default; Change in Priority of Payments Following Acceleration

Upon an Event of Default, the Noteholders will have the rights set forth in this prospectus under "Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default."
The Indenture Trustee may sell the assets of the Issuing Entity (including the Receivables) subject to the conditions and procedures set forth in the Indenture after the maturity of the Notes has been accelerated following an Event of Default.  In the case of an Event of Default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the assets of the Issuing Entity unless one of the conditions set forth in this prospectus under "Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default" has been satisfied.
Following the occurrence of an Event of Default under the Indenture that has resulted in an acceleration of the Notes, payments on the Notes will be made to the Noteholders in the following order and priority:
•	first, pro rata, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, based on amounts due to each such party, the amount of any fees, expenses and indemnification amounts due to each such party pursuant to the terms of the Indenture, the Trust Agreement and the Asset Representations Review Agreement, respectively;
•	second, to the Servicer for amounts due in respect of unpaid Servicing Fees and unreimbursed Advances;
•	third, to the Notes, due and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of interest;
•	fourth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes, until paid in full;
•	fifth, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2, Class A-3 and Class A-4 Notes in respect of principal, until paid in full; and
•	sixth, to the Certificateholder, any remaining amounts.
Repurchase Obligations
The Dealer Recourse provisions under each Dealer Agreement obligate the related Center or other Dealer to repurchase any retail installment sale contract that BMW FS or BMW Bank financed for the outstanding principal balance of that contract, if the Center or other Dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and not the creditworthiness of the Obligor under the contract.  In addition, pursuant to the Sale and Servicing Agreement, BMW FS and, if applicable, BMW Bank will be required to repurchase Receivables from the Issuing Entity if there is a breach of a representation or warranty relating to those Receivables that materially and adversely affects the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivables and such breach is not timely cured.  The Servicer may also be required to purchase Receivables from the Issuing Entity if it breaches certain of its servicing obligations with respect to those Receivables and the breach is not timely cured.

The Issuing Entity will receive the proceeds of any repurchase of a Receivable, which constitute Available Principal as described below under "Payments on the Notes—Determination of Available Amounts," which will be applied as described below under "Payments on the Notes."
Asset Representations Review
The Asset Representations Reviewer will perform a review of certain Receivables for compliance with certain representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreements (an "Asset Representations Review") if:
•	a Delinquency Trigger occurs; and
•	the required amount of Noteholders vote to direct an Asset Representations Review.
A "Delinquency Trigger" will occur with respect to a Collection Period if the aggregate principal balance of the Receivables that are 60 or more days delinquent as of the last day of such Collection Period, as a percentage of the aggregate principal balance of all Receivables as of the last day of such Collection Period, exceeds the Delinquency Trigger Percentage set by the Sponsor as described below.  For these purposes, delinquency will be calculated by reference to active accounts only, which will not include defaulted or charged-off Receivables or Receivables in respect of which the related financed vehicle has been repossessed by the Servicer.
Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator and the Indenture Trustee, which notice will describe the occurrence of the Delinquency Trigger.  Upon receipt of such notice, the Administrator will notify each Noteholder and clearing agency (which notice will be forwarded to the related Note Owners) of the occurrence of a Delinquency Trigger and the rights of the Noteholders and Note Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity's Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.
If Noteholders and Verified Note Owners (as defined below) holding at least 5% of the outstanding aggregate principal amount of the Notes, other than Notes held by the Depositor, the Sellers, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities ("Requesting Noteholders") request a formal Noteholder and Note Owner vote by contacting the Indenture Trustee within 90 days after the date on which the Form 10-D describing the occurrence of the Delinquency Trigger was filed, then the Administrator will include in the Issuing Entity's next Form 10-D filing a statement that sufficient Requesting Noteholders are requesting a full vote of Noteholders and Note Owners on whether to commence an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.  If the requesting party is a record Noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party's status as a Note Owner:
•	a trade confirmation;
•	an account statement;
•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or
•	any other form of documentation that is acceptable to the Indenture Trustee or the Administrator, as applicable.
Any Note Owner who provides the required certification and documentation is referred to herein as a "Verified Note Owner".  While Verified Note Owners may request a formal Noteholder vote without acting through their respective DTC Participants, in a formal Noteholder vote Note Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to "Description of the Notes—Book-Entry Registration" in this prospectus.
The related Form 10-D filing will specify the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, and such affirmative votes represent votes by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sellers, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities), the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator, the Sellers and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Receivables that are 60 days or more delinquent as of the end of the Collection Period immediately preceding the date on which the Requesting Noteholders voted to direct an Asset Representations Review (the "ARR Receivables") for the purpose of determining whether such Receivables were in compliance with the representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreement.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Administrator will specify that the requisite Noteholders have directed an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.
However, if by the voting deadline date set forth in the related Form 10-D, affirmative votes have not been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of the Notes held by voting Noteholders, or if affirmative votes were not cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of the Notes (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sellers, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities), then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.
Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator, the Sellers and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable has been paid in full by the related Obligor or purchased from the Issuing Entity in accordance with the terms of the Transfer and Servicing Agreements, the Asset Representations Reviewer will immediately terminate its review of such ARR Receivable.  If any ARR Receivable was included in a prior Asset Representations Review, the Asset Representations Reviewer will not conduct an additional review of such ARR Receivable and will include the previously reported review results for such ARR Receivable in the report provided by the Asset Representations Reviewer for the current Asset Representations Review, unless the Asset Representations Reviewer has reason to believe that the prior Asset Representations Review was conducted in a manner that would not have ascertained the compliance of that ARR Receivable with a specific representation or warranty, in which case the Asset Representations Reviewer may conduct additional tests.  The specified review procedures for each ARR Receivable and each component of the specified representations and warranties made regarding such ARR Receivable will consist of tests designed to determine whether such ARR Receivable was or was not in compliance as of the Cutoff Date or the Closing Date, as applicable.  The Asset Representations Reviewer will determine whether each test was passed or failed; however, the specified review procedures will not determine why the Obligor is delinquent, the creditworthiness of the Obligor (either at the time of review or origination date), or compliance by the Servicer with its servicing obligations in respect of any ARR Receivables.  In addition, the Asset Representations Reviewer will not be limited to the specified review procedures set forth in the Asset Representations Review Agreement, and may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Receivables were in compliance with the representations and warranties made by the Sellers about the Receivables in the applicable Transfer and Servicing Agreement, but will be under no obligation to do so.
The Sale and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with certain representations and warranties made to the Issuing Entity by the Sellers with respect to the Receivables.  The Servicer will provide the Asset Representations Reviewer with access to the related ARR Receivables and all other relevant documents related to each ARR Receivable.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.
The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Sellers, the Depositor, the Administrator and the Indenture Trustee after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable Transfer and Servicing Agreement will not be made by the Asset Representations Reviewer, but by the applicable Seller, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer's report, so that Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee, the Sellers and the Depositor in writing that they consider any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement, or may request in writing that an ARR Receivable be repurchased.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable Transfer and Servicing Agreement, or requests in writing that an ARR Receivable be repurchased, the Indenture Trustee will forward that written notice to the related Seller.  The Indenture Trustee will have no obligation to pursue or otherwise be involved in resolving any repurchase request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding and such Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction. For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any repurchase request, the related Noteholders may independently pursue dispute resolution in respect of such repurchase request in accordance with the terms of the Sale and Servicing Agreement.
The applicable Seller will evaluate any report of the Asset Representations Reviewer, and any repurchase request received from the Indenture Trustee, any Noteholder, any Verified Note Owner or the Issuing Entity.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such repurchase request, the applicable Seller will have the sole ability to determine if there was non-compliance with any representation or warranty made by such party that constitutes a breach, and whether to make a Warranty Purchase Payment or repurchase the related ARR Receivable.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Sellers, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties made with respect to the Receivables.  The Transfer and Servicing Agreements require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity's interests in a Receivable before the applicable Seller would be required to make a Warranty Purchase Payment or repurchase such Receivable.  See "—Dispute Resolution for Repurchase Request" below for a description of dispute resolution procedures that may be employed in the event of unresolved repurchase requests.
60+ Day Delinquency Trigger.  The "Delinquency Trigger Percentage" will equal 6.0%.  BMW FS developed the Delinquency Trigger Percentage by considering the monthly 60 or more days delinquency rate of the receivables observed in each of its public retail securitization transactions since 2010.  BMW FS observed the highest monthly delinquency rate from these transactions and applied a multiple of five to that delinquency rate.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Receivables that would cause the Notes to realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, BMW FS believes the Delinquency Trigger Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.
BMW FS believes that the Delinquency Trigger Percentage is appropriate based on:
•	its experience with delinquency in its securitization transactions, and in its portfolio of receivables,
•	its experience setting delinquency triggers in its private securitization programs,
•	its observation that 60 or more days delinquency rates and cumulative losses in its securitization transactions increase over time, and
•	its assessment of the amount of cumulative losses that would result in a greater risk of loss to noteholders of the most junior notes issued in its securitization transactions.
For the prior pools of receivables that were securitized by BMW FS included in Appendix A, the percentage of receivables that have been 60 or more days delinquent have ranged from 0.00% to 1.21%.
Dispute Resolution for Repurchase Request
The Sale and Servicing Agreement provides that if the Depositor, the Issuer, the Servicer or the Indenture Trustee requests (by written notice to the Sellers), or if any Noteholder or Verified Note Owner requests (by written notice to the Indenture Trustee or the Sellers), that a Receivable be repurchased due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by the related Seller (which, if sent by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to the related Seller), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the terms described below, or to institute a legal proceeding.  Dispute resolution to resolve repurchase requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.
The Servicer will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the Servicer and the applicable Seller within 30 days after the delivery of such notice of the end of the 180-day period.  If it selects binding arbitration, the requesting party will give up its right to sue in court.
JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect at the time of the proceeding. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation and will not be borne by the Issuing Entity.
Any binding arbitration will be administered by the American Arbitration Association (the "AAA") pursuant to its commercial arbitration rules and mediation procedures in effect at the time of the proceeding. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five Business Days of its notice to the related Seller selecting arbitration, one arbitrator will be appointed by BMW FS or BMW Bank, as applicable, within five Business Days of the requesting party's appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by the AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA's code of ethics for arbitrators in commercial disputes in effect at the time of the proceeding.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.
The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys' fees to the parties as determined by the panel in its reasonable discretion and no such costs or fees will be borne by the Issuing Entity.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.
Each party to a mediation or arbitration will agree to keep the information concerning the mediation or arbitration, including the existence and details of the mediation or arbitration proceeding, confidential, subject to any disclosure required by applicable laws.
If JAMS or the AAA no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by BMW FS or BMW Bank, as applicable, using its relevant rules then in effect.  However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in the Sale and Servicing Agreement, the Sale and Servicing Agreement terms will apply.  Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.
Notices
Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the Servicer promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of these events.
If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Those notices will be deemed to have been given on the date of that mailing.
Governing Law
The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Definitive Securities
The Certificates will be issued in fully registered, certificated form.  The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:
•	the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor;
•	the Administrator, at its option, with the consent of the applicable DTC Participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or
•	after the occurrence of an Event of Default or Servicer Default with respect to the Notes, holders representing in the aggregate at least a majority of the outstanding principal amount of the Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those Notes is no longer in the best interests of the holders of those Notes.
Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Noteholders through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as definitive Notes to those Noteholders.
Payments of principal of, and interest on, the definitive securities will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for those Notes.  Those payments will be made by wire transfer or, if the Indenture Trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide notice to the Noteholders not less than 30 days prior to the date on which final payment is expected to occur.
Definitive securities will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Book-Entry Registration
The Notes will be issued in book-entry form.  Each class of Notes offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Noteholders may hold beneficial interests in Notes through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as "Clearstream, Luxembourg" or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as "Euroclear," directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.
No Noteholder will be entitled to receive a certificate representing that person's interest in the Notes, except as set forth below.  Unless and until Notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.  Therefore, it is anticipated that the only Noteholder will be Cede, as nominee of DTC.  Noteholders will not be recognized by the Indenture Trustee as "Noteholders" as that term is used in the Transfer and Servicing Agreements, and Noteholders

will only be permitted to exercise the rights of holders of Notes of the related class indirectly through DTC and DTC Participants, as further described below.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as "Clearstream, Luxembourg Participants" and "Euroclear Participants", respectively, through customers' securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the "Depositaries," which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.
Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any class.  Indirect access to the DTC system also is available to the "Indirect DTC Participants," either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.
Noteholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the Securities on DTC's records.  The ownership interest of each Noteholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Noteholders will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Noteholder entered into the transaction.  Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders.
To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of the Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Noteholders.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Notes are held in book-entry form, Noteholders will not have access to the list of Noteholders, which may impede the ability of Noteholders to communicate with each other.  However certain communications between Noteholders regarding exercising their rights under the terms of the Transfer and Servicing Agreements will be facilitated by the Administrator by inclusion in Form 10-D. See "Description of the Transfer and Servicing Agreements—Investor Communications."
Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes.  DTC Participants and Indirect DTC Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Noteholders.
DTC's practice is to credit DTC Participants' accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with Notes held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Depositor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Noteholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Noteholders.
Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Noteholder may be limited in its ability to pledge the Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.
DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Noteholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.
Neither DTC nor Cede will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).
Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier ("CSSF)," which supervises Luxembourg banks.  Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V. as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.
Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the "Euroclear Operator", under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the "Cooperative."  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class of Notes offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the "Terms and Conditions."  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Payments with respect to Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to "Material Income Tax Consequences" in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Payments on the Notes
On or before the second Business Day immediately preceding each Payment Date (the related "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the calendar month immediately preceding the calendar month in which the Payment Date occurs (or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the first Payment Date occurs) (the related "Collection Period").  On or prior to each Payment Date, the Servicer will also determine the following:
•	Available Amounts,
•	the Noteholders' interest distributions,
•	the Principal Distribution Amount, and
•	based on the Available Amounts and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the Noteholders.
The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account and the Reserve Account based solely upon the report provided to it by the Servicer.  The amounts to be distributed to the Noteholders will be determined in the manner described below.
Determination of Available Amounts
The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Amounts and amounts drawn from the Reserve Account to fund any Available Amounts Shortfall, to the extent available.
"Available Amount" means, for any Payment Date, the sum of Available Interest and Available Principal.
"Available Interest" means, for any Payment Date, the sum of the following amounts (without duplication) allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:
•	that portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from amounts received in respect of the Receivable);
•	the Administrative Purchase Payments or Warranty Purchase Payments with respect to each Warranty Receivable or Administrative Receivable purchased from the Issuing Entity with respect to the related Collection Period, respectively, to the extent attributable to accrued interest on that Receivable (less the amount, if any, of reimbursements of Advances previously made with respect to a Receivable to the Servicer from the Administrative Purchase Payments or Warranty Purchase Payments with respect to the Receivable);
•	Recoveries for that Collection Period to the extent allocable to interest;
•	Liquidation Proceeds for that Collection Period to the extent allocable to interest; and
•	Net losses on investments deposited by the Servicer;
provided, that such amounts shall exclude all payments and proceeds that are allocable to interest (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable

Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Interest in a prior Collection Period.
"Available Principal" means, for any Payment Date, the sum of the following amounts, without duplication, with respect to the related Collection Period:
•	the portion of all collections on Receivables (excluding any collections constituting late fees, prepayment charges, deferment fees and other administrative fees or similar charges) allocable to principal,
•	Recoveries for that Collection Period to the extent allocable to principal,
•	Liquidation Proceeds for that Collection Period to the extent allocable to principal, and
•	that portion allocable to principal of the Administrative Purchase Payments or Warranty Purchase Payments with respect to all Warranty Receivables or Administrative Receivables, respectively, purchased from the Issuing Entity with respect to the related Collection Period;
provided, that such amounts shall exclude all payments and proceeds that are allocable to principal (including Liquidation Proceeds and Recoveries) of any Administrative Receivable or Warranty Receivable, the applicable Administrative Purchase Payment or Warranty Purchase Payment, as applicable, of which was included as Available Principal in a prior Collection Period.
"Administrative Purchase Payment" means, with respect to a Receivable, an amount equal to the Receivable's unpaid principal balance, plus interest thereon at a rate equal to the sum of the stated annual percentage rate of the Receivable and the Servicing Fee Rate to the last day of the Collection Period preceding the date of purchase of such Receivable.
"Administrative Receivable" means each Receivable that is required to be purchased from the Issuing Entity by the Servicer due to a breach of certain required servicing procedures with respect to that Receivable if the breach materially and adversely affects the Receivable and is not timely cured.
"Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable, from whatever source, during any Collection Period following the Collection Period in which the Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.
"Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:
•	the related financed vehicle has been repossessed and liquidated,
•	the related financed vehicle has been repossessed in excess of 90 days and has not yet been liquidated,
•	the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received, or
•	the end of the Collection Period in which the Receivable becomes 150 days or more past due.
"Liquidation Proceeds" means, with respect to any Receivable that becomes a Liquidated Receivable, the moneys collected in respect of that Liquidated Receivable, from whatever source, during the Collection Period in which the Receivable became a Liquidated Receivable, including liquidation of the related financed vehicle, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivable.

 "Warranty Purchase Payment" means with respect to any Receivable required to be repurchased from the Issuing Entity, an amount equal to its unpaid principal balance, plus interest thereon at a rate equal to the stated annual percentage rate of the Receivable to the last day of the Collection Period preceding the repurchase.
"Warranty Receivable" means each Receivable that is required to be repurchased from the Issuing Entity due to a breach of a representation or warranty regarding such Receivable, if the breach materially and adversely affects the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in such Receivable and such breach is not timely cured.
Payment of Distributable Amounts
Prior to each Payment Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders.  On each Payment Date, unless an Event of Default has occurred and the Notes have been accelerated, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions from Available Amounts on deposit in the collection account, and in the event of a shortfall in making the payments described in clauses first through fourth below (an "Available Amounts Shortfall") amounts withdrawn from the Reserve Account, in the following amounts and order of priority:
•	first, to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to prior Collection Periods, and non-recoverable Advances;
•	second, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $250,000 per year;
•	third, to the Noteholders, the aggregate amount of interest accrued for the related interest accrual period on each of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, at their respective interest rates on the principal amount outstanding as of the previous Payment Date after giving effect to all payments of principal to the Noteholders on the preceding Payment Date, and the excess, if any, of the amount of interest payable to the Noteholders on prior Payment Dates over the amounts actually paid to the Noteholders on those prior Payment Dates, plus interest on that shortfall at the related interest rate, to the extent permitted by law;
•	fourth, to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any, which will be allocated among the Notes as described above under "Description of the Notes— Principal";
•	fifth, to the Reserve Account, from Available Amounts remaining, the amount, if any, necessary to cause the amount on deposit in that account to equal the Specified Reserve Account Balance;
•	sixth, to the Principal Distribution Account, the Regular Principal Distribution Amount, if any, which will be allocated among the Notes as described above under "Description of the Notes—Principal";
•	seventh, pro rata, based on amounts due, to the Indenture Trustee, the Owner Trustee, and the Asset Representations Reviewer the amount of any fees, expenses and indemnification amounts due to each such party and not paid pursuant to clause second above; and
•	eighth, any Available Amounts remaining, to the Certificateholders.
The priority of payments following an Event of Default and acceleration of the Notes is described above under "Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration".
For as long as BMW FS is the Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under "Description of the Transfer and Servicing Agreements—Net Deposits" in this prospectus.

The Certificates
The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Trust Agreement will be filed with the SEC at the time of the filing of the final prospectus.  The Certificates will evidence undivided ownership interests in the Issuing Entity.
The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.
Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus, current distributions on the Receivables, the establishment of the Reserve Account, the Target Overcollateralization Amount, excess interest and the Yield Supplement Overcollateralization Amount.  The available credit enhancement is limited.  Losses on the Receivables in excess of available credit enhancement will not result in a writedown of the principal amounts of the Notes.  Instead, if credit losses on the Receivables exceed the amount of available credit enhancement, the amount available to make payments on the Notes will be reduced to the extent such losses result in shortfalls.  If the available credit enhancement is exhausted by losses on the Receivables, there may be insufficient funds to pay in full the accrued interest and principal amounts of the Notes and Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.  See "Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses" and "Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes."
Reserve Account

The Reserve Account will be a segregated account held in the name of the Indenture Trustee.  The Reserve Account will be created with an initial deposit by the Issuing Entity on the Closing Date of an amount equal to (i) if the aggregate initial principal amount of the Notes is $1,000,000,000, $2,563,988.83 and (ii) if the aggregate initial principal amount of the Notes is $1,250,000,000, $3,205,190.67 (each, the "Reserve Account Initial Deposit"), which in each case is 0.25% of the related initial Adjusted Pool Balance.  The Reserve Account will thereafter be funded by depositing in the Reserve Account all Available Amounts remaining after payments of certain amounts to the Servicer, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, and payments of interest on the Notes and the First Priority Principal Distribution Amount, if any, for each Payment Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance.
"Specified Reserve Account Balance" means, with respect to any Payment Date, an amount equal to the lesser of: (a) (i) if the aggregate initial principal amount of the Notes is $1,000,000,000, $2,563,988.83 or (ii) if the aggregate initial principal amount of the Notes is $1,250,000,000, $3,205,190.67, which in each case is 0.25% of the related initial Adjusted Pool Balance as of the Cutoff Date, and (b) the related aggregate outstanding principal amount of the Notes.
Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders and may be invested in Eligible Investments at the direction of the Servicer.  Investment income on those investments (net of losses and expenses) will be paid to the Depositor, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance.  If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date) is greater than the Specified Reserve Account Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee, upon direction from the Servicer, will include the amount of the excess in the amounts to be distributed to the Certificateholders pursuant to clause eighth under "Payments on the Notes—Payment of Distributable Amounts" in this prospectus.  The Noteholders will not have any rights in, or claims to, amounts distributed to the Certificateholders or to the Depositor.

Any amendment to the formula for determining the Specified Reserve Account Balance, to the manner in which the Reserve Account is funded or to replace the Reserve Account may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require (x) the consent of Noteholders evidencing at least a majority of the aggregate principal amount of the Notes and Certificateholders holding at least a majority of the Certificate Percentage Interest and (y) that no Rating Agency (after receipt of notice of such amendment) provides written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such amendment will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.
On the Business Day prior to each Payment Date, funds will be withdrawn from the Reserve Account to the extent of any Available Amounts Shortfall with respect to that Payment Date and will be deposited in the collection account for distribution to the Noteholders.
None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Depositor or the Certificateholders will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.
The Reserve Account, the Target Overcollateralization Amount and the Yield Supplement Overcollateralization Amount described below are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses.  However, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, the Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.
Overcollateralization

Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess interest on or in respect of the Receivables, if any.  It is expected that the initial amount of overcollateralization will be (i) if the aggregate initial principal amount of the Notes is $1,000,000,000, $25,595,530.98 and (ii) if the aggregate initial principal amount of the Notes is $1,250,000,000, $32,076,269.84 or, in each case, approximately 2.50% of the related initial Adjusted Pool Balance.  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess interest, to maintain overcollateralization at the Target Overcollateralization Amount.
Any amendment to the formula for determining the Target Overcollateralization Amount may be made by amending the Sale and Servicing Agreement; provided, that any such amendment will require the consent of Noteholders evidencing at least a majority of the aggregate principal amount of the Notes and Certificateholders holding at least a majority of the Certificate Percentage Interest, and that no Rating Agency (after receipt of notice of such amendment) provides written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such amendment will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.
Excess Interest
More interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the Servicing Fee, annual fees due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, and interest on the Notes for each Payment Date.  Any such excess in interest payments from Obligors will serve as additional credit enhancement.
Yield Supplement Overcollateralization Amount
The Yield Supplement Overcollateralization Amount is intended to compensate (through overcollateralization) for the low APRs on some of the Receivables.  As of the Closing Date, (i) if the aggregate initial principal amount of the Notes is $1,000,000,000, the Yield Supplement Overcollateralization Amount will equal $57,530,234.93 and (ii) if the aggregate initial principal amount of the Notes is $1,250,000,000, the Yield Supplement Overcollateralization Amount will equal $71,861,249.18 (each, the "Initial Yield Supplement Overcollateralization Amount"), which in each case is approximately 5.31% of the aggregate principal balance of the related Receivables as of the Cutoff Date.  The "Yield Supplement Overcollateralization Amount" calculated for the Closing Date and each Payment Date is the aggregate amount by which (i) the principal balance, as of the Cutoff Date or the last day of the related Collection Period, as applicable, of each Receivable (other than Liquidated Receivables) with an APR less than (x) with respect to any Payment Date on or prior to the date on which the aggregate principal amount of the Class A-2b Notes is paid in full, 5.30%, and (ii) with respect to any Payment Date after the date on which the aggregate principal amount of the Class A-2b Notes is paid in full, 4.40% (the "Required Rate") exceeds (ii) the present value (calculated using a discount rate equal to the Required Rate) of the sum of the Scheduled Payments due on each such Receivable.  For purposes of the preceding sentence, each scheduled payment on a Receivable is assumed to be made on the last day of each month (with each month assumed to have 30 days).
Maturity, Prepayment and Yield Considerations
For more detailed information regarding maturity and prepayment considerations with respect to the Notes, see "Weighted Average Lives of the Notes" and "Risk Factors—The timing of principal payments is uncertain.  Specifically, prepayments on receivables, repurchases of receivables, and the servicer's optional purchase of the receivables may cause prepayments on the notes, resulting in reinvestment risk to you." in this prospectus.
Except after the occurrence of an Event of Default that results in an acceleration of the Notes, no principal payments will be made on the Class A-3 Notes until the Class A-2a Notes and Class A-2b Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to "Payments on the Notes" in this prospectus.  However, following an Event of Default and an acceleration of the Notes, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full.  After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes, on a pro rata basis, based on the outstanding principal amounts of those classes of Notes, until such classes have been paid in full.  We refer you to "Description of the Transfer and Servicing Agreements—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus for a more detailed description of Events of Default.
Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than their respective Final Scheduled Payment Date.  The timing of changes in the rate of payments in respect of the financed vehicles also may affect significantly an investor's actual yield to maturity and the average lives of the Notes. A substantial increase in the rate of payments on or in respect of the Receivables and financed vehicles (including liquidations of the Receivables) may shorten the final maturities of, and may significantly affect the yields on, the Notes. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes.  No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.
Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect your yield.  However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account if the Yield Supplement Overcollateralization Amount is not sufficient to cover the lower overall APRs due to prepayments.
Weighted Average Lives of the Notes
The following information is provided solely to illustrate the effect of prepayments of the Receivables on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a payment standard or model.  The model used in this prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur earlier than its respective Final Scheduled Payment Date.  Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of the Notes.
The following tables (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables in the applicable pool described under "The Receivables" above.
The ABS Tables assume that:
•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;
•	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;
•	payments are made on the Notes on each Payment Date, and each Payment Date is assumed to be the 25th day of each applicable month;
•	the balance in the Reserve Account on each Payment Date is the required amount described under "Credit Enhancement—Reserve Account" in this prospectus;
•	except as indicated in the ABS Tables, the Servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which its option may be exercised;
•	each pool of Receivables has a cutoff date as of the close of business on May 31, 2016;
•	the Servicing Fee is 1.00% per annum of the Pool Balance as of the first day of the related Collection Period; provided that, in the case as of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) 1.00% per annum of the Pool Balance as of the Cutoff Date and (b) 1.00% per annum of the Pool Balance as of July 1, 2016;
•	there are no fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer in any monthly period;
•	the Closing Date is July 20, 2016;
•	the interest on the Class A-1 Notes is 0.65% based on an actual/360 day count, on the Class A-2a Notes is 1.18% based on a 30/360 day count, on the Class A-2b Notes is 1.18% based on an actual/360 day count, on the Class A-3 Notes is 1.41% based on a 30/360 day count, and on the Class A-4 Notes is 1.60% based on a 30/360 day count; and
•	the Yield Supplement Overcollateralization Amount schedules set forth below, which are utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages. The actual Yield Supplement Overcollateralization Amount may differ depending on the actual prepayments, losses and repurchases on the Receivables with APRs less than the Required Rate. For purposes of the Yield Supplement Overcollateralization Amount schedules set forth below, the

Required Rate is assumed to be 5.30% for any Payment Date occurring on or prior to the date on which the Class A-2b Notes are paid in full, and 4.40% for any Payment Date occurring after the date on which the Class A-2b Notes are paid in full.
If the aggregate initial principal amount of the Notes is $1,000,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:
	Yield Supplement Overcollateralization Amount			Yield Supplement Overcollateralization Amount
Payment Date	5.30% Required Rate	4.40% Required Rate	Payment Date	5.30% Required Rate	4.40% Required Rate
Closing Date	$57,530,234.93	$39,862,619.12	July 2019	$7,208,187.29	$4,817,046.67
August 2016	$55,362,355.67	$38,330,863.71	August 2019	$6,570,544.92	$4,384,310.25
September 2016	$53,237,425.31	$36,830,638.21	September 2019	$5,968,973.49	$3,976,636.48
October 2016	$51,155,716.78	$35,362,112.89	October 2019	$5,403,251.78	$3,593,840.10
November 2016	$49,117,504.36	$33,925,458.70	November 2019	$4,873,188.95	$3,235,752.14
December 2016	$47,123,058.37	$32,520,843.78	December 2019	$4,378,470.14	$2,902,129.23
January 2017	$45,172,641.89	$31,148,433.24	January 2020	$3,918,526.89	$2,592,554.09
February 2017	$43,266,508.54	$29,808,382.33	February 2020	$3,492,735.87	$2,306,573.84
March 2017	$41,404,910.22	$28,500,847.17	March 2020	$3,100,600.14	$2,043,826.40
April 2017	$39,588,080.98	$27,225,973.70	April 2020	$2,741,206.98	$1,803,664.04
May 2017	$37,816,238.13	$25,983,895.50	May 2020	$2,413,539.00	$1,585,363.42
June 2017	$36,089,563.32	$24,774,711.94	June 2020	$2,116,741.07	$1,388,289.94
July 2017	$34,408,162.81	$23,598,463.48	July 2020	$1,849,392.30	$1,211,397.08
August 2017	$32,772,050.94	$22,455,118.68	August 2020	$1,609,127.15	$1,052,942.52
September 2017	$31,181,287.91	$21,344,681.50	September 2020	$1,393,509.60	$911,134.41
October 2017	$29,635,906.78	$20,267,132.84	October 2020	$1,199,956.22	$784,099.70
November 2017	$28,135,941.61	$19,222,454.58	November 2020	$1,026,764.63	$670,613.01
December 2017	$26,681,381.00	$18,210,609.42	December 2020	$872,730.18	$569,818.66
January 2018	$25,272,177.98	$17,231,528.53	January 2021	$736,300.20	$480,634.51
February 2018	$23,908,342.59	$16,285,185.49	February 2021	$616,113.19	$402,129.84
March 2018	$22,589,872.73	$15,371,542.80	March 2021	$511,264.20	$333,702.57
April 2018	$21,316,600.98	$14,490,440.02	April 2021	$420,624.24	$274,642.94
May 2018	$20,088,540.82	$13,641,854.03	May 2021	$343,085.10	$224,225.13
June 2018	$18,905,701.17	$12,825,758.01	June 2021	$277,491.69	$181,684.86
July 2018	$17,767,699.10	$12,041,807.01	July 2021	$222,123.80	$145,838.33
August 2018	$16,673,289.30	$11,288,972.74	August 2021	$174,610.84	$115,014.94
September 2018	$15,620,816.14	$10,565,908.46	September 2021	$134,310.17	$88,806.16
October 2018	$14,608,404.04	$9,871,107.94	October 2021	$100,527.85	$66,775.24
November 2018	$13,635,033.32	$9,203,749.65	November 2021	$72,737.70	$48,594.68
December 2018	$12,700,328.97	$8,563,532.91	December 2021	$50,530.74	$34,004.95
January 2019	$11,803,896.72	$7,950,146.51	January 2022	$33,229.66	$22,566.58
February 2019	$10,945,314.86	$7,363,260.08	February 2022	$20,219.68	$13,883.03
March 2019	$10,124,120.62	$6,802,521.48	March 2022	$11,042.81	$7,665.15
April 2019	$9,339,993.63	$6,267,684.21	April 2022	$4,984.73	$3,493.25
May 2019	$8,592,662.30	$5,758,528.49	May 2022	$1,444.11	$1,017.68
June 2019	$7,882,108.30	$5,275,023.76	June 2022	$0.00	$0.00

If the aggregate initial principal amount of the Notes is $1,250,000,000, the following Yield Supplement Overcollateralization Amount schedule is applicable:
	Yield Supplement Overcollateralization Amount			Yield Supplement Overcollateralization Amount
Payment Date	5.30% Required Rate	4.40% Required Rate	Payment Date	5.30% Required Rate	4.40% Required Rate
Closing Date	$71,861,249.18	$49,806,469.96	July 2019	$8,979,603.58	$6,001,930.52
August 2016	$69,152,442.57	$47,892,079.49	August 2019	$8,183,324.42	$5,461,368.57
September 2016	$66,497,277.17	$46,017,074.60	September 2019	$7,432,174.51	$4,952,175.57
October 2016	$63,896,093.83	$44,181,667.97	October 2019	$6,725,872.57	$4,474,115.17
November 2016	$61,349,235.16	$42,386,073.22	November 2019	$6,064,184.02	$4,026,980.12
December 2016	$58,857,040.10	$40,630,501.26	December 2019	$5,446,745.89	$3,610,489.07
January 2017	$56,419,839.66	$38,915,159.55	January 2020	$4,872,861.05	$3,224,129.37
February 2017	$54,037,954.58	$37,240,244.73	February 2020	$4,341,749.98	$2,867,334.78
March 2017	$51,711,699.76	$35,605,951.73	March 2020	$3,852,797.52	$2,539,660.12
April 2017	$49,441,359.73	$34,012,457.27	April 2020	$3,404,831.60	$2,240,272.12
May 2017	$47,227,206.31	$32,459,928.03	May 2020	$2,996,586.61	$1,968,265.12
June 2017	$45,069,462.74	$30,948,485.27	June 2020	$2,626,971.64	$1,722,832.49
July 2017	$42,968,267.77	$29,478,185.71	July 2020	$2,294,157.85	$1,502,626.34
August 2017	$40,923,656.39	$28,049,002.35	August 2020	$1,995,156.35	$1,305,441.69
September 2017	$38,935,668.54	$26,660,912.13	September 2020	$1,726,903.18	$1,129,023.20
October 2017	$37,004,342.09	$25,313,887.83	October 2020	$1,486,183.25	$971,038.76
November 2017	$35,129,709.32	$24,007,900.12	November 2020	$1,270,897.72	$829,976.08
December 2017	$33,311,798.22	$22,742,931.85	December 2020	$1,079,541.11	$704,766.25
January 2018	$31,550,575.59	$21,518,916.08	January 2021	$910,196.35	$594,074.98
February 2018	$29,846,055.47	$20,335,820.71	February 2021	$761,169.92	$496,741.88
March 2018	$28,198,239.45	$19,193,601.94	March 2021	$631,292.75	$411,986.47
April 2018	$26,606,960.91	$18,092,092.43	April 2021	$519,119.69	$338,901.04
May 2018	$25,072,213.86	$17,031,246.66	May 2021	$423,259.05	$276,575.95
June 2018	$23,594,014.90	$16,011,034.51	June 2021	$342,242.95	$224,041.13
July 2018	$22,171,897.05	$15,031,035.84	July 2021	$273,933.99	$179,826.70
August 2018	$20,804,278.18	$14,089,946.52	August 2021	$215,341.78	$141,823.57
September 2018	$19,489,112.20	$13,186,102.80	September 2021	$165,664.60	$109,521.91
October 2018	$18,224,045.24	$12,317,614.06	October 2021	$124,026.30	$82,370.57
November 2018	$17,007,855.41	$11,483,493.08	November 2021	$89,775.47	$59,965.28
December 2018	$15,840,054.62	$10,683,349.68	December 2021	$62,392.45	$41,977.66
January 2019	$14,720,129.11	$9,916,779.92	January 2022	$41,046.95	$27,869.27
February 2019	$13,647,525.76	$9,183,352.95	February 2022	$24,984.67	$17,150.12
March 2019	$12,621,688.22	$8,482,645.35	March 2022	$13,647.04	$9,469.46
April 2019	$11,642,200.59	$7,814,337.20	April 2022	$6,161.12	$4,317.16
May 2019	$10,708,737.36	$7,178,163.23	May 2022	$1,787.43	$1,259.91
June 2019	$9,821,270.28	$6,574,082.80	June 2022	$0.00	$0.00

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.
The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each hypothetical pool having the characteristics set forth in the table below and that the level scheduled monthly payment for each of the pools, based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date, will be such that each pool will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal amount of notes issued is $1,000,000,000, the hypothetical pools have the following characteristics:
Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (in Months)	Weighted Average Stated Remaining Term (in Months)
1	$164,039.58	2.692%	37	5
2	$3,000,407.32	1.651%	31	10
3	$8,785,895.95	1.751%	36	16
4	$33,886,433.04	1.253%	38	23
5	$53,294,120.68	1.727%	42	27
6	$33,905,125.77	2.178%	50	33
7	$57,097,429.22	2.269%	59	40
8	$168,835,905.06	2.097%	60	46
9	$195,111,861.72	2.292%	62	51
10	$202,313,009.62	2.540%	64	58
11	$219,368,399.16	2.763%	72	67
12	$7,805.00	4.938%	55	5
13	$12,217.48	4.891%	49	9
14	$140,479.58	4.813%	49	16
15	$358,314.88	4.768%	55	22
16	$658,022.94	4.880%	49	27
17	$959,930.70	4.906%	50	34
18	$1,870,513.27	4.942%	60	40
19	$4,722,024.64	4.931%	61	46
20	$9,255,557.41	4.914%	63	52
21	$9,492,558.34	4.894%	65	57
22	$8,011,423.64	4.811%	72	66
23	$41,472.86	6.233%	46	10
24	$122,504.47	6.263%	40	16
25	$286,521.93	6.721%	46	23
26	$510,357.74	6.385%	48	27
27	$796,161.94	6.656%	52	34
28	$1,816,124.04	6.644%	59	40
29	$5,936,504.75	6.753%	61	46
30	$12,137,275.54	7.101%	64	52
31	$15,439,239.03	7.419%	67	57
32	$34,788,128.61	8.058%	72	67
Total	$1,083,125,765.91	2.768%	62	52

If the aggregate initial principal amount of notes issued is $1,250,000,000, the hypothetical pools have the following characteristics:
Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (in Months)	Weighted Average Stated Remaining Term (in Months)
1	185,842.88	2.644%	38	5
2	3,809,679.38	1.630%	31	10
3	10,616,593.65	1.737%	36	16
4	42,317,343.75	1.268%	38	23
5	66,666,101.02	1.728%	42	27
6	42,269,720.52	2.178%	50	33
7	70,718,389.97	2.274%	59	40
8	212,950,133.49	2.087%	60	46
9	243,028,897.02	2.289%	62	51
10	254,858,730.66	2.543%	64	58
11	270,877,841.42	2.763%	72	66
12	7,805.00	4.938%	55	5
13	27,861.78	4.867%	48	10
14	162,018.70	4.806%	51	16
15	412,050.35	4.784%	55	23
16	873,353.28	4.854%	52	27
17	1,082,012.34	4.910%	49	34
18	2,481,948.84	4.919%	60	40
19	5,888,253.49	4.947%	61	46
20	11,533,027.46	4.919%	63	52
21	11,832,548.65	4.893%	65	57
22	10,738,964.55	4.817%	72	66
23	2,450.18	5.990%	48	5
24	45,695.66	6.264%	47	10
25	147,036.38	6.431%	42	16
26	315,903.10	6.748%	45	22
27	665,224.03	6.494%	50	27
28	1,113,169.82	6.613%	55	34
29	2,270,249.32	6.611%	59	40
30	7,647,790.13	6.714%	61	46
31	15,369,204.05	7.044%	64	52
32	18,748,068.30	7.393%	67	58
33	44,273,609.85	8.028%	72	67
Total	$1,353,937,519.02	2.768%	62	52

The actual characteristics and performance of the Receivables are expected to differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that no defaults will occur on the Receivables.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.
In calculating the Expected Final Payment Date shown on the cover to this prospectus for each class of the Notes, an ABS percentage of 1.40% was utilized and the Servicer's option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted.  The actual Payment Date on which each class of the Notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

Percentage of Class A-1 Note Balance Outstanding at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	79.98	75.30	71.13	68.88	63.96
September 2016	70.47	63.61	57.50	54.19	46.97
October 2016	61.02	52.08	44.11	39.80	30.40
November 2016	51.62	40.70	30.96	25.70	14.24
December 2016	42.29	29.49	18.09	11.92	0.00
January 2017	33.02	18.44	5.46	0.00	0.00
February 2017	23.80	7.54	0.00	0.00	0.00
March 2017	14.64	0.00	0.00	0.00	0.00
April 2017	5.53	0.00	0.00	0.00	0.00
May 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	0.42	0.34	0.29	0.26	0.23
Weighted Average Life to Call (years)(2)(3)	0.42	0.34	0.29	0.26	0.23
_________________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-1 Note Balance Outstanding at Various ABS Percentages
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	80.04	75.37	71.20	68.94	64.01
September 2016	70.56	63.71	57.60	54.28	47.06
October 2016	61.13	52.21	44.24	39.92	30.51
November 2016	51.76	40.86	31.13	25.86	14.38
December 2016	42.46	29.68	18.28	12.11	0.00
January 2017	33.21	18.66	5.68	0.00	0.00
February 2017	24.02	7.79	0.00	0.00	0.00
March 2017	14.88	0.00	0.00	0.00	0.00
April 2017	5.80	0.00	0.00	0.00	0.00
May 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	0.42	0.34	0.29	0.26	0.23
Weighted Average Life to Call (years)(2)(3)	0.42	0.34	0.29	0.26	0.23
_________________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Aggregate Class A-2a and Class A-2b Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	98.91
January 2017	100.00	100.00	100.00	98.87	87.76
February 2017	100.00	100.00	94.96	89.28	76.91
March 2017	100.00	97.68	86.14	79.91	66.37
April 2017	100.00	89.98	77.50	70.76	56.13
May 2017	97.52	82.47	69.11	61.90	46.25
June 2017	91.05	75.08	60.90	53.26	36.66
July 2017	84.62	67.80	52.87	44.83	27.38
August 2017	78.24	60.64	45.03	36.63	18.40
September 2017	71.89	53.59	37.37	28.64	9.72
October 2017	65.58	46.66	29.90	20.88	1.35
November 2017	59.46	39.97	22.71	13.43	0.00
December 2017	53.38	33.39	15.71	6.20	0.00
January 2018	47.34	26.93	8.88	0.00	0.00
February 2018	41.34	20.58	2.24	0.00	0.00
March 2018	35.38	14.34	0.00	0.00	0.00
April 2018	29.45	8.22	0.00	0.00	0.00
May 2018	23.58	2.21	0.00	0.00	0.00
June 2018	18.10	0.00	0.00	0.00	0.00
July 2018	12.67	0.00	0.00	0.00	0.00
August 2018	7.27	0.00	0.00	0.00	0.00
September 2018	1.91	0.00	0.00	0.00	0.00
October 2018	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	1.53	1.28	1.10	1.02	0.87
Weighted Average Life to Call (years)(2)(3)	1.53	1.28	1.10	1.02	0.87
_________________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average lives of the Class A-2a Notes and the Class A-2b Notes are determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Aggregate Class A-2a and Class A-2b Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	99.03
January 2017	100.00	100.00	100.00	99.02	87.84
February 2017	100.00	100.00	95.12	89.41	76.97
March 2017	100.00	97.87	86.28	80.02	66.39
April 2017	100.00	90.16	77.62	70.85	56.12
May 2017	97.72	82.64	69.21	61.97	46.21
June 2017	91.25	75.23	60.99	53.31	36.60
July 2017	84.81	67.94	52.95	44.86	27.30
August 2017	78.41	60.77	45.09	36.64	18.29
September 2017	72.06	53.71	37.42	28.64	9.60
October 2017	65.74	46.77	29.93	20.86	1.20
November 2017	59.61	40.06	22.73	13.40	0.00
December 2017	53.51	33.47	15.71	6.15	0.00
January 2018	47.46	26.99	8.87	0.00	0.00
February 2018	41.44	20.63	2.21	0.00	0.00
March 2018	35.47	14.38	0.00	0.00	0.00
April 2018	29.53	8.25	0.00	0.00	0.00
May 2018	23.64	2.23	0.00	0.00	0.00
June 2018	18.15	0.00	0.00	0.00	0.00
July 2018	12.70	0.00	0.00	0.00	0.00
August 2018	7.29	0.00	0.00	0.00	0.00
September 2018	1.91	0.00	0.00	0.00	0.00
October 2018	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	1.53	1.28	1.10	1.02	0.87
Weighted Average Life to Call (years)(2)(3)	1.53	1.28	1.10	1.02	0.87
______________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average lives of the Class A-2a Notes and the Class A-2b Notes are determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-3 Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	100.00
January 2017	100.00	100.00	100.00	100.00	100.00
February 2017	100.00	100.00	100.00	100.00	100.00
March 2017	100.00	100.00	100.00	100.00	100.00
April 2017	100.00	100.00	100.00	100.00	100.00
May 2017	100.00	100.00	100.00	100.00	100.00
June 2017	100.00	100.00	100.00	100.00	100.00
July 2017	100.00	100.00	100.00	100.00	100.00
August 2017	100.00	100.00	100.00	100.00	100.00
September 2017	100.00	100.00	100.00	100.00	100.00
October 2017	100.00	100.00	100.00	100.00	100.00
November 2017	100.00	100.00	100.00	100.00	91.57
December 2017	100.00	100.00	100.00	100.00	84.79
January 2018	100.00	100.00	100.00	98.97	75.25
February 2018	100.00	100.00	100.00	93.04	66.09
March 2018	100.00	100.00	94.64	84.56	57.31
April 2018	100.00	100.00	89.08	76.36	48.91
May 2018	100.00	100.00	81.22	68.44	40.90
June 2018	100.00	95.72	73.90	61.07	33.44
July 2018	100.00	90.79	66.80	53.96	26.34
August 2018	100.00	83.85	59.91	47.11	19.59
September 2018	100.00	77.06	53.25	40.53	13.21
October 2018	96.28	70.90	47.18	34.51	7.33
November 2018	91.75	64.86	41.30	28.73	1.77
December 2018	85.60	58.95	35.62	23.19	0.00
January 2019	79.50	53.16	30.14	17.88	0.00
February 2019	73.44	47.51	24.87	12.82	0.00
March 2019	67.43	41.98	19.79	7.99	0.00
April 2019	61.78	36.81	15.06	3.50	0.00
May 2019	56.18	31.76	10.52	0.00	0.00
June 2019	50.63	26.84	6.17	0.00	0.00
July 2019	45.12	22.04	2.02	0.00	0.00
August 2019	39.66	17.36	0.00	0.00	0.00
September 2019	34.25	12.81	0.00	0.00	0.00
October 2019	28.88	8.38	0.00	0.00	0.00
November 2019	23.99	4.35	0.00	0.00	0.00
December 2019	19.14	0.43	0.00	0.00	0.00
January 2020	14.33	0.00	0.00	0.00	0.00
February 2020	9.56	0.00	0.00	0.00	0.00
March 2020	4.84	0.00	0.00	0.00	0.00
April 2020	0.16	0.00	0.00	0.00	0.00
May 2020	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	3.00	2.64	2.31	2.14	1.82
Weighted Average Life to Call (years)(2)(3)	3.00	2.64	2.31	2.14	1.82
____________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-3 Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	100.00
January 2017	100.00	100.00	100.00	100.00	100.00
February 2017	100.00	100.00	100.00	100.00	100.00
March 2017	100.00	100.00	100.00	100.00	100.00
April 2017	100.00	100.00	100.00	100.00	100.00
May 2017	100.00	100.00	100.00	100.00	100.00
June 2017	100.00	100.00	100.00	100.00	100.00
July 2017	100.00	100.00	100.00	100.00	100.00
August 2017	100.00	100.00	100.00	100.00	100.00
September 2017	100.00	100.00	100.00	100.00	100.00
October 2017	100.00	100.00	100.00	100.00	100.00
November 2017	100.00	100.00	100.00	100.00	91.38
December 2017	100.00	100.00	100.00	100.00	84.59
January 2018	100.00	100.00	100.00	98.89	75.05
February 2018	100.00	100.00	100.00	92.96	65.89
March 2018	100.00	100.00	94.61	84.48	57.12
April 2018	100.00	100.00	89.05	76.29	48.73
May 2018	100.00	100.00	81.19	68.38	40.73
June 2018	100.00	95.74	73.88	61.02	33.28
July 2018	100.00	90.80	66.78	53.92	26.19
August 2018	100.00	83.88	59.91	47.08	19.45
September 2018	100.00	77.09	53.26	40.51	13.08
October 2018	96.29	70.93	47.19	34.50	7.21
November 2018	91.75	64.90	41.32	28.73	1.67
December 2018	85.60	58.99	35.65	23.19	0.00
January 2019	79.50	53.22	30.19	17.90	0.00
February 2019	73.45	47.57	24.92	12.85	0.00
March 2019	67.44	42.05	19.86	8.04	0.00
April 2019	61.78	36.88	15.13	3.56	0.00
May 2019	56.19	31.85	10.61	0.00	0.00
June 2019	50.64	26.93	6.27	0.00	0.00
July 2019	45.13	22.14	2.13	0.00	0.00
August 2019	39.68	17.47	0.00	0.00	0.00
September 2019	34.26	12.92	0.00	0.00	0.00
October 2019	28.89	8.50	0.00	0.00	0.00
November 2019	24.00	4.48	0.00	0.00	0.00
December 2019	19.15	0.57	0.00	0.00	0.00
January 2020	14.34	0.00	0.00	0.00	0.00
February 2020	9.57	0.00	0.00	0.00	0.00
March 2020	4.84	0.00	0.00	0.00	0.00
April 2020	0.16	0.00	0.00	0.00	0.00
May 2020	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	3.00	2.64	2.31	2.14	1.82
Weighted Average Life to Call (years)(2)(3)	3.00	2.64	2.31	2.14	1.82
___________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-4 Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,000,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	100.00
January 2017	100.00	100.00	100.00	100.00	100.00
February 2017	100.00	100.00	100.00	100.00	100.00
March 2017	100.00	100.00	100.00	100.00	100.00
April 2017	100.00	100.00	100.00	100.00	100.00
May 2017	100.00	100.00	100.00	100.00	100.00
June 2017	100.00	100.00	100.00	100.00	100.00
July 2017	100.00	100.00	100.00	100.00	100.00
August 2017	100.00	100.00	100.00	100.00	100.00
September 2017	100.00	100.00	100.00	100.00	100.00
October 2017	100.00	100.00	100.00	100.00	100.00
November 2017	100.00	100.00	100.00	100.00	100.00
December 2017	100.00	100.00	100.00	100.00	100.00
January 2018	100.00	100.00	100.00	100.00	100.00
February 2018	100.00	100.00	100.00	100.00	100.00
March 2018	100.00	100.00	100.00	100.00	100.00
April 2018	100.00	100.00	100.00	100.00	100.00
May 2018	100.00	100.00	100.00	100.00	100.00
June 2018	100.00	100.00	100.00	100.00	100.00
July 2018	100.00	100.00	100.00	100.00	100.00
August 2018	100.00	100.00	100.00	100.00	100.00
September 2018	100.00	100.00	100.00	100.00	100.00
October 2018	100.00	100.00	100.00	100.00	100.00
November 2018	100.00	100.00	100.00	100.00	100.00
December 2018	100.00	100.00	100.00	100.00	89.54
January 2019	100.00	100.00	100.00	100.00	74.72
February 2019	100.00	100.00	100.00	100.00	61.30
March 2019	100.00	100.00	100.00	100.00	48.77
April 2019	100.00	100.00	100.00	100.00	37.08
May 2019	100.00	100.00	100.00	97.73	26.21
June 2019	100.00	100.00	100.00	85.55	16.24
July 2019	100.00	100.00	100.00	74.07	8.08
August 2019	100.00	100.00	94.12	63.27	0.51
September 2019	100.00	100.00	82.72	53.16	0.00
October 2019	100.00	100.00	71.91	43.76	0.00
November 2019	100.00	100.00	62.05	35.14	0.00
December 2019	100.00	100.00	52.71	27.15	0.00
January 2020	100.00	89.80	43.90	19.79	0.00
February 2020	100.00	78.64	35.61	13.06	0.00
March 2020	100.00	67.82	27.86	6.96	0.00
April 2020	100.00	57.35	20.64	1.49	0.00
May 2020	89.70	49.19	14.75	0.00	0.00
June 2020	79.02	41.28	9.24	0.00	0.00
July 2020	68.44	33.62	4.13	0.00	0.00
August 2020	57.95	26.22	0.00	0.00	0.00
September 2020	47.55	19.08	0.00	0.00	0.00
October 2020	40.36	13.98	0.00	0.00	0.00
November 2020	33.58	9.25	0.00	0.00	0.00
December 2020	26.87	4.69	0.00	0.00	0.00
January 2021	20.22	0.29	0.00	0.00	0.00
February 2021	13.63	0.00	0.00	0.00	0.00
March 2021	7.10	0.00	0.00	0.00	0.00
April 2021	1.02	0.00	0.00	0.00	0.00
May 2021	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	4.25	3.92	3.53	3.28	2.73
Weighted Average Life to Call (years)(2)(3)	4.19	3.86	3.47	3.22	2.71
________________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

Percentage of Class A-4 Note Balance Outstanding
(if the Aggregate Initial Principal Amount of the Notes is $1,250,000,000)(1)
Payment Date	0.50%	1.00%	1.40%	1.60%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2016	100.00	100.00	100.00	100.00	100.00
September 2016	100.00	100.00	100.00	100.00	100.00
October 2016	100.00	100.00	100.00	100.00	100.00
November 2016	100.00	100.00	100.00	100.00	100.00
December 2016	100.00	100.00	100.00	100.00	100.00
January 2017	100.00	100.00	100.00	100.00	100.00
February 2017	100.00	100.00	100.00	100.00	100.00
March 2017	100.00	100.00	100.00	100.00	100.00
April 2017	100.00	100.00	100.00	100.00	100.00
May 2017	100.00	100.00	100.00	100.00	100.00
June 2017	100.00	100.00	100.00	100.00	100.00
July 2017	100.00	100.00	100.00	100.00	100.00
August 2017	100.00	100.00	100.00	100.00	100.00
September 2017	100.00	100.00	100.00	100.00	100.00
October 2017	100.00	100.00	100.00	100.00	100.00
November 2017	100.00	100.00	100.00	100.00	100.00
December 2017	100.00	100.00	100.00	100.00	100.00
January 2018	100.00	100.00	100.00	100.00	100.00
February 2018	100.00	100.00	100.00	100.00	100.00
March 2018	100.00	100.00	100.00	100.00	100.00
April 2018	100.00	100.00	100.00	100.00	100.00
May 2018	100.00	100.00	100.00	100.00	100.00
June 2018	100.00	100.00	100.00	100.00	100.00
July 2018	100.00	100.00	100.00	100.00	100.00
August 2018	100.00	100.00	100.00	100.00	100.00
September 2018	100.00	100.00	100.00	100.00	100.00
October 2018	100.00	100.00	100.00	100.00	100.00
November 2018	100.00	100.00	100.00	100.00	100.00
December 2018	100.00	100.00	100.00	100.00	89.01
January 2019	100.00	100.00	100.00	100.00	73.87
February 2019	100.00	100.00	100.00	100.00	60.17
March 2019	100.00	100.00	100.00	100.00	47.37
April 2019	100.00	100.00	100.00	100.00	35.45
May 2019	100.00	100.00	100.00	97.90	24.37
June 2019	100.00	100.00	100.00	85.47	14.21
July 2019	100.00	100.00	100.00	73.74	5.93
August 2019	100.00	100.00	94.37	62.73	0.00
September 2019	100.00	100.00	82.73	52.43	0.00
October 2019	100.00	100.00	71.70	42.85	0.00
November 2019	100.00	100.00	61.64	34.08	0.00
December 2019	100.00	100.00	52.11	25.95	0.00
January 2020	100.00	89.99	43.13	18.47	0.00
February 2020	100.00	78.57	34.70	11.64	0.00
March 2020	100.00	67.51	26.81	5.45	0.00
April 2020	100.00	56.81	19.47	0.00	0.00
May 2020	89.48	48.49	13.49	0.00	0.00
June 2020	78.56	40.43	7.91	0.00	0.00
July 2020	67.73	32.62	2.74	0.00	0.00
August 2020	57.00	25.09	0.00	0.00	0.00
September 2020	46.37	17.81	0.00	0.00	0.00
October 2020	39.00	12.62	0.00	0.00	0.00
November 2020	32.06	7.81	0.00	0.00	0.00
December 2020	25.18	3.17	0.00	0.00	0.00
January 2021	18.36	0.00	0.00	0.00	0.00
February 2021	11.61	0.00	0.00	0.00	0.00
March 2021	4.93	0.00	0.00	0.00	0.00
April 2021	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(2)	4.24	3.91	3.52	3.27	2.72
Weighted Average Life to Call (years)(2)(3)	4.19	3.86	3.46	3.22	2.69
______________
(1)	Percentages assume that an optional purchase by the Servicer does not occur.
(2)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
(3)	The weighted average life to call assumes that an optional purchase by the Servicer occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.
 Note Factors
The "Note Pool Factor" with respect to any class of Notes will be a two-digit decimal indicating the principal amount of that class of Notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount of that class of Notes as of the Closing Date.  The Servicer will compute the Note Pool Factor each month for each class of Notes.  Each Note Pool Factor will initially be 1.00 and thereafter will decline to reflect reductions in the principal amount of each class of Notes.  The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the Noteholder's Note by the related Note Pool Factor for that month.
Use of Proceeds
The Issuing Entity will use the net proceeds from the sale of the Notes to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement and to fund the Reserve Account.  The net proceeds to be received by the Depositor from the sale of the Receivables to the Issuing Entity will be used by the Depositor in connection with its acquisition of the Receivables from BMW FS and BMW Bank and to pay other expenses in connection with the issuance of the Notes.  Each of BMW FS and BMW Bank will use the proceeds from the sale of the related Receivables for general corporate purposes.
Statements to Noteholders
Pursuant to the Transfer and Servicing Agreements, on each Determination Date, the Servicer will provide the Indenture Trustee a report concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the Issuing Entity, and the Indenture Trustee will make available, on the related Payment Date, the same to the Noteholders of record as of the most recent Record Date and to the Owner Trustee.  The Indenture Trustee will make the foregoing statements available to the Noteholders via its Internet website, which is presently located at http://www.usbank.com/abs.  Noteholders of record during each calendar year, upon request to the Indenture Trustee, will be furnished the information by the Indenture Trustee or the Owner Trustee, as appropriate, for tax reporting purposes not later than the latest date permitted by law.
We refer you to "Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders" in this prospectus for a more detailed description of the reports to be sent to Noteholders.
Where Can You Find More Information About Your Securities
The Issuing Entity
Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record will be Cede.  The Indenture Trustee will provide to Noteholders of record unaudited monthly and annual reports concerning the Receivables and other specified matters.  We refer you to "Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders" and "—Evidence as to Compliance" in this prospectus.  Copies of these reports may be obtained at no charge at the offices specified in this prospectus.

The Depositor
BMW FS Securities LLC, as Depositor of the Receivables, has filed with the SEC a registration statement on Form SF-3 under the Securities Act of 1933, as amended (the "Securities Act"), of which this prospectus forms a part.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.  You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC's Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR filed under the SEC Central Index Key (CIK) 0001136586 and under the registration file number 333-208642, and all reports filed by the Issuing Entity will be found on EDGAR filed under registration number 333-208642-01.  Copies of the Transfer and Servicing Agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.
The Depositor, on behalf of the Issuing Entity, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report) including as Exhibits to the Form 8-K the Transfer and Servicing Agreements;
•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;
•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance, asset representations review and investor communication information required on Form 10-D, which are required to be filed 15 days following each Payment Date; and
•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Securities Act.
Unless specifically stated in any report filed by or on behalf of the Issuing Entity with the SEC, the reports and any information included in such report will neither be examined nor reported on by an independent public accountant.
The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in "Description of the Transfer and Servicing Agreements—Statements to Noteholders and Certificateholders" in this prospectus.  For so long as the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the Issuing Entity's annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on the SEC's website, which is located at www.sec.gov as soon as reasonably practicable after such reports are filed with the SEC.
Description of the Transfer and Servicing Agreements
The following summary of the Transfer and Servicing Agreements describes the material terms of the Transfer and Servicing Agreements.  The description of the terms of the Transfer and Servicing Agreements in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement.  Copies of the final forms of the Transfer and Servicing Agreements will be filed as current reports on Form 8-K with the SEC.  We refer you to "Where You Can Find More Information About Your Securities—The Depositor" in this prospectus for additional information regarding reports required to be filed by the Depositor.

Sale and Assignment of Receivables
On or prior to the Closing Date each of BMW FS and BMW Bank will sell and assign to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, its entire interest in the Receivables, including the security interests in the related financed vehicles.  On the Closing Date, the Depositor will transfer and assign to the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including its security interests in the related financed vehicles.  Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement, but the existence and characteristics of the Receivables will not be verified by the Indenture Trustee.  The Issuing Entity will, concurrently with the transfer and assignment, execute and deliver the Notes and the Certificates.  The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables from the Depositor and to make any required initial deposit into the Reserve Account.
BMW FS and BMW Bank, each as a Seller, pursuant to the Receivables Purchase Agreement and Bank Receivables Purchase Agreement, respectively, and the Depositor, pursuant to the Sale and Servicing Agreement, will represent and warrant, among other things, that as of the Closing Date:
•	Each Receivable (a) was originated in the United States of America by the Seller (in the case of any Receivable originated through the "lease to loan" program described in this prospectus), by BMW Bank (in the case of any Receivable acquired by the Seller from BMW Bank) or by a Dealer located in the United States of America, in each case in the ordinary course of such originator's business and in compliance with the Seller's customary credit policies and practices as of the date of origination or acquisition of such Receivable, (b) is payable in United States dollars, (c) has been fully and properly executed or electronically authenticated by the parties thereto, (d) except in the case of any Receivable originated through the "lease to loan" program or acquired by the Seller from BMW Bank, has been (i) purchased by the Seller from the Dealer under an existing Dealer Agreement and (ii) validly assigned by such Dealer to the Seller, and (e) in the case of any Receivable purchased by the Seller from BMW Bank, has been (i) purchased by the Seller from BMW Bank under an existing purchase agreement and (ii) validly assigned by BMW Bank to the Seller.
•	As of the Closing Date, the Seller has, or has started procedures that will result in the Seller having, a perfected, first priority security interest in the financed vehicle related to each Receivable, which security interest was validly created and has been assigned by the Seller to the Depositor, and will be assigned by the Depositor to the Issuer. The certificate of title for the financed vehicle related to each Receivable shows BMW FS or BMW Bank, as applicable, named as the original secured party (or a properly completed application for such certificate of title has been completed).
•	Each Receivable is on a form contract containing customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law.
•	Each Receivable (a) provides for fixed level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level scheduled payments) that fully amortize the Amount Financed by maturity and yield interest at the APR and (b) amortizes using the simple interest method.
•	Each Receivable complied in all material respects at the time it was originated with all requirements of applicable laws.
•	None of the Receivables is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

•	To the best of the Seller's knowledge, as of the Cutoff Date, no Obligor of a Receivable is or has been, since the origination of the related Receivable, the subject of a bankruptcy proceeding.
•	As of the Cutoff Date, none of the Receivables has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part, and no Receivable is subject to any right of rescission, setoff, counterclaim, dispute or defense.
•	None of the terms of any Receivable has been deferred or otherwise modified except by instruments or documents identified in the related Receivable File.
•	None of the Receivables has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.
•	Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to the Receivable free and clear of all Liens (other than pursuant to the Transfer and Servicing Agreements) and, immediately upon the transfer and assignment thereof, the Depositor will have good and marketable title to each Receivable, free and clear of all Liens (other than pursuant to the Transfer and Servicing Agreements).
•	Each Receivable constitutes "tangible chattel paper" or "electronic chattel paper" within the meaning of the applicable UCC. With respect to any Receivable constituting "electronic chattel paper", there is only one "authoritative copy" of the Receivable and, with respect to any Receivable constituting "tangible chattel paper", there is no more than one original executed copy of such Receivable.
•	Except for a payment that is no more than 29 days past due, no payment default exists on any Receivable as of the Cutoff Date.
•	The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Receivable, the Obligor is required to maintain such insurance.
•	No Receivable has a maturity date later than the last day of the Collection Period immediately preceding the maturity date of the latest maturing class of Notes.
•	Each Receivable had an original maturity of not less than 18 or more than 72 months.
•	All of the Receivables, as of the Cutoff Date, are due from Obligors with garaging addresses within the United States of America, its territories and possessions.
•	Each Receivable had a first scheduled payment due on or prior to 45 calendar days after the origination date thereof.
•	As of the Cutoff Date, each Receivable has a remaining term of at least 3 months and no more than 71 months.
•	As of the Cutoff Date, each Receivable has a remaining balance of at least $1,768.12.
•	The Obligor with respect to each Receivable has made at least one scheduled payment.
As of the last day of the second (or, if BMW FS or BMW Bank so elects, the first) Collection Period following the discovery by or notice to BMW FS or BMW Bank of a breach of any representation or warranty set forth above and made by such party that materially and adversely affects the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivable and such breach is not timely cured, BMW FS or BMW Bank, as applicable, will repurchase that Warranty Receivable from the Issuing Entity, at a price equal to the Warranty Purchase Payment for that Receivable.  Other than the remedies available to Noteholders, Verified Note Owners and the Issuing Entity described under "Description of the Notes—Dispute Resolution for Repurchase Request," this repurchase obligation will constitute the sole remedy available to the Noteholders, Verified Note Owners or the Issuing Entity for any uncured breach by BMW FS or BMW Bank.
Maintenance and Safekeeping of the Receivables
The Servicer, in its capacity as custodian, will hold (or, with respect to any Receivables that are electronic chattel paper, maintain in electronic format) the Receivable files for the benefit of the Issuing Entity and the Indenture Trustee, and will maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable file as shall enable the Issuing Entity to comply with the Sale and Servicing Agreement. In performing its duties as custodian, the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable files relating to all comparable automotive and motorcycle receivables that the Servicer services for itself or others. The Servicer will promptly report to the Issuing Entity and the Indenture Trustee any material failure on its part to hold or maintain the Receivable files and maintain its accounts, records and computer systems under the Sale and Servicing Agreement and will promptly take appropriate action to remedy any such material failure.
Pursuant to the Sale and Servicing Agreement, the Depositor and the Issuing Entity will designate the Servicer as custodian to maintain electronic or physical possession, as the Issuing Entity's agent of the related contracts and any other documents relating to the Receivables.  The Servicer, in its capacity as custodian, will maintain each Receivable file (or access to any Receivable files stored in an electronic format) at one of its offices specified in the Sale and Servicing Agreement or at such other office as shall be specified to the Issuing Entity and the Indenture Trustee by written notice not later than 30 days after any change in location (except that, in the case of any Receivable constituting "electronic chattel paper", the "authoritative copy" (as such term is used in Section 9-105 of the UCC) of such Receivable shall be maintained by the servicer in a computer system such that the servicer maintains "control" (as such term is used in Section 9-105 of the UCC) over such "authoritative copy").
The Servicer will maintain control of all electronic chattel paper evidencing a Receivable. To assure uniform quality in servicing both the Receivables and the servicer's own portfolio of motor vehicle retail installment, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the Issuing Entity as long as BMW FS is servicing the Receivables.  However, the Uniform Commercial Code (as in effect in the applicable jurisdiction (the "UCC")) financing statements reflecting the sale and assignment of the Receivables by BMW FS or BMW Bank to the Depositor and by the Depositor to the Issuing Entity, and the assignment by the Issuing Entity to the Indenture Trustee, as applicable, will be filed, and the respective accounting records and computer files of the Depositor, BMW FS and BMW Bank will reflect that sale and assignment.  The Depositor, or the Servicer on behalf of the Depositor, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable.  Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Issuing Entity's interest in the Receivables could be defeated.  In addition, in some cases, the Indenture Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.  We refer you to "Certain Legal Aspects of the Receivables—General" in this prospectus.
Accounts
The Servicer will establish and maintain with the paying agent on behalf of the Indenture Trustee the Collection Account, in the name of the Indenture Trustee on behalf of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders.
The Indenture Trustee will establish and maintain an account, to be designated as the "Note Distribution Account", of which the subaccount designated as the "Principal Distribution Account" is a part, into which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made.

The Servicer also will establish and maintain with the Indenture Trustee the Reserve Account (together with the Collection Account and the Note Distribution Account, the "Accounts") for the purposes described in this prospectus.
Funds in the Accounts will be invested, at the direction of the Servicer, as provided in the Sale and Servicing Agreement, in Eligible Investments, except that funds in the Note Distribution Account will remain uninvested.
"Eligible Investments" means, at any time, any one or more of the following obligations and securities:
•	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;
•	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof has a credit rating from each Rating Agency in the highest investment category granted thereby;
•	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;
•	investments in money market funds having a rating from one or more of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor);
•	bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;
•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and
•	any other investment notice of which has been provided to each Rating Agency and no such Rating Agency has provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will cause the then-current rating on any class of Notes to be qualified, reduced or withdrawn.
Eligible Investments are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes, including obligations of the Servicer and its affiliates, to the extent consistent with that rating.  Except as permitted by the Rating Agencies in writing with respect to the Reserve Account, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. To the extent permitted by the Rating Agencies, funds in the Reserve Account, may be invested in obligations or securities that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls.  Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the Noteholders could result, which could, in turn, increase the average life of the Notes.  Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, will be released to the Depositor on each Payment Date and will be the property of the Depositor.

The Accounts will be maintained with the Indenture Trustee so long as it is an Eligible Institution. If the Indenture Trustee ceases to be an Eligible Institution, then the Servicer will, on behalf of the Indenture Trustee as may be necessary, cause each Account to be moved to an Eligible Institution.
"Eligible Institution" means a depository institution or trust company:
•	the corporate trust department of the Indenture Trustee or the Owner Trustee; or
•	a depository institution organized under the laws of the United States of America or any State, that (i) has either (A) a long-term unsecured debt rating acceptable to each Rating Agency or (B) short-term unsecured debt obligations are rated in the highest short-term rating category by each Rating Agency and (ii) the deposits of which are insured by the FDIC.
Servicing Procedures
The Sale and Servicing Agreement will provide that the Servicer, for the benefit of the Issuing Entity, will manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) in accordance with its customary and usual procedures.  The Servicer's duties will include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Owner Trustee with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the Sale and Servicing Agreement.  The Servicer may appoint a subservicer under the Sale and Servicing Agreement. The Servicer will follow its customary standards, policies and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer will be authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Indenture Trustee, the Noteholders, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the related financed vehicles.  The Servicer is authorized to commence, in its own name or in the name of the Issuing Entity, Indenture Trustee, the Noteholders or the Certificateholders, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable.  If the Servicer commences or participates in such a legal proceeding in its own name, the Issuing Entity will be deemed to have automatically assigned such Receivable and the other related property of the Issuing Entity with respect to such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant.  The Servicer is also authorized and empowered under the Sale and Servicing Agreement to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.  If, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Receivable on the grounds that it is not real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee on behalf of the Issuing Entity will, at the Servicer's expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuing Entity, the Indenture Trustee, the Noteholders or the Certificateholders.  The Owner Trustee on behalf of the Issuing Entity and the Indenture Trustee are required to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.
The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the Issuing Entity and will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others and otherwise act with respect to the Receivables in such a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuing Entity with respect thereto.
The Servicer will be authorized to grant, in some circumstances, rebates, adjustments or deferments with respect to a Receivable, but will not, except pursuant to an order of a court of competent jurisdiction, waive the right to collect the unpaid balance of any Receivable.  However, if any modification of a Receivable extends the maturity of a Receivable beyond the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer will be obligated to purchase the Receivable as described below.
In addition, the Servicer will covenant that, except as otherwise contemplated in the Sale and Servicing Agreement (including the provisions in the immediately two preceding paragraphs):
•	it will not release any financed vehicle from the security interest granted in the related Receivable;
•	it will do nothing to impair the rights of the Issuing Entity in the Receivables;
•	it will not alter the APR of any Receivable; and
•	it will not extend the maturity of a Receivable beyond the Final Scheduled Payment Date of the Class A-4 Notes.
The Servicer will inform the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable.  Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Administrative Receivable materially and adversely affected by the breach from the Issuing Entity at a price equal to the Administrative Purchase Payment for that Receivable.
Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable.  This purchase obligation will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Certificateholders and the Indenture Trustee for any uncured breach by the Servicer of the specified covenants.
If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted by applicable law.  We refer you to "Certain Legal Aspects of the Receivables" in this prospectus.
Collections
The Transfer and Servicing Agreements generally require that the Servicer and any successor servicer deposit all payments (other than Warranty Purchase Payments and Administrative Purchase Payments related to such Collection Period, as described below) in respect of Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt.  However, if the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the Business Day prior to each Payment Date (a "Deposit Date"). The "Monthly Remittance Condition" will be satisfied if:
•	(1) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC (or, if an affiliate of BMW US Capital, LLC is not the Servicer, the entity that is the Servicer) is rated in the highest rating category of Moody's Investors Service, Inc. or S&P Global Ratings, or is a rating otherwise acceptable to each Rating Agency, as evidenced by the fact that each Rating Agency has been notified and has not confirmed in writing within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such rating or alternative remittance arrangement, as applicable, will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes, and (2) no Servicer Default has occurred, or
•	(1) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and (2) each Rating Agency has been notified and has not confirmed in writing within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such rating or alternative remittance arrangement, as applicable, will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.
As of the date of this prospectus, the Monthly Remittance Condition is satisfied.
The Servicer or the applicable Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments in respect of Receivables to be purchased from the Issuing Entity into the Collection Account on or before each Deposit Date.  All decisions regarding deposits and withdrawals from the Collection Account shall be made by the Servicer and will not be independently verified.  The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings.  Except as described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.
If the Servicer were unable to remit the funds as described above, Noteholders might incur a loss.
Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to unreimbursed Advances, second to interest accrued to date, third to principal until the principal balance is brought current, fourth to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable.
On each Payment Date all interest and other investment income (net of losses and expenses) on funds on deposit in the Collection Account for the related Collection Period will be released to the Depositor.
Advances
On or before the related Deposit Date, the Servicer will make a payment into the Collection Account of an amount equal to the aggregate of all scheduled payments of interest that were due during the related Collection Period that were not collected during such Collection Period (each such payment is referred to as an "Advance"), exclusive of amounts not collected as a result of application of the Relief Act and of amounts that the Servicer has determined would be non-recoverable.  On each Payment Date, the Servicer may reimburse itself for the outstanding amount advanced to the extent of actual collections of late Scheduled Payments, Warranty Purchase Payments and Administrative Purchase Payments, each to the extent allocable to interest, prior to any application of those amounts to pay the Notes.  In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) may, up to the amount of outstanding Advances in respect of that Receivable, be deemed non-recoverable and paid to the Servicer in reimbursement of the outstanding Advances, as described under "Payments on the Notes—Payment of Distributable Amounts" in this prospectus.  No advances of principal will be made with respect to the Receivables.  The Servicer will not be obligated to make an Advance, to the extent that it determines, in its sole discretion, that such Advance will not be recovered from subsequent collections on or in respect of the related Receivable.  Advances that the Servicer has determined are non-recoverable will be reimbursed to the Servicer on each Payment Date at the same priority as the Servicing Fee and prior to any other distributions to be made on that Payment Date.
The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on or before the related Deposit Date.
Permitted Deferments
The Sale and Servicing Agreement will provide that consistent with its "Collection and Servicing Guidelines" as in effect from time to time, the Servicer may, in its discretion, extend the term of any Receivable; provided, that no such deferment shall extend the final payment date on any Receivable beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date for the Class A-4 Notes.  If any such deferment does not comply with the immediately preceding sentence, and if it materially and adversely affects the Receivables, the Servicer will be required to purchase the Receivable affected by such breach.  The Servicer shall remit the related purchase amount into the Collection Account on or before the Deposit Date in accordance with the Sale and Servicing Agreement, with written notice to the Indenture Trustee of such deposit.

Servicing Compensation
The Servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate principal balance of the Receivables (exclusive of all Liquidated Receivables and, if applicable, all Receivables that are the subject of damages paid by the FDIC to the Issuing Entity) as of the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Administrative Purchase Payments and Warranty Purchase Payments allocable to principal to be remitted by the Servicer or the Sellers for the related Collection Period (the "Pool Balance"), multiplied by 1.00% (such rate, the "Servicing Fee Rate" and the fee calculated in that manner, the "Servicing Fee") for each Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) 1.00% per annum of the Pool Balance as of the Cutoff Date and (b) 1.00% per annum of the Pool Balance as of July 1, 2016.  The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in this prospectus, prior to the payment of available amounts to the Noteholders, all as described under "Payments on the Notes—Payment of Distributable Amounts".
The Servicer will also be entitled to collect and retain any late fees, prepayment charges, deferment fees and other administrative fees or similar charges allowed by applicable law with respect to the Receivables (the "Supplemental Servicing Fee").  Payments by or on behalf of Obligors will be allocated to Scheduled Payments and late fees and other charges in accordance with the Servicer's customary practices and procedures.  In addition, the Servicer will be entitled to reimbursement from the Issuing Entity for certain other specified expenses and indemnified amounts, as described in this prospectus.
The Servicer will be paid the Servicing Fee for each Collection Period on the related Payment Date prior to the payment of interest on any class of Notes.  However, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables, if no Rating Agency (after notice of such action) has provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn.
The Servicing Fee and the Supplemental Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and monitoring the collateral.  These fees also will compensate the Servicer for administering the Receivables, including making Advances, accounting for collections and furnishing monthly statements to the Owner Trustee and Indenture Trustee with respect to payments.
Net Deposits
As an administrative convenience, as long as BMW FS is the Servicer, BMW FS will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period.  The Servicer may cause to be made a single, net transfer to the Collection Account.  The Servicer, however, will account to the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, payments and transfers were made individually.
Optional Purchase
The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables.  The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the Pool Balance as of the Cutoff Date.  The "Redemption Price" for the outstanding Notes will be equal to the aggregate unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes at the applicable interest rate on the date of the optional purchase.  The Servicer or the Issuing Entity will provide prior notice of the redemption of the Notes to the Indenture Trustee at least 20 days prior to the Payment Date fixed for the redemption of the Notes, and the Indenture Trustee will provide at least 10 days' prior notice thereof to the Noteholders.  On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full on such date.
Termination
The respective obligations of the Depositor, the Servicer, any Originator (so long as such Originator has rights or obligations under the related Transfer and Servicing Agreement), the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:
•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;
•	the payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the related agreement; or
•	the optional purchase by the Servicer of all of the Receivables as described above under "—Optional Purchase".
The Owner Trustee and Indenture Trustee will give written notice of termination to each Noteholder and Certificateholder of record.  The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of that holder's Note or Certificate at the office or agency of the Owner Trustee or Indenture Trustee, as applicable, specified in the notice of termination.  Any funds remaining in the Issuing Entity, after the Owner Trustee or the Indenture Trustee, as applicable, have taken measures to locate a Noteholder or Certificateholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law to the Depositor or the Issuing Entity, respectively.
In connection with the termination of the Issuing Entity, the assets of the Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in its Accounts, will be applied to pay the Notes and the Certificates, to the extent of amounts available.
Any outstanding Notes will be redeemed concurrently with any of the events specified above and the subsequent payment to the Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement will effect early retirement of the Certificates.
Investor Communications
A Noteholder or a Verified Note Owner may send a request to the Administrator stating that the Noteholder or Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the Transfer and Servicing Agreements.  The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the Transfer and Servicing Agreements.
Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:
•	the name of the requesting Noteholder or Verified Note Owner;
•	the date the request was received;
•	a statement that the Administrator has received the request, and that the Noteholder or Verified Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the Transfer and Servicing Agreements, and
•	a description of the method by which the other Noteholders and Note Owners may contact the requesting Noteholder or Verified Note Owner.

The Administrator is not required to include any additional information regarding a Noteholder or Verified Note Owner's request in the Form 10-D, and is required to disclose a Noteholder's or a Verified Note Owner's request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the Transfer and Servicing Agreements.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by means of the administration fee paid by the Servicer as described below.
The Indenture
Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with prior notice to the Rating Agencies and with the consent of the holders of a majority of the outstanding Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.
Without the consent of the holders of each outstanding affected Note, no supplemental indenture will:
•	change:
o	the date of payment of any installment of principal of or interest on that Note or reduce the principal amount of that Note;
o	the interest rate for that Note or the redemption price for that Note;
o	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the assets of the Issuing Entity to payments of principal of and interest on that Note; or
o	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;
•	impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;
•	reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the Indenture or of specified defaults and their consequences as provided for in the Indenture;
•	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other Obligor on those Notes, the Depositor or an affiliate of any of them;
•	reduce the percentage of the aggregate principal amount of outstanding Notes required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding Notes;
•	reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture that specify the applicable percentages of aggregate principal amount of the Notes necessary to amend the Indenture;
•	modify any provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any individual component of such calculation) or to affect the rights of the holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes; or
•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided that each Rating Agency rating the Notes has not confirmed in writing that such supplemental indenture shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn.
The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without the consent of the Noteholders, and with written notice to each Rating Agency, for any of the following purposes:
•	to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;
•	to evidence the succession, in compliance with the applicable provisions of the Indenture, of another Person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity contained in the Indenture and in the Notes;
•	to add to the covenants of the Issuing Entity for the benefit of the Noteholders, or to surrender any right or power under the Indenture conferred upon the Issuing Entity;
•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
•	to cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided that such other provisions will not adversely affect the interests of the Noteholders, as evidenced by an officer's certificate;
•	to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of the Indenture as are necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or
•	to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act.
The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders but with prior notice to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or for the purpose of modifying in any manner the rights of the Noteholders; provided that such action as evidenced by an opinion of counsel will not adversely affect in any material respect the interest of any of the Noteholders; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any Noteholder and no opinion will be needed if no Rating Agency has (after notice of such supplemental indenture) provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn.
Notwithstanding the above, if any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, and the Issuing Entity determines that an amendment to the FDIC Rule-related provisions of the Indenture is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized and entitled to amend the relevant provisions in accordance with such FDIC Rule amendment or guidance, and no Noteholder or Certificateholder consent will be required in connection with any such amendment.
In entering into any supplemental indenture, the Indenture Trustee will be entitled to receive an opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, and that all conditions precedent thereto have been met.

Events of Default; Rights Upon Event of Default.  "Events of Default" under the Indenture will consist of the occurrence and continuation of any of the following:
•	a default for five days or more in the payment of any interest on any of the Notes when the same becomes due and payable;
•	a default in the payment of the principal of any Note on the related Final Scheduled Payment Date or redemption date;
•	a default in the observance or performance of any representation, warranty, covenant or agreement of the Issuing Entity (other than a covenant or agreement pursuant to the FDIC Rule Covenant) made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same has been made, and such default continues or is not cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect has not been eliminated or otherwise cured, for a period of 30 days after written notice is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; or
•	particular events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.
Notwithstanding the foregoing, a delay in or failure of performance referred to under the first event described above for a period of 45 days or less, under the second event described above for a period of 60 days or less or under the third event described above for a period of 120 days or less, will not constitute an Event of Default if that failure or delay was caused by force majeure or other similar occurrence.
However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account.  Therefore, the failure to pay any principal of any class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of Notes.
Noteholders holding at least a majority of the aggregate principal amount of the Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of any Note on the related Final Scheduled Payment Date or redemption date, or for failure to pay interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.
Following the occurrence of an Event of Default and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the Issuing Entity only in accordance with the requirements specified in the Indenture.  Under those circumstances, even if the maturity of the Notes has been accelerated, there may not be any funds to pay the principal owed on the Notes.
If an Event of Default should occur and be continuing, the Indenture Trustee may, or at the direction of holders of at least a majority of the aggregate principal amount of the Notes, will, declare the Notes to be immediately due and payable; provided that the Notes will be automatically accelerated upon the occurrence of an Event of Default due to an event of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.  Any such declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Notes then outstanding if:
•	the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:
o	all payments of principal of and interest on the Notes and all other amounts that would then be due on the Notes under the Indenture if the Event of Default giving rise to such acceleration had not occurred; and

o	all sums paid by the Indenture Trustee under the Indenture and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Owner Trustee and its agents and counsel; and
•	all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived.
Following an Event of Default, the Indenture Trustee may:
•	institute proceedings to collect amounts due or foreclose on Issuing Entity property;
•	exercise remedies as a secured party;
•	if the maturity of the Notes has been accelerated, sell the assets of the Issuing Entity; or
•	elect to have the Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as provided in the Indenture.
The Indenture Trustee is prohibited from selling the assets of the Issuing Entity following an Event of Default and an acceleration of the Notes (other than a default in the payment of any principal of any Note on its Final Scheduled Payment Date or redemption date or a default for five days or more in the payment of any interest on any Notes then outstanding), unless:
•	100% of the Noteholders consent to the sale;
•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or
•	in the case of event of default resulting from the insolvency or bankruptcy with respect to the Issuing Entity, the Indenture Trustee determines that the Issuing Entity property would not be sufficient on an ongoing basis to make all payments of principal and interest on the outstanding Notes as those payments would have become due if the Notes had not been accelerated, and the Indenture Trustee obtains the consent of the holders of at least 66⅔% of the aggregate principal amount of the Notes outstanding.
After the occurrence of a default in the payment of any principal of any Note on its Final Scheduled Payment Date or redemption date or a default for five days or more in the payment of any interest on any Notes then outstanding, the Indenture Trustee may, but will not be obligated to, sell the assets of the Issuing Entity without the consent of any Noteholders.
Following an Event of Default and declaration of the acceleration of the maturity of the Notes, payments on the Notes will be made as described under "Description of the Notes—Indenture Events of Default; Change in Priority of Payments Following Acceleration" in this prospectus.
If an Event of Default occurs and is continuing and the Indenture Trustee has actual knowledge of such Event of Default, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 30 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its officers in good faith determines that withholding the notice is in the best interests of Noteholders.
Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Noteholders or Verified Note Owners (other than requests, demands or directions required to be honored by the Indenture Trustee in connection with the use by Noteholders and Verified Note Owners of the asset representations review, dispute resolution and investor communications provisions described herein), if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.  Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding may, in some cases, prior to a declaration of the acceleration of the maturity of the Notes waive a default, except a default in the deposit of collections in respect of the Receivables or other required amounts, any required payment from amounts held in any Account in respect of amounts due on the Notes, payment of principal of, or interest or amounts due or a default in respect of a covenant or provision of the Indenture which cannot be modified without the consent of all the holders of the outstanding Notes.
No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:
•	the Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default;
•	Noteholders holding not less than 25% of the aggregate principal amount of the Notes then outstanding have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee;
•	the Noteholder has offered the Indenture Trustee reasonable indemnity;
•	the Indenture Trustee has for 60 days failed to institute that proceeding; and
•	no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the Notes then outstanding.
In addition, the Indenture Trustee and the Noteholders, by accepting their Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Certificateholder nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.
Particular Covenants.  The Indenture will provide that the Issuing Entity may not consolidate with or merge into any other entity, unless, among other things,
•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;
•	that entity expressly assumes the Issuing Entity's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuing Entity under the Indenture;
•	no Event of Default has occurred and is continuing immediately after the merger or consolidation;
•	each Rating Agency has not notified the Indenture Trustee, the Owner Trustee or Administrator, within 10 days after receiving notice of a consolidation or merger, that such consolidation or merger will result in a reduction or withdrawal of its then current rating on any class of Notes;
•	the Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any Noteholder or Certificateholder,

•	the parties take any action necessary to maintain the lien and security interest created by the Indenture; and
•	the Indenture Trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the Indenture and all conditions precedent provided in the Indenture have been complied with.
The Issuing Entity will not, so long as any Notes are outstanding, among other things,
•	except as expressly permitted by the Indenture, the applicable Transfer and Servicing Agreements or other specified documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the Indenture Trustee;
•	claim any credit on or make any deduction from the principal of and interest payable on the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon the Issuing Entity;
•	except as expressly permitted by the Transfer and Servicing Agreements, dissolve or liquidate in whole or in part;
•	permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture;
•	permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets;
•	permit the lien of the Indenture not to constitute a valid first priority (other than with respect to any tax, mechanics' or other lien) security interest in the assets of the Issuing Entity; or
•	assume or incur any indebtedness other than the Notes or as expressly permitted by the Transfer and Servicing Agreements.
The Issuing Entity may not engage in any activity other than as specified in this prospectus and the Transfer and Servicing Agreements.
Annual Compliance Statement.  The Issuing Entity will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.
Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes, including interest thereon, and any fees, expenses and indemnification amounts due and payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.
FDIC Rule Covenant
The transaction contemplated by this prospectus is intended to comply with the FDIC Rule. The FDIC Rule imposes a number of requirements on the Issuing Entity, the Depositor, the Sponsor and the Servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant.  The Indenture will contain an FDIC Rule Covenant, which will require, among other things, that:
•	payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the Issuing Entity and will not be contingent on market or credit events that are independent of such financial assets (except for interest rate or currency mismatches between the financial assets and the securitization obligations);
•	information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including, without limitation (i) information about the obligations and securitized financial assets in compliance with subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§, 229.1100-229.1125, as amended from time to time ("Regulation AB"), (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies (and applicable cure periods), liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the nature and amount of compensation paid to the originators, sponsor, rating agency or third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;
•	BMW Bank, as a Seller, must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets transferred by it under the Bank Receivables Purchase Agreement, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") when the final rule enacting such section becomes effective;
•	the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BMW Bank) nor insiders of BMW Bank in the ordinary course of such broker-dealers business) or insider of BMW Bank; and
•	BMW Bank must identify in its financial asset databases and otherwise account for the financial assets transferred as specified by the FDIC Rule.
See "Certain Legal Aspects of the Receivables—FDIC Rule" in this prospectus.
Each Noteholder and each Certificateholder, by accepting a Note or Certificate, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by BMW Bank, BMW FS, the Depositor and the Issuing Entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.
The Owner Trustee and the Indenture Trustee
Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  U.S. Bank National Association will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.
For the purpose of meeting the legal requirements of some jurisdictions, the Administrator and the Owner Trustee or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity.  In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee may resign at any time by so notifying the Administrator and the Indenture Trustee.  The Administrator may remove the Owner Trustee if the Owner Trustee ceases to be eligible under the Trust Agreement, is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Owner Trustee or its property, or the Owner Trustee otherwise becomes incapable of acting.  In those circumstances, the Administrator will be obligated to appoint a successor owner trustee.  No resignation or removal of the Owner Trustee and no appointment of a successor owner trustee will become effective until the acceptance of appointment by the successor owner trustee pursuant to the Trust Agreement and payment of all fees owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each nationally recognized statistical rating organization ("NRSRO") hired by the sponsor to rate the Notes (a "Rating Agency").  Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Servicer, in its capacity as Administrator.
The Indenture Trustee may resign at any time with thirty days' prior written notice to the Issuing Entity, the Servicer, the Administrator and each Rating Agency.  The holders of a majority of the aggregate principal amount of the Notes may remove the Indenture Trustee if the Indenture Trustee fails to be eligible as Indenture Trustee under the eligibility requirements set forth in the related Indenture, the Indenture Trustee is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the Indenture Trustee or its property, the Indenture Trustee otherwise becomes incapable of acting.  In those circumstances, the Issuing Entity will be obligated to appoint a successor Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to the Indenture and payment of all fees owed to the outgoing Indenture Trustee.  Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.
Duties of the Owner Trustee and the Indenture Trustee
The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or the Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement.  The Administrator will manage and administer the Issuing Entity.
In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Issuing Entity of any proceeds from the Notes, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge of any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.
If required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by it that materially affects the Notes and that has not been previously reported.
Fees and Expenses
The table below sets forth the fees and expenses payable by the Issuing Entity on each Payment Date.
Party	Amount
Servicer(1)
1.00% per annum of the Pool Balance as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Pool Balance as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Pool Balance as of July 1, 2016.

Indenture Trustee(2)	An annual fee equal to $2,700 per annum, payable on the Payment Date occurring in August of each year, commencing in August 2017.
Owner Trustee(2)	An annual fee equal to $2,500 per annum, payable on the Payment Date occurring in August of each year, commencing in August 2017.
ARR Service Fee(2)	An annual fee equal to $7,500 per annum, payable on the Payment Date occurring in August of each year, commencing in August 2017.
ARR Review Fee(2)	$200 per Receivable reviewed, in the event of an Asset Representations Review.
(1)	To be paid before any amounts are distributed to Noteholders. A portion of the Servicing Fee will be paid to the Administrator as the administrator fee.
(2)	Fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, subject to an aggregate cap equal to $250,000 in any calendar year, prior to the acceleration of the Notes. Amounts due to any such party in excess of such aggregate cap will be payable after distributions of principal and interest to the Noteholders on any Payment Date prior to the acceleration of the Notes. After the acceleration of the Notes, all fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, without application of any cap on such amounts.
Statements to Trustees and the Issuing Entity
On or prior to each Determination Date, the Servicer will provide to the Indenture Trustee a statement setting forth the information that is required to be provided in the periodic reports provided to Noteholders and Certificateholders as described under "— Statements to Noteholders and Certificateholders" below.  The Indenture Trustee will provide that statement to the Owner Trustee on or prior to the related Payment Date.
Statements to Noteholders and Certificateholders
As described under "– Statements to Trustees and the Issuing Entity", the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and the Owner Trustee on each Payment Date.  The Indenture Trustee will provide the statement to Noteholders, and the Owner Trustee will provide the statement to Certificateholders, on that Payment Date.  Each such statement will include (to the extent applicable) the following information as to the Notes and the Certificates with respect to that Payment Date:
•	the amount of the Collections allocable to the principal balance of each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;
•	the amount of the collections allocable to interest on each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;
•	the amount of the Yield Supplement Overcollateralization Amount, if any;

•	the number of and the aggregate principal balance of the Receivables as of the close of business on the first day and last day of the related Collection Period after giving effect to payments allocated to principal reported under the first bullet above;
•	the amount of the Servicing Fee and the Supplemental Servicing Fee paid to the Servicer with respect to the related Collection Period;
•	the Interest Rate for the interest accrual period relating to the succeeding Payment Date for the Class A-2b Notes;
•	the interest and principal shortfall, if any, in each case as applicable to each class of Notes, expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of each class of Notes;
•	the aggregate principal balance of the outstanding Notes outstanding and the Note Pool Factor for each class of those Notes, each before and after giving effect to all payments reported under the first bullet above on that date;
•	the amount of non-recoverable Advances on that payment date;
•	the balance of the Reserve Account on that date, before and after giving effect to changes to the Reserve Account on that date and the amount of those changes;
•	amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to distributions on such Payment Date;
•	the Available Amounts;
•	the amount available under the Servicer's letter of credit, surety bond or insurance policy, as provided in the Sale and Servicing Agreement, if any, and the amount as a percentage of the aggregate principal balance of the Receivables as of the last day of that Collection Period;
•	the applicable Record Date, Determination Date, interest accrual period and Payment Date for each class of Notes;
•	the pool characteristics as of the last day of the Collection Period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;
•	delinquency and loss information for the Collection Period;
•	a description of any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period, or that have cumulatively become material over time;
•	a description of any material breaches of representations and warranties made with respect to the Receivables, or covenants, contained in the Transfer and Servicing Agreements; and
•	whether a Delinquency Trigger has occurred as of the end of the related Collection Period.
Copies of the statements may be obtained by the Noteholders or Certificateholders by delivering a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable, at its respective address set forth in this prospectus.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuing Entity, the Indenture Trustee or Owner Trustee, upon written request, will mail to each person who at any time during that calendar year has been a Noteholder or Certificateholder, as applicable, and received any payment a statement containing information for the purposes of that holder's preparation of federal income tax returns.  We refer you to "Material Income Tax Consequences" in this prospectus.
Evidence as to Compliance
The Sale and Servicing Agreement will provide that the Servicer will be required to furnish to the Issuing Entity and the Administrator an annual servicer report detailing the Servicer's assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions for the twelve-month period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the Closing Date). The Servicer's assessment report will also identify any material instance of noncompliance.
The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuing Entity, the Administrator and Indenture Trustee annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the Closing Date, which may be longer or shorter than twelve months) with specified standards relating to the servicing of the Receivables.
The Sale and Servicing Agreement will also provide for delivery to the Issuing Entity and Indenture Trustee, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by a responsible officer of the Servicer stating that to such officer's knowledge, based on a review of the Servicer's activities, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any obligation, describing each default known to such officer and the nature and status thereof.  The Servicer has agreed to give the Indenture Trustee and Owner Trustee notice of specified Servicer Defaults under the Sale and Servicing Agreement.
Copies of the statements and certificates may be obtained by Noteholders or Certificateholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.
Certain Matters Regarding the Servicer
The Sale and Servicing Agreement will provide that BMW FS may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except upon BMW FS' determination that its performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the Indenture Trustee or a successor servicer has assumed BMW FS' servicing obligations and duties under the Sale and Servicing Agreement.
The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Issuing Entity or the Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the agreement or willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document.  In addition, the Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement with respect to the rights and duties of the parties to the Sale and Servicing Agreement and the interests of the Noteholders and Certificateholders thereunder.  In that event, the legal expenses and costs of that action and any liability resulting from that course of action will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed for those costs and liabilities.
Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity that acquires by conveyance, transfer or lease substantially all of the assets of the servicer, or any entity succeeding to the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.

In addition, the Servicer will indemnify the Issuing Entity, the Depositor, the Noteholders, the Certificateholders, the Owner Trustee, the Indenture Trustee and any of the officers, directors, employees or agents of the Issuing Entity, the Depositor, the Noteholders, the Certificateholders, the Owner Trustee or the Indenture Trustee for any loss, claim, damage or expense (including attorney's fees and expenses incurred in enforcing the Servicer's obligations) that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Sale and Servicing Agreement but only to the extent such liability arose out of the Servicer's negligence, willful misfeasance, bad faith or recklessness.
Servicer Default
A "Servicer Default" under the Sale and Servicing Agreement will consist of the following:
•	any failure by the Servicer to deposit in or credit to the Collection Account any required payment and that failure continues unremedied for five Business Days after discovery of that failure by the Servicer or after receipt of written notice by the Servicer;
•	failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement (other than a covenant or agreement pursuant to the FDIC Rule Covenant, if applicable), which failure (i) materially and adversely affects the rights of the Noteholders or Certificateholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by the Servicer or after the date on which written notice of such failure requiring the same to be remedied has been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Noteholders evidencing not less than a majority of the aggregate principal amount of the Notes then outstanding, voting together as a single class; or
•	the occurrence of an Insolvency Event with respect to the Servicer.
Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet for a period of 45 days or under the second bullet for a period of 90 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure or other similar occurrence.
"Insolvency Event" means, with respect to a specified person:
•	the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such person's affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or
•	the commencement by such person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under any such law, or the consent by such person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such person in furtherance of any of the foregoing.
Rights Upon Servicer Default
So long as a Servicer Default remains unremedied, the Indenture Trustee may, or at the direction of holders of Notes evidencing at least 50% of the aggregate principal amount of the Notes then outstanding will, terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, and at that time or following the resignation of the Servicer, the Indenture Trustee or a successor servicer appointed by the Indenture Trustee or the holders of at least 50% of the aggregate principal amount of the Notes then outstanding will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.
If that Indenture Trustee is unwilling or unable to so act, it, the Issuing Entity or the holders of at least 50% of the aggregate principal amount of the Notes then outstanding may petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables.  The Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the Sale and Servicing Agreement and all references in the Sale and Servicing Agreement to the Servicer will apply to that successor servicer.  The predecessor servicer will cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the predecessor servicer's responsibilities and rights under the Sale and Servicing Agreement, including providing the Indenture Trustee and successor servicer, as applicable, all documents and records necessary to enable the successor servicer to perform the servicing functions under the Sale and Servicing Agreement.  All reasonable costs and expenses incurred in connection with the transfer of servicing duties to a successor servicer will be payable by the predecessor servicer or, if the predecessor servicer is the Indenture Trustee acting as servicer, will be an expense reimbursable to the Indenture Trustee by the Issuing Entity.  Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.  Upon payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.
However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of a bankruptcy or insolvency proceedings has occurred, that Indenture Trustee or those Noteholders may not be able to effect a transfer of servicing as described above.
Waiver of Past Defaults
The holders of not less than a majority of the aggregate principal amount of the Notes then outstanding (but excluding for purposes of calculation and action all Notes held by the Depositor, the Servicer or any of their affiliates) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with the Sale and Servicing Agreement.  No waiver will impair those Noteholders' rights with respect to subsequent defaults.
Amendment
Each of the Transfer and Servicing Agreements may be amended by the parties to that Transfer and Servicing Agreement, without the consent of the Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders thereunder; provided, that any amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided, further, that such action will be deemed not to adversely affect in any material way the interests of any Noteholder and no opinion will be needed if no Rating Agency has (after notice of such amendment) provided written notification within 10 Business Days of such notice (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn.
Each of the Transfer and Servicing Agreements may also be amended from time to time by the parties to that Transfer and Servicing Agreement with the consent of the Noteholders evidencing at least a majority of the aggregate principal balance of the most Notes outstanding and the Certificateholders evidencing a majority of the Certificate Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders, including changing the manner in which the Reserve Account is funded or eliminating the Reserve Account, changing any other form of credit enhancement or changing the remittance schedule for depositing collections to the related accounts; provided, that, without the consent of the holders of all of the outstanding Notes and/or Certificates, as applicable, the amendment may not:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders and/or Certificateholders; or
•	reduce the aforesaid percentage of the Notes or Certificates that is required to consent to the amendment.
If specified in the Transfer and Servicing Agreements, the Indenture Trustee or Owner Trustee may be entitled to receive an opinion of counsel stating that the execution of such amendment is authorized or permitted by the Transfer and Servicing Agreement and that all conditions precedent thereto have been met.  The Owner Trustee's consent is required to be obtained in connection with any amendment to the Sale and Servicing Agreement and Indenture, to the extent such amendment affects the rights, duties, immunities or liabilities of the Owner Trustee.
The Asset Representations Review Agreement may be amended from time to time by the parties thereto, without the consent of the holders of the Notes to (i) comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the Asset Representations Review Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Asset Representations Review Agreement; provided, however, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) correct any manifest error in the terms of the Asset Representations Review Agreement as compared to the terms expressly set forth in this prospectus. The Asset Representations Review Agreement may also be amended by the parties thereto, with the written consent of the holders of a majority of the Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Asset Representations Review Agreement or of modifying in any manner the rights of the Noteholders.
If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without Noteholder or Certificateholder consent.
Removal of Servicer
The Indenture Trustee may, and at the direction of Noteholders evidencing at least a majority of the aggregate principal amount of the Notes then outstanding shall, by written notice to the Servicer terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon the occurrence and continuance of a Servicer Default.
Under those circumstances, or if the Servicer resigns, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee or holders of at least 50% of the aggregate principal amount of the Notes outstanding in accordance with the Sale and Servicing Agreement.  The Indenture Trustee or other successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Sale and Servicing Agreement and will be entitled to the Servicing Fee; provided, however that no successor Servicer will have any responsibilities with respect to making Advances.  Upon the termination of the Servicer, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer will have been appointed under the Sale and Servicing Agreement. If, however, the Servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, the Indenture Trustee or the Noteholders (or Certificateholders) may not be able to effect a transfer of servicing.  In the event that the Indenture Trustee is unwilling or unable to act, it, the Indenture Trustee or holders of at least 50% of the aggregate principal amount of the Notes outstanding may petition a court of competent jurisdiction to appoint a successor servicer.  Notwithstanding termination following a Servicer Default, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination, including for any outstanding Advances made with respect to the Receivables.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see "—Rights Upon Servicer Default".

The Servicer will promptly reimburse the Indenture Trustee, the Issuing Entity and the Administrator for all reasonable expenses incurred by the Indenture Trustee, the Issuing Entity or the Administrator as such are incurred in connection with the termination of the Servicer and the transfer of servicing of the Receivables.
Insolvency Event
The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Issuing Entity without the unanimous prior approval of all Certificateholders (including the Depositor) and the delivery to the Owner Trustee by each Certificateholder (including the Depositor) of a certificate certifying that that Certificateholder reasonably believes that the Issuing Entity is insolvent.
Administration Agreement
Under the Administration Agreement, the Administrator will agree to perform all the duties of the Issuing Entity and the Owner Trustee under the Indenture, the note depository agreement, the Sale and Servicing Agreement, the Trust Agreement and the other related agreements to which the Issuing Entity is a party.  The Administrator will monitor the performance of the Issuing Entity and will advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under the Indenture and the note depository agreement. The Administrator will prepare, or will cause the preparation by other appropriate persons of, and will execute all such documents, reports, notices, filings, instruments, certificates and opinions that it will be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver.
In addition, the Administrator will take (or cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture including, among other things:
•	the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee;
•	the notification of Noteholders and the Rating Agencies hired by the sponsor of the final principal payment on the Notes;
•	the preparation of definitive Notes in accordance with the instructions of the applicable clearing agency;
•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;
•	the maintenance of an office for registration of transfer or exchange of the Notes;
•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;
•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;
•	the obtaining and preservation of the Issuing Entity's qualifications to do business in each state where such qualification is required,
•	the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Issuing Entity's property;
•	the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Issuing Entity's property, and the annual delivery of the officer's certificate and certain other statements as to compliance with the Indenture;

•	the notification of the Indenture Trustee and the Rating Agencies each Servicer Default and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;
•	the notification of the Indenture Trustee of the appointment of a successor servicer;
•	the notification of the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture;
•	the monitoring of the Issuing Entity's obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer's certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;
•	the compliance with the Indenture with respect to the sale of the Issuing Entity property in a commercially reasonable manner if an Event of Default has occurred and is continuing;
•	the preparation of all required documents and delivery to Noteholders of notice of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;
•	the opening of one or more accounts in the Indenture Trustee's name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;
•	the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures;
•	the duty to notify Noteholders and to make such notice available to the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification pursuant to an optional purchase by the Servicer; and
•	the preparation and delivery of all officer's certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture.
To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies hired by the Sponsor.
As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount agreed to between the Administrator and the Servicer, which fee may be paid by the Servicer out of the Servicing Fee.
Removal or Resignation of the Administrator
The Administrator may resign at any time by notifying the Issuing Entity.  The Issuing Entity may remove the Administrator if the Administrator has defaulted in the performance of its duties under the Administration Agreement and has not cured such default, if certain bankruptcy events occur, or the Administrator fails to deliver any information, report, certification, attestation or accountant's letter when and as required under the Administration Agreement.  No resignation or removal of the Administrator and no appointment of a successor Administrator shall become effective until the acceptance in writing of appointment by the successor Administrator and until the Owner Trustee and the Indenture Trustee consent to such successor Administrator pursuant to the Administration Agreement.

Notes Owned by the Depositor, the Servicer or Affiliates
Any Notes owned by the Issuing Entity, the Depositor, the Sponsor, the Sellers, the Servicer (as long as BMW FS is the Servicer) or any of their affiliates will be entitled to equal and proportionate benefits under the Transfer and Servicing Agreements, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Transfer and Servicing Agreements.
Lists of Noteholders and Certificateholders
One or more Certificateholders evidencing not less than 51% of the Certificate Percentage Interest may, by written request to the Owner Trustee, obtain access to the list of all Certificateholders maintained by the Owner Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under those certificates.
Three or more Noteholders of any class, each of whom has owned a Note for at least six months, may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of those Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.
No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Noteholders or Certificateholders.
Certain Legal Aspects of the Receivables
General
The transfer of the Receivables to the Issuing Entity and Indenture Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Receivables will be either "tangible chattel paper" or "electronic chattel paper," (collectively, "chattel paper") each as defined in the UCC.
All Contracts evidencing the Receivables acquired from Centers and Dealers name BMW FS or BMW Bank as obligee or assignee and as the secured party.  BMW FS' possession, as servicer, of tangible contracts and its control of electronic contracts on behalf of BMW FS, BMW Bank and their respective assigns will perfect their interests in the Contracts against the related Center or Dealer, as applicable, and their creditors and also provide BMW FS, BMW Bank and their respective assigns, as applicable, priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Contracts.
The servicer and the Depositor will take the necessary actions to perfect the rights of the Indenture Trustee in the Receivables, including the filing of financing statements pursuant to the UCC to perfect the transfers of the Receivables from BMW FS and, if applicable, BMW Bank to the Depositor, from the Depositor to the Issuing Entity and the pledge thereof by the Issuing Entity to the Indenture Trustee.  If, however, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without knowledge that its purchase violates the rights of the Issuing Entity, and takes possession of the Receivables in tangible form or obtains "control" of the authoritative copy of the contracts in electronic form, that purchaser would acquire an interest in the Receivables superior to the interest of the Issuing Entity.  The servicer and the Depositor will also take the actions described below to protect the rights of the Indenture Trustee in the financed vehicles.
BMW FS, on behalf of itself, BMW Bank and their respective assigns, will have "control" of an electronic contract under the UCC in effect in each state if either (1) (a) there is a "single authoritative copy" of the electronic contract that is readily distinguishable from all other copies and which identifies BMW FS as the owner, (b) all other copies of the electronic contract indicate that they are not the "authoritative copy" of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, (d) authorized revisions of the electronic contract cannot be made without BMW FS' or BMW Bank's, as applicable, participation, and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) except in New York and Oklahoma, the system employed by or on behalf of BMW FS and BMW Bank for evidencing the transfer of interests in the electronic chattel paper reliably establishes the secured party as the person to whom the electronic chattel paper is assigned.
Security Interests in Financed Vehicles
General.  In states in which motor vehicle retail installment sale contracts, including the Receivables, evidence the credit sale of motor vehicles by Dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.  Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.  In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title.
Each of BMW FS and BMW Bank also takes all actions necessary under the laws of the state in which the related financed vehicle is located to perfect its security interest in that financed vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or obtaining possession of that certificate of title.  Because BMW FS continues to service the Receivables as servicer under the Sale and Servicing Agreement, the Obligors on the Receivables will not be notified of the sale from BMW FS or BMW Bank to the Depositor or the sale from the Depositor to the Issuing Entity. The Receivables prohibit the sale or transfer of the financed vehicle without the consent of the related Dealer or its assignee.
Perfection.  Pursuant to the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, BMW FS and BMW Bank, respectively, will sell and assign its security interest in the financed vehicles to the Depositor and, with respect to the Issuing Entity, pursuant to the Sale and Servicing Agreement, the Depositor will assign its security interest in the financed vehicles to the Issuing Entity and, if applicable, the Issuing Entity will assign its interest to the Indenture Trustee.  However, because of the administrative burden and expense, none of BMW FS, BMW Bank, the Depositor or the related Owner Trustee or Indenture Trustee will amend any certificate of title to identify the Issuing Entity as the new secured party on that certificate of title relating to a financed vehicle and accordingly BMW FS or BMW Bank will continue to be named as the secured party.  As a result and as discussed below, the security interest of the Issuing Entity could be deemed to be unperfected.  However, UCC financing statements with respect to the transfer to the Depositor of BMW FS' and BMW Bank's security interest in the financed vehicles and the transfer to the Issuing Entity of the Depositor's security interest in the financed vehicles and, if applicable, the pledge to the Indenture Trustee of the Issuing Entity's security interest in the financed vehicles will be filed.  In addition, the Servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the Issuing Entity pursuant to the Sale and Servicing Agreement.  We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.
In most states, an assignment of contracts and interest in motor vehicles such as that under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party.  Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed vehicles to the Issuing Entity, the security interest of the Issuing Entity in the vehicle could be defeated through fraud or negligence because the Issuing Entity will not be listed as lienholder on the certificates of title.  In those states, in the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of BMW FS' or BMW Bank's, as applicable, lien on the certificates of title will be sufficient to protect the Issuing Entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle.  In the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, BMW FS and BMW Bank, respectively, will represent and warrant, and in the Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each financed vehicle.  If there are any financed vehicles as to which BMW FS or BMW Bank failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests in the financed vehicles. To the extent that failure has a material and adverse effect on the interest of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivable and such breach is not timely cured, however, it would constitute a breach of the representations and warranties of BMW FS or BMW Bank under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, as applicable.  Accordingly, pursuant to the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, BMW FS or BMW Bank would be required to repurchase the related Receivable unless the breach was cured.  Pursuant to the Sale and Servicing Agreement, the Depositor will assign to the Issuing Entity its right to cause BMW FS or BMW Bank to repurchase that Receivable under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement.  We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" and "Risk Factors—Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity's interest, which may result in reduced payments on your notes" in this prospectus.
Continuity of Perfection.  Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state.  A majority of states generally require surrender of a certificate of title to reregister a motor vehicle.  In those states (for example, California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related Receivable to surrender possession of the certificate of title.  In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (for example, Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.  However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.
The State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder's lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the Receivable.
Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, BMW FS will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor sells a financed vehicle, BMW FS must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity's interest in the Receivable.
Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), possessory liens for repairs and storage performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle.  The Code also grants priority to specified federal tax liens over the lien of a secured party.  In addition, certain states grant priority to state tax liens over a perfected lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.  BMW FS and BMW Bank will represent and warrant to the Depositor in the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, and the Depositor will represent and warrant to the Issuing Entity in the Sale and Servicing Agreement that, as of the Closing Date, each security interest in a financed vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that financed vehicle.  However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a Receivable.  No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders if a lien arises or confiscation occurs that would not give rise to BMW FS' or BMW Bank's repurchase obligation under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement.
Repossession
In the event of a default by an Obligor, the holder of the related retail Contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.  Unless a motor vehicle financed by BMW FS or BMW Bank is voluntarily surrendered, self-help repossession is the method employed by BMW FS (including on behalf of BMW Bank) in most states and is accomplished simply by retaking possession of the financed vehicle.  In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order.  In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession.  Generally, this right to cure may only be executed on a limited number of occasions during the term of the related Receivable.  Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although, in some states a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).  In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
In the event of default by an Obligor under a motor vehicle retail installment sale contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.
The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of among other things the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held and certain additional information if the collateral constitutes consumer goods.  In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices.  In most states, an Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses.  In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
The proceeds of resale of repossessed motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, in the case of consumer goods, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not "commercially reasonable," the secured party may retain its right to at least a portion of the deficiency judgment.  However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.  In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt.  Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.  Occasionally, after resale or other disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.
Certain Bankruptcy Considerations
In structuring the transactions contemplated by this prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the Depositor, under the United States Bankruptcy Code (the "Bankruptcy Code") or similar applicable state laws (collectively, "Insolvency Laws"), will result in consolidation of the assets and liabilities of the Issuing Entity with those of the Depositor.  These steps include the creation of the Issuing Entity as a limited purpose subsidiary of the Depositor pursuant to the Trust Agreement containing limitations, including restrictions on the nature of the Issuing Entity's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the Certificateholders and the satisfaction of certain other requirements, such as certifications that the Issuing Entity is insolvent.  In addition, to the extent that BMW FS granted a security interest in the Receivables to the Depositor, and the Depositor granted a security interest in the Receivables to the Issuing Entity, each of which was validly perfected before the bankruptcy or insolvency of BMW FS or the Depositor and was not taken for granted in contemplation of insolvency or with the intent to hinder, delay or defraud BMW FS or the Depositor or their creditors, neither security interest should be subject to avoidance, and payments to the Issuing Entity with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of BMW FS or the Depositor.
However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:
•	a court were to conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of BMW FS or the Depositor in the event of the application of applicable Insolvency Laws to BMW FS or the Depositor;
•	a filing were made under any Insolvency Law by or against the Issuing Entity; or
•	an attempt were to be made to litigate any of the foregoing issues.
On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to, facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of BMW FS under Title 11 of the Bankruptcy Code, the assets and liabilities of the Issuing Entity would not properly be substantively consolidated with the assets and liabilities of the estate of the Depositor.  Among other things, that opinion will assume that each of the Issuing Entity and the Depositor will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other.  The Issuing Entity and the Depositor intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Issuing Entity should be consolidated with those of the Depositor.
BMW FS will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Depositor is a valid sale, and the Depositor will warrant in the Sale and Servicing Agreement that the sale of the Receivables by it to the Issuing Entity is a valid sale.  Notwithstanding the foregoing, if BMW FS or the Depositor were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables by BMW FS to the Depositor or by the Depositor to the Issuing Entity should instead be treated as a pledge of those Receivables to secure a borrowing by BMW FS or the Depositor, as applicable.  If a court were to reach this conclusion, or a filing were made under any Insolvency Law by or against BMW FS or the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur.  In addition, if any of the transfers of the Receivables is treated as a pledge instead of a sale, a tax or government lien on the property of BMW FS or the Depositor arising before that transfer may have priority over the Issuing Entity's interest in that Receivable.  Also, while BMW FS is the servicer, cash collections on the Receivables may be commingled with general funds of BMW FS and, in the event of a bankruptcy of BMW FS, a court may conclude that the Issuing Entity does not have a perfected interest in those collections.
BMW FS and the Depositor will treat the transactions described in this prospectus as a sale of the Receivables to the Issuing Entity.
Certain Matters Relating to Insolvency
If BMW Bank were to become insolvent, were to be in an unsafe or unsound condition, or were to violate applicable laws or regulations in a manner that is likely to cause BMW Bank to become insolvent, or if other similar circumstances were to occur, the Federal Deposit Insurance Corporation (the "FDIC") could be appointed receiver or conservator of BMW Bank.  As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which BMW Bank was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW Bank's affairs.  Among the contracts that might be repudiated is any Purchase Agreement between BMW Bank, as seller, and the Depositor, as purchaser, relating to your Notes.
The FDIC's repudiation power would enable the FDIC to repudiate BMW Bank's ongoing repurchase or indemnity obligations under any applicable Purchase Agreement between BMW Bank and the Depositor relating to your Notes, but would not empower the FDIC to repudiate transfers of Receivables made under such Purchase Agreement prior to the appointment of the receiver or conservator.  However, if those transfers were not respected as legal true sales, then the Depositor under the applicable Purchase Agreement would be treated as having made a loan to BMW Bank, secured by the transferred Receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying "actual direct compensatory damages" (as described further below) determined as of the date of the FDIC's appointment as conservator or receiver. There is no statutory definition of "actual direct compensatory damages," but the term does not include damages for lost profits or opportunity.
The FDIC has adopted a regulation entitled "Treatment of financial assets transferred in connection with a securitization or participation" (the "FDIC Rule"), which, if applicable, would limit certain rights of the FDIC described below under "— FDIC Rule."  Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that, upon repudiation, damages would not include accrued and unpaid interest through the date of actual repudiation, so the Issuing Entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the Issuing Entity may not have a claim for interest accrued during this 180 day period.  In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.  If that court's view were applied to determine the "actual direct compensatory damages" in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the Receivables transferred and the interest accrued thereon and unpaid to the date of payment.
In addition, none of the parties to the Bank Receivables Purchase Agreement could exercise any right or power to terminate, accelerate, or declare a default under that agreement, or otherwise affect BMW Bank's rights under that agreement without the FDIC's consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable.  During the same period, the FDIC's consent would also be needed for any attempt to obtain possession of or exercise control over any property of BMW Bank. The requirement to obtain the FDIC's consent before taking these actions relating to a bank's contracts or property is sometimes referred to as an "automatic stay."

We intend to structure the transfers of Receivables under the Bank Receivables Purchase Agreement with the intent that they would be characterized as legal true sales under applicable state law.  If the transfers are so characterized, then the FDIC would not be able to recover the transferred Receivables using its repudiation power even if the transaction does not satisfy the terms of the FDIC Rule, but there is no assurance the FDIC would not try to challenge the transfer.
FDIC Rule
The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in a safe harbor are not met, the FDIC's powers would not be limited by the FDIC Rule.  The relevant safe harbor for the Issuing Entity will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment.  The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.
The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the Issuing Entity, the Depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the "issuing entity" for purposes of the FDIC Rule), require the servicer and BMW Bank to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the Transfer and Servicing Agreements are structured to comply with the FDIC Rule will contain a covenant (the "FDIC Rule Covenant") that contains the requisite provisions and that obligates the Depositor, the Servicer, BMW Bank and the Issuing Entity, as applicable, to perform each of the specified obligations. See "The Notes—FDIC Rule Covenant" in this prospectus.  The failure of the Depositor, the Servicer, BMW Bank and the Issuing Entity to perform its obligations under the FDIC Rule Covenant will not constitute an Event of Default, nor will the failure of the Servicer to perform its obligations under the FDIC Rule Covenant constitute a Servicer Default.  However, the Noteholders, the Certificateholders and the Indenture Trustee will retain the right to exercise any other remedies permitted by the Indenture or applicable law in respect of these breaches.
If the FDIC is appointed as conservator or receiver for BMW Bank, and if BMW Bank is the Seller under the Bank Receivables Purchase Agreement and accounting sale treatment does not apply to the securitization, there are several possible series of events that could occur.  First, if BMW Bank is servicing any of the Receivables, the FDIC will succeed to the obligations of BMW Bank and would have the choice of whether or not to apply collections from the transferred assets in accordance with the applicable securitization documents.  If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the Indenture Trustee at the direction of the holders of at least a majority of the aggregate principal amount of the Notes outstanding, the Servicer or the Certificateholders evidencing a majority of the Certificate Percentage Interest will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the applicable Transfer and Servicing Agreements because of the FDIC's monetary default.  If the FDIC does not cure the monetary default within ten business days of delivery of such notice, then the FDIC will be deemed to have consented to the exercise of those contractual rights, and the Indenture Trustee or the Owner Trustee, as applicable, may exercise any contractual rights such party may have in accordance with the Transfer and Servicing Agreements.  In exercising such contractual rights, the Indenture Trustee will act at the written direction of the holders of at least a majority of the aggregate principal amount of the Notes outstanding and the Owner Trustee will act at the written direction of the Certificateholders evidencing a majority of the Certificate Percentage Interest.  However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.  If, however, BMW Bank is not servicing any receivables, then the provisions of the FDIC Rule described in this paragraph would not apply.
Alternatively, regardless of whether BMW Bank is servicing any of the Receivables, if following an insolvency of BMW Bank, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions that do not satisfy the requirements for accounting sale treatment applies, another series of events could occur.  The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph.  The FDIC Rule provides that the damages due on repudiation will be in an amount equal to the par value of the "obligations" outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the investors through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the contract documents to the extent actually received through payments on the financial assets received through the date of repudiation. Upon payment of such repudiation damages, the FDIC Rule states that all liens or claims on the financial assets created pursuant to the securitization documents will be released.  Also, if the FDIC repudiates a securitization agreement, it will not assert that any interest payments made to investors in accordance with the securitization documents before any such repudiation remain the property of the conservatorship or receivership.  The reference in the FDIC Rule to "obligations" appears to assume that the Notes will be secured by Receivables transferred by only a single insured depository institution.  In the context where there are multiple sellers, BMW FS believes that, in the event of a repudiation by the FDIC of the Bank Receivables Purchase Agreement, the damages calculation under the FDIC Rule should be at least equal to a pro rata principal amount of the Notes based on the relative principal balance of the Receivables that had been sold by BMW Bank to all of the Receivables held by the Issuing Entity at the date of repudiation, plus accrued interest on such principal amount at the interest rate on the Notes accrued to the date of repudiation.  BMW FS also believes it could be reasonable for such damages calculation to be equal to the amount of the imputed loan between BMW Bank and the depositor, which would be the purchase price for the sale of the Receivables sold by BMW Bank (equal to par) less amounts received with respect to the Receivables sold by BMW Bank, plus accrued interest through the date of repudiation at the rate of interest at which interest accrues on the Notes.  However, these interpretive positions are untested and there can be no assurance that the FDIC will interpret the damages calculation in any particular manner.  If the FDIC takes a different, less favorable position as to the calculation of damages, you could suffer a loss on your investment in the Notes.  Additionally, there appears to be no authority for interpreting the application of the FDIC Rule where the institution is not the only seller of receivables in a securitization, and the FDIC could further take the position that the FDIC Rule was not meant to apply to transactions with more than one seller.  In an event where the Receivables reclaimed by the FDIC through repudiation are less than all Receivables owned by the Issuing Entity we do not believe the FDIC would pay damages equal to the par amount of all of the Notes.  As a result, damages received from the FDIC in these circumstances would result in a partial prepayment of the Notes as described in more detail under "The Notes—Damages Paid by the FDIC" in this prospectus.
If the transaction satisfies the requirements for accounting sale treatment under generally accepted accounting principles and the FDIC Rule applies, the FDIC, as receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts or reclaim, recover or recharacterize as property of BMW Bank or the receivership the transferred financial assets.  However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Rule.
One of the requirements imposed by the FDIC Rule is a "risk retention" requirement that requires the "sponsor" to retain an economic interest in not less than five percent of the credit risk of the securitized assets.  BMW Bank intends to satisfy this risk retention requirement by holding a representative sample of receivables similar to the Receivables transferred by it under the Bank Receivables Purchase Agreement in an amount equal to five percent of the pool of Receivables sold by it to the Issuing Entity.  Upon the effective date of the final rule promulgated under Section 15G of the Securities Exchange Act (the risk retention provisions enacted through the Dodd-Frank Act), the FDIC Rule Covenant would allow BMW Bank to adjust the amount of credit risk that it retains for purposes of the FDIC Rule, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Rule, to the greatest extent elected by BMW Bank, so long as BMW Bank's retention is in compliance with the regulations required under Section 15G.  BMW Bank must give notice to the Noteholders and the Certificateholders within a reasonable time after it changes the amount or the terms under which credit risk is retained, and the parties to the Indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation's minimum requirements without Noteholder and Certificateholder consent.
As the FDIC Rule, in its current form and without interpretive guidance from the FDIC, is untested, its interpretation remains uncertain including among other things, whether in a transaction with more than one seller, the "sponsor" for purposes of the 5% risk retention requirement is only an insured depository institution and that the

5% risk retention requirement for the "sponsor" is applied only against the receivables transferred by that insured depository institution seller and not all receivables transferred in the transaction.
If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuing Entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then the Issuing Entity and the Indenture Trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without Noteholder or Certificateholder consent.
This transaction has been structured to comply with the FDIC Rule.  Despite that fact, we have structured the transfers of Receivables under the Bank Receivables Purchase Agreement with the intent that they would be characterized as legal true sales.  If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred Receivables using its repudiation power even if the transaction does not satisfy all of the terms of the FDIC Rule, although the FDIC may challenge the transfers and to our knowledge this issue has not been tested since the FDIC issued the FDIC Rule.  If the FDIC were to successfully assert that the transaction in which the Notes and Certificates were issued did not comply with the FDIC Rule and that the transfer of Receivables under the Bank Receivables Purchase Agreement was not a legal true sale, then the FDIC could repudiate the loan that was deemed by the FDIC to have been made to BMW Bank, secured by the transferred Receivables, with the effect discussed above under "— Certain Matters Relating to Insolvency."
Other Statutory Powers of the FDIC
Regardless of whether the FDIC Rule applies or the transfers under the transfer agreement are respected as legal true sales, as conservator or receiver for BMW Bank, the FDIC could:
•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or
•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW Bank; or
•	invoke the automatic stay to prevent the Indenture Trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.
There are also statutory prohibitions on any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.
If the FDIC, as conservator or receiver for BMW Bank, were to take any of the actions described above or certain actions described above under "— FDIC Rule", payments and/or distributions of principal and interest on the Notes issued by the Issuing Entity could be delayed or reduced.
Consumer Protection Laws
Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of, and limitations on, contract terms, as well as collection practices and creditor remedies.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, as amended (the "Relief Act"), and similar state laws protecting servicemembers, the Military Reservist Relief Act of 1991, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts and other similar laws.  Many states have adopted "lemon laws" which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified time period.  A successful claim under a lemon law could result in, among other things, the termination of the related retail installment sale contract and/or the requirement that all or a portion of payments previously paid by the Obligor be refunded.  The failure by the applicable originator to comply with these regulations may give rise to liabilities on the part of the Issuing Entity.  To the extent a court holds the Issuing Entity liable for violating consumer protection laws, the Issuing Entity could be required to make payments to Obligors on the Receivables. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts including the Receivables.  In addition, motor vehicles sold in the United States are subject to numerous safety and emissions regulations.
Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and these requirements vary on a jurisdiction-by-jurisdiction basis.  For example, the City of New York passed legislation requiring a purchaser of delinquent loans to be licensed as a debt collector.  It is not clear what delinquent means under that law.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.
The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller, and specified creditors and their assignees, in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the Obligor.
Most of the Receivables will be subject to the requirements of the FTC Rule.  Accordingly, the Issuing Entity, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the related financed vehicle.  As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable.  Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale.  Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading.  If the seller is not in compliance with the FTC Rule, is not properly licensed or if a written odometer disclosure statement was not provided to the related Obligor, the Obligor may be able to assert a defense against the seller of the vehicle.  If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of BMW FS' or BMW Bank's representations and warranties under the Receivables Purchase Agreement or the Bank Receivables Purchase Agreement, as applicable, and would, if the breach materially and adversely affects the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in a Receivable, create an obligation of BMW FS or, if applicable, BMW Bank to repurchase such Receivable unless the breach is cured.  We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.
Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.
In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to Obligors.
From time to time, BMW FS has been involved in litigation under consumer protection laws.  In addition, substantially all of the motor vehicle contracts originated by BMW FS and BMW Bank in California after 1990 (the "California Contracts") provided that the contract may be rescinded by the related Center if the Center is unable to assign the contract to a lender within ten days of the date of the contract.  As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears.  Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the Depositor's and BMW FS' knowledge, the issue has not been presented before any California court.  On the closing date, the Depositor will receive an opinion of counsel to the effect that all of the California Contracts are enforceable under California law and applicable federal laws.
The Consumer Financial Protection Bureau ("CFPB"), which was created by the Dodd-Frank Act, is responsible for implementing and enforcing various federal consumer protection laws.  The CFPB also supervises certain depository institutions and non-depository institutions offering financial products and services to consumers, including automobile loans and leases.  BMW FS and BMW Bank are subject to regulation by the CFPB and BMW FS is also subject to the CFPB's investigation and enforcement authority.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, for automobile lenders that permit automobile dealers to charge the consumer an interest rate that is higher than the rate the lender provides the dealer for a consumer.  This increased rate is typically called a "dealer markup."   The CFPB has been conducting fair lending examinations and investigations of automobile lenders and their dealer markup and compensation policies.  In addition, we understand that the CFPB has also recently begun investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products.  If any of these practices were found to violate applicable laws, BMW FS or BMW Bank could be obligated to repurchase from the Issuing Entity any related Receivable that fails to comply with law, if the violation has a material and adverse effect on the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivable and such violation is not timely cured.  In addition, BMW FS, BMW Bank, the Depositor or the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.  For additional discussion of how a failure to comply with consumer protection laws may impact the Issuing Entity, the Receivables or your investment in the Notes, see "Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment" in this prospectus.
Each of BMW FS and BMW Bank may also periodically perform reviews of its lending policies and analyses of both dealer-specific and portfolio-wide loan pricing data for potential disparities resulting from dealer markup and compensation policies.  Depending upon the results of these reviews and analyses or any regulatory agency actions, BMW FS and BMW Bank may consider taking, or may be required to take, corrective actions, which could include reductions to the interest rates on the applicable Receivables.  Corrective actions could be taken by BMW FS and BMW Bank without the occurrence of any violation of law.  If BMW FS, as Servicer, were to voluntarily reduce the interest rate on any Receivable, it may be required under the Sale and Servicing Agreement to repurchase the affected Receivables; however, under some circumstances the servicer would not be required under the Sale and Servicing Agreement to repurchase the affected Receivables.  See "Description of the Transfer and Servicing Agreements—Servicing Procedures" in this prospectus for a discussion of purchase obligations of the Servicer.
BMW FS and BMW Bank will represent and warrant under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement, respectively, that each Receivable complies with all requirements of law in all material respects at the time it was originated.  Accordingly, if an Obligor has a claim against the Issuing Entity for violation of any law and that claim materially and adversely affects the interests of the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in a Receivable, that violation would constitute a breach of the representations and warranties of BMW FS or BMW Bank, as applicable, under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement and would create an obligation of BMW FS or BMW Bank, as applicable, to repurchase such Receivable unless the breach is cured.  We refer you to "Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables" in this prospectus.
Other Limitations
In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, if a borrower becomes a debtor under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, under certain circumstances, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest and fees above an annual rate of 6% during the period of that Obligor's active duty status, unless a court orders otherwise upon application of the lender.  In addition, some states, including California, allow members of its national guard to apply to a court to delay payments on any contract obligation if called into active service by the Governor.  The Relief Act applies to Obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act.
Under the Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a retail installment sale contract for a motor vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the retail installment sale contract for breach of the terms of the contract, including nonpayment.  In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment sale contracts, including the Receivables.
Because the Relief Act and similar laws of many states apply to Obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act.  Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of Obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty.  It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables.  In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, imposes limitations that would impair the ability of the Servicer to repossess the released financed vehicle during the Obligor's period of active duty status.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity's rights with respect to the Receivable and the related financed vehicle in a timely fashion.  If an Obligor's obligation to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period, to the extent not covered by amounts payable to the Noteholders and Certificateholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, will reduce the amount available for distribution on the Notes and Certificates on the related Payment Date.
Dodd Frank Orderly Liquidation Framework
General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act, which, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the "OLA") as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the Depositor, the Issuing Entity, or any of their respective creditors.
Potential Applicability to BMW FS, the Depositor and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.
If BMW FS were determined to be a "covered financial company," the Issuing Entity or the Depositor as "covered subsidiaries" could also potentially be subject to the provisions of OLA as a "covered financial company."  For the Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.
There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the Depositor or the Issuing Entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.
FDIC's Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS' or such covered subsidiary's affairs. In January 2011, the then Acting General Counsel of the FDIC, later appointed as General Counsel (the "FDIC Counsel") issued an advisory opinion respecting, among other things, its intended application of the FDIC's repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the Depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the Depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel's interpretation currently remains in effect.  That advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.
We will structure the transfers of the Receivables under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel's advisory opinion rendered in January 2011 and other applicable law, BMW FS believes that the FDIC would not be able to recover the Receivables transferred under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the Receivables Purchase Agreement and the Bank Receivables Purchase Agreement would be treated as having made a loan to BMW FS and BMW Bank, respectively, and the Issuing Entity under the Sale and Servicing Agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by the Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is no general statutory definition of "actual direct compensatory damages" in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.
Regardless of whether the transfers under the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the Sale and Servicing Agreement are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:
•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or
•	if the Issuing Entity were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payments on the Notes; or
•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the Issuing Entity); or
•	repudiate BMW FS' ongoing servicing obligations under the Sale and Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Receivables; or
•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.
There are also statutory prohibitions on any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC's consent before taking these actions relating to a covered company's contracts or property is comparable to the "automatic stay" in bankruptcy.
If the Issuing Entity were itself to become subject to OLA as a "covered subsidiary", the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for "actual direct compensatory damages" as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.
If the FDIC, as receiver for BMW FS, the Depositor or the Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the Issuing Entity would be delayed and may be reduced.
Legal Proceedings
To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the Servicer, the Sellers or the Issuing Entity that would be material to holders of any Notes or Certificates.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee and the Indenture Trustee that would be material to holders of any Notes or Certificates, you should refer to "The Owner Trustee and the Indenture Trustee" in this prospectus.
Material Income Tax Consequences
The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes, to the extent it relates to matters of law or legal conclusions.  This discussion represents the opinion of tax counsel to the Issuing Entity, subject to the qualifications set forth in this prospectus.  The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders that are insurance companies regulated investment companies, dealers in securities, S-corporations, banks, thrifts, other financial institutions, broker-dealers, tax-exempt organizations, real estate investment trusts and persons that hold Notes as part of a straddle, hedging or conversion transaction or to a person or entity holding an interest in a holder.  Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates.  As a result, the IRS may disagree with all or a part of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.
The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  No ruling on any of the issues discussed below will be sought from the IRS.
Tax Characterization of the Issuing Entity
The following general discussion of the anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, subject to the qualifications set forth in this prospectus.  These statements are intended as an explanatory discussion of the related U.S. federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor.  Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Notes.
Morgan, Lewis & Bockius LLP, tax counsel to the Issuing Entity ("Tax Counsel") will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Issuing Entity, the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the Transfer and Servicing Agreements will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Issuing Entity will exempt it from the rule that some publicly traded partnerships are taxable as corporations.  An opinion of tax counsel, however, is not binding on the IRS or the courts.  Thus, no assurance can be given that such a characterization will prevail.
If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, it would be subject to corporate income tax on its taxable income.  The Issuing Entity's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on some or all of the classes of Notes.  Any imposition of corporate income tax could materially reduce cash available to make payments on the Notes.
The Depositor, BMW Bank and the Servicer and any subsequent holder of Certificates will agree to treat the Issuing Entity:
•	if there are multiple beneficial owners of the Certificates, as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificateholders; and the Notes being debt of the partnership, or

•	if a single beneficial owner owns all of the Certificates and none of the Notes are characterized as equity interests in the Issuing Entity, as an entity disregarded as separate from the Certificateholder for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the Certificateholder, respectively.
However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor, BMW Bank and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.
Changes Made by the Bipartisan Budget Act of 2015
On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the "Budget Act").  The Budget Act includes new rules applicable to the audit of partnerships and entities treated as partnerships.  These new audit rules are scheduled to become effective for taxable years beginning in 2018 and apply to both new and existing entities.  Under the Budget Act, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions and/or elections available under the new provisions (including any changes) and Treasury regulations so that the beneficial owners of the Certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity's taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.
Tax Consequences to Owners of the Notes
Treatment of the Notes as Indebtedness.  Tax Counsel will deliver its opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in the Transfer and Servicing Agreements or entities with a capital structure similar to the Issuing Entity or with instruments similar to the notes, the notes owned by parties unaffiliated with the Issuing Entity will be characterized as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.  The Depositor will agree, and the noteholders and beneficial owners of the notes (the "Note Owners") will, by their purchase of notes, be deemed to have agreed, to treat the notes as debt for federal income tax purposes.
OID, etc.  Moreover, subject to the discussion below for short-term notes, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID", and such regulations, the "OID regulations"), and that any OID on the Notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., ¼% of their principal balance multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations.  In determining whether any OID on the Notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the Notes.  Interest is considered "qualified stated interest" if it is required to be paid at least annually and reasonable remedies exist to compel payment (after a reasonable grace period) or the terms of the instrument otherwise make late payment or nonpayment sufficiently remote.  Although interest on subordinate Notes could be deferred, the Issuing Entity intends to treat any such potential as sufficiently remote for purposes of the OID regulations.
Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID.  The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting.  Under the OID regulations, the Note Owner of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note.  Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis.  A purchaser who buys a Note for more or less than its principal balance will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules.  An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest accrual period.  Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal balance.
Sale or Other Disposition.  If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the Note.  The adjusted tax basis of a Note will equal the Note Owner's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note.  Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.
Tax on Net Investment Income.  Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their "net investment income," which generally will include interest, original issue discount and market discount realized on a Note and any net gain recognized upon a disposition of a Note.  U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their Notes.
Foreign Owners.  Except as described below with respect to backup withholding or FATCA (defined below) interest paid (or accrued) to a Note Owner who is a Foreign Owner (as described below) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:
•	the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Issuing Entity or the Depositor (including a holder of 10% or more of the outstanding Certificates issued by the Issuing Entity) or a "controlled foreign corporation" with respect to which the Issuing Entity or the Depositor is a "related person" within the meaning of the Code;
•	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
•	the interest is not contingent interest as described in Section 871(h)(4) of the Code; and
•	the Foreign Owner does not bear any of certain specified relationships to any Certificateholder.
To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E or applicable similar or successor forms, signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address.  Interest paid to a Foreign Owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and such foreign person submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the security clearing organization or other financial institution with an IRS Form

W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E and Form W-8ECI remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  Under certain circumstances, the IRS Form W-8BEN and IRS Form W-8BEN-E can remain in effect indefinitely.  The Foreign Owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the form or applicable similar or successor form within 30 days of that change.  If interest paid to a Foreign Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then it will be subject to United States withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Owner Trustee or Indenture Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E or applicable similar or successor form, signed under penalty of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.
In the case of Notes held by a Foreign Owner treated as a partnership or certain nominees, (x) the certification described above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships.  Foreign Owners are urged to consult their own tax advisors concerning the application of the certification requirements.
Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner; and
•	in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
If interest paid to a Foreign Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to U.S. federal income tax on such interest, including OID, or gain at applicable graduated federal income tax rates.  In addition, if the Foreign Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Owner qualifies for a lower rate under an applicable tax treaty.
As used in this prospectus, a "U.S. Person" means:
1.             a citizen or resident of the United States;
2.             a corporation or partnership (including an entity treated for United States federal income tax purposes as a corporation or a partnership) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
3.             an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source; or
4.             a trust if:
(a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or

(b) the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).
A "Foreign Owner" means a person other than a U.S. Person or entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of a Note that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of its Note.
Backup Withholding.  Each Note Owner (other than an exempt Note Owner which includes a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding.  Should a nonexempt Note Owner fail to provide the required certification, the Issuing Entity will be required to withhold from the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS.  The amount withheld would be credited against the Note Owner's federal income tax liability.
FATCA Withholding.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the "Foreign Account Tax Compliance Act" ("FATCA") regime.  FATCA was enacted in the United States in 2010 as part of the "Hiring Incentives to Restore Employment (HIRE) Act" as a way to encourage tax reporting and compliance with respect to ownership of assets by U.S. persons through foreign accounts.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a new 30% withholding tax on U.S. source payments made to them, including interest, OID and, after December 31, 2018, on principal payments and sales proceeds.  Payments of U.S. source interest to foreign non-financial entities (and payments of principal and sales proceeds on such obligations) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.
Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuing Entity.  If so treated, the Issuing Entity might be taxable as a corporation or a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation or publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity).  Alternatively, and most likely in the view of Tax Counsel, the Issuing Entity could be treated as a partnership (including a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests).  Nonetheless, treatment of the Notes as equity interests in a partnership or a publicly traded partnership could have adverse tax consequences to some Note Owners.  For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. federal income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of Issuing Entity expenses.

On April 4, 2016, the U.S. Department of the Treasury published proposed regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by parties affiliated to the Issuing Entity.  If these proposed Treasury regulations are published as final in their current form, or substantially similar form, the tax treatment of Notes purchased by an investor after this initial offering from an affiliate of the Issuing Entity may not be entirely clear.  Prospective investors are urged to consult their tax advisors regarding the possible effects of these proposed regulations.
Reportable Transaction Disclosure
In certain circumstances, a U.S. Person that holds Notes and that disposes of such investment in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations issued by the Treasury Department governing tax shelters and other potentially tax-motivated transactions.  Investors should consult their tax advisors concerning any possible disclosure obligation under such regulations with respect to the disposition of such securities.
State and Local Tax Considerations
Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.
ERISA Considerations
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan.  ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans.  Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant).  A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Securities.  Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager", and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager."  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Securities for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the Securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the U.S. Department of Labor (the "DOL"). (These administrative and statutory exemptions are collectively referred to as the "Investor-Based Exemption".)  Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c)(1) of ERISA.  A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.
Some transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan.  Under a regulation issued by the DOL (as modified by Section 3(42) of ERISA, the "Plan Assets Regulation"), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.
However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Indenture Trustee, the Owner Trustee, any Underwriter or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. In that instance, the Investor Based Exemptions could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.
The Underwriters, the Owner Trustee, Indenture Trustee, the Depositor or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Notes, the purchase of the Notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the Notes may not be purchased using the assets of any Plan if the Initial Purchaser, the above parties or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code.  However, governmental plans may be subject to state or local laws that impose similar requirements.  In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(8) of the Code, the sanction for violation being loss of "qualified" status.
Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements of an Investor-Based Exemption or another applicable administrative or statutory exemption and will not cause a non-exempt violation of any applicable law that is substantially similar to ERISA or Section 4975 of the Code.
Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Notes consult with its tax and/or legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
The sale of Notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan.
Ratings of the Notes
It is a condition to the issuance of the Notes that they will receive credit ratings from the Rating Agencies. None of the Sponsor, Depositor, Servicer, Administrator, Indenture Trustee, Owner Trustee, the Asset Representations Reviewer or any of their affiliates will be required to monitor any changes to the ratings on the Notes.

The Sponsor will pay the Rating Agencies' fees, which include initial fees in an amount equal to approximately $455,000 and annual surveillance fees in an amount equal to approximately $16,000.  None of these fees will be paid out of the collections on the Receivables.  Although we do not anticipate that these fees will change while the Notes are outstanding, any changes thereto after the Closing Date will be disclosed in the monthly statements to Noteholders.  Neither of the Rating Agencies retain any risk of loss with respect to the Receivables.
Plan of Distribution
Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters named below, for whom J.P. Morgan Securities LLC is acting as representative, and the underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Notes.
Underwriter	Class A-1 Notes	Class A-2a Notes(1)	Class A-2b Notes(1)	Class A-3 Notes	Class A-4 Notes
J.P. Morgan Securities LLC	________	________	________	________	________
HSBC Securities (USA) Inc.	________	________	________	________	________
MUFG Securities Americas Inc.	________	________	________	________	________
__________	________	________	________	________	________
__________	________	________	________	________	________
Total	$262,000,000(2)	$________(3)	$________(3)	$284,000,000(2)	$94,000,000(2)
____________________
(1)	The allocation of the initial principal amount between the Class A-2a Notes and Class A-2b Notes will be determined at the time of pricing of the Notes offered hereunder.
(2)	Represents the initial principal amount of the Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes if the aggregate initial principal amount of the Notes is $1,000,000,000. If the aggregate initial principal amount of the Notes is $1,250,000,000, the initial principal amount of the Class A-1 Notes, the Class A-3 Notes and the Class A-4 Notes will be $329,000,000, $356,000,000 and $115,000,000, respectively.
(3)	If the aggregate initial principal amount of the Notes is $1,000,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $360,000,000. If the aggregate initial principal amount of the Notes is $1,250,000,000, the aggregate initial principal amount of the Class A-2a Notes and the Class A-2b Notes will be $450,000,000.
The underwriting agreement provides, subject to conditions precedent, that the underwriters will be obligated to purchase all the Notes if any are purchased. The underwriting agreement provides that if there is an event of default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Depositor has been advised that the underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Notes set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Notes set forth below.  After the initial public offering of the Notes, the public offering prices and concessions referred to in this paragraph may change.
Class of Notes	Selling Concession	Reallowance Discount
Class A-1	____%	____%
Class A-2a	____%	____%
Class A-2b	____%	____%
Class A-3	____%	____%
Class A-4	____%	____%
The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.  The Issuing Entity may, from time to time, invest funds in the Collection Account or the Reserve Account in Permitted Investments acquired from the underwriters.
The Notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the Notes, and any market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.
In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes.  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.
Notice to Investors
Notice to Investors in the United Kingdom
In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons (1) who fall within Article 19(5) ("investment professionals") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (2) who fall within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Order or (3) who are persons to whom it may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an "authorised person" (as defined by Section 31(2) of the Financial Services and Markets Act 2000, as amended (the "FSMA") under Section 21 of the FSMA (all such persons together being referred to as "Relevant Person").  This prospectus must not be acted or relied on in the United Kingdom by persons who are not Relevant Persons.  In the United Kingdom, any investment or investment activity to which this prospectus relates, including the Notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons.
Selling Restrictions Addressing Additional United Kingdom Securities Laws
Each Underwriter will represent and agree that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice To Residents Of The European Economic Area
This prospectus is not a prospectus for purposes of the Prospectus Directive.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each a "Relevant Member

State"), each Underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:
(a) to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;
(b) to fewer than 150 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead Underwriter; or
(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of Notes referred to in (a), (b) or (c) above shall require the Issuing Entity, the Depositor or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this prospectus, the expression "an offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Capital Requirements Regulation
Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (the "CRR"), as supplemented by (i) the Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, and (ii) the Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, place certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the EEA and its consolidated group affiliates ("CRR Investors") to invest in securitizations (as defined in the CRR).  The CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.
The CRR allows CRR Investors to invest in securitizations only if the sponsor, originator or original lender has disclosed to the CRR Investors that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction in the manner contemplated by Article 405 of the CRR. Prior to investing in a securitization, and while it holds that investment, a CRR Investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features, including the underlying securitization exposures, by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.
Furthermore, Article 17 of EU Directive 2011/61/EC on Alternative Investment Fund Managers ("AIFMD") (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 405 and 406 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and EEA regulated insurance/reinsurance undertakings.  While such requirements are similar to those which apply under the CRR, they are not identical and, in particular, additional due diligence obligations apply to the relevant alternative investment fund managers and insurance/reinsurance undertakings.
Similar requirements are also anticipated (subject to the adoption of further legislation) to apply in the future to investment in securitizations by EEA regulated undertakings for collective investment in transferable securities (UCITS) and EEA regulated occupational pension schemes. When implemented, such requirements may apply to investment in securities already issued, including the Notes offered hereby.

For the purposes of this prospectus, the EU risk retention requirements discussed above are referred to as "EU Retention Rules" and any investor subject to the EU Retention Rules, including CRR Investors, is referred to as an "Affected Investor".
None of the Sponsor, the Depositor, nor any of their respective affiliates nor any other party to the transaction, as an originator, sponsor, original lender or otherwise, is required or intends to retain a material net economic interest in the securitization described in this prospectus or provide any additional information that may be required to enable an Affected Investor to satisfy the due diligence and ongoing monitoring requirements of any EU Retention Rules.
With respect to an investment in the Notes, a failure by an Affected Investor to comply with one or more requirements for an investment in a securitization set forth in the applicable EU Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that investor or the imposition of other regulatory sanctions.  In addition, the EU Retention Rules and any other changes to the regulation or regulatory treatment of the Notes may negatively impact the regulatory position of Affected Investors and have an adverse impact on the value and liquidity of the Notes.  None of the Sponsor, the Depositor, the Issuing Entity, the Underwriters or any other parties to the transactions described herein make any representations to any prospective purchasers of the Notes regarding the regulatory capital treatment of their investment in the Notes on the Closing Date or at any time in the future.  Potential purchasers of the Notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding the requirements for compliance with EU Retention Rules or other applicable regulations and the suitability of the Notes for investment.
Legal Opinions
In addition to the legal opinions described in this prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.  Sidley Austin LLP from time to time renders legal services to BMW FS and certain of its affiliates on other matters.

Index of Principal Terms
Set forth below is a list of capitalized terms used in this prospectus and the pages in this prospectus on which the definitions of those terms may be found.
Term	Page(s)	Term	Page(s)

AAA	77	Cutoff Date	41
ABS	89	Dealer Agreements	41
ABS Tables	89	Dealer Recourse	41
Accounts	107	Dealers	41
Adjusted Pool Balance	71	Definitive Notes	68
Administration Agreement	40	Delinquency Trigger	74
Administrative Purchase Payment	84	Delinquency Trigger Percentage	76
Administrative Receivable	84	Deposit Date	109
Administrator	40	Depositaries	80
Affected Investor	153	Depositor	40
AIFMD	152	Determination Date	83
ARR Fee	48	disqualified persons	148
ARR Receivables	75	Dodd-Frank Act	119
ARR Review Fee	48	DOL	148
ARR Service Fee	48	DTC	A-1
Asset Representations Review	74	DTC Participants	80
Asset Representations Review Agreement	47	Due Date	52
Asset Representations Reviewer	45	Eligible Institution	108
Available Amount	83	ERISA	148
Available Amounts Shortfall	85	EU Retention Rules	153
Available Interest	83	Euroclear	79, A-1
Available Principal	84	Euroclear Operator	82
Bank Receivables Purchase Agreement	41	Euroclear Participants	80
Bankruptcy Code	133	Events of Default	115
Benefit Plan	148	Exchange Act	41
BMW Bank	40	FATCA	147
BMW FS	40	FDIC	134
BMW NA	51	FDIC Counsel	141
Budget Act	144	FDIC Principal Amount	72
California Contracts	138	FDIC Rule	134
Centers	41	FDIC Rule Covenant	135
Certificate Percentage Interests	40	FICO Score	55, 60
Certificateholders	40	financed vehicles	40
Certificates	40	First Priority Principal Distribution Amount	70
CFPB	139	Foreign Owner	147
chattel paper	129	FSMA	151
Class A-2 Notes	71	FTC Rule	138
Clayton	47	Global Securities	A-1
Clearstream, Luxembourg	79, A-1	Indenture	46
Clearstream, Luxembourg Participants	80	Indenture Trustee	40
Closing Date	40	Indirect DTC Participants	80
Code	118, 143	Initial Yield Supplement Overcollateralization Amount	88
Collection Account	41	Insolvency Event	124
Collection Period	83	Insolvency Laws	133
Cooperative	82	Investor-Based Exemption	148
CPO	51	IRS	143
CRR	152	Issuing Entity	40
CRR Investors	152	LIBOR	69
CSSF	82

LIBOR Determination Date	70	Relevant Person	151
Liquidated Receivable	84	Relief Act	137
Liquidation Proceeds	84	Requesting Noteholders	74
London Business Day	70	Required Rate	88
Monthly Remittance Condition	109	Reserve Account	40
Non-U.S. Person	A-3	Reserve Account Initial Deposit	86
Note Distribution Account	106	RMBS	46
Note Owners	144	Rule 193 Information	67
Note Pool Factor	102	Sale and Servicing Agreement	40
Noteholders	40	Scheduled Payment	53
Notes	40	SEC	45
NRSRO	120	Securities Act	103
Obligor	41	Seller	43, 44
OID	144	Servicer	40
OID regulations	144	Servicer Default	124
OLA	140	Servicing Fee	111
Order	151	Servicing Fee Rate	111
Originator	43, 44	Short-Term Note	145
Owner Trustee	40	Simple Interest Receivables	53
Plan Assets Regulation	149	Specified Reserve Account Balance	86
Pool Balance	111	Sponsor	40
Prepayment	110	Supplemental Servicing Fee	111
Prepayment Assumption	144	Target Overcollateralization Amount	71
Principal Balance	53	Tax Counsel	143
Principal Distribution Account	106	Terms and Conditions	82
Principal Distribution Amount	70	Transfer and Servicing Agreements	47
Prospectus Directive	152	Trust Agreement	40
PTCE	148	Trust Indenture Act	114
Purchase Agreement	41	Trustees	46
Rating Agency	120	U.S. Bank	46
Receivables	40	U.S. Person	146
Receivables Purchase Agreement	41	UCC	106
Record Date	68	Verified Note Owner	74
Recoveries	84	Warranty Purchase Payment	85
Redemption Price	111	Warranty Receivable	85
Reference Banks	70	WTNA	45
Regular Principal Distribution Amount	70	Yield Supplement Overcollateralization Amount	88
Regulation AB	119
Relevant Member State	152

Appendix A

 Static Pool Information

This Appendix contains static pool information about prior, recent securitizations of BMW FS.  The information in this Appendix consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of certain delinquency, prepayment and cumulative loss data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Receivables described in this prospectus because BMW FS and BMW Bank have changed their origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Receivables were originated under the same general underwriting and purchasing policy framework as the retail installment sale contracts in the prior pools.
Terms used in this Appendix have the definitions ascribed to them in the prospectus.
BMW FS measures delinquency by the number of days elapsed from the related Due Date.  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related Obligor failed to make at least 80% of a scheduled payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related Obligor fails to make at least 90% of a scheduled payment by the related Due Date.
For the tables presented below, data presented under the column labeled "Prepayments" represents the actual prepayments received for the related month.
Ap-A-1

BMW Vehicle Owner Trust 2011-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	September 21, 2011	Original Term
Cutoff Date	July 31, 2011	Weighted Average Original Term	58.71 months
Number of Receivables	50,346	Longest Original Term	72 months
Aggregate Principal Balance	$1,334,182,794	Shortest Original Term	15 months
Principal Balance		Remaining Term
Average Principal Balance	$26,500	Weighted Average Remaining Term	48.24 months
Highest Principal Balance	$170,457	Longest Remaining Term	72 months
Lowest Principal Balance	$1,761	Shortest Remaining Term	6 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$33,373	California	22.17%
Highest Original Principal Balance	$170,645	Texas	9.26%
Lowest Original Principal Balance	$5,000	New Jersey	8.22%
Annual Percentage Rate (APR)		Florida	7.53%
Weighted Average APR	3.2%	New York	5.48%
Highest APR	15.8%	(No other state constituted more than 5%)
Lowest APR	1.0%	Percentage New and Used Composition
		New	45.7%
		Used	54.3%
		Weighted Average FICO	759

Ap-A-2

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	9/30/2011	$1,663,406	51	0.13%	$214,814	7	0.02%	$0	0	0.00%	$0	0	0.00%	$214,814	7	0.02%
2	10/31/2011	$2,195,801	76	0.18%	$378,236	8	0.03%	$84,613	3	0.01%	$0	0	0.00%	$462,849	11	0.04%
3	11/30/2011	$2,186,191	79	0.19%	$241,659	9	0.02%	$82,117	2	0.01%	$70,310	2	0.01%	$394,086	13	0.03%
4	12/31/2011	$2,409,811	96	0.22%	$483,013	15	0.04%	$28,294	1	0.00%	$95,324	3	0.01%	$606,631	19	0.05%
5	1/31/2012	$2,693,250	105	0.25%	$627,387	23	0.06%	$234,105	6	0.02%	$82,117	2	0.01%	$943,609	31	0.09%
6	2/29/2012	$2,081,326	91	0.20%	$332,677	12	0.03%	$269,170	8	0.03%	$228,519	5	0.02%	$830,367	25	0.08%
7	3/31/2012	$2,243,870	106	0.23%	$287,286	12	0.03%	$85,059	4	0.01%	$216,029	7	0.02%	$588,375	23	0.06%
8	4/30/2012	$2,499,868	115	0.27%	$434,320	19	0.05%	$122,015	4	0.01%	$81,517	5	0.01%	$637,851	28	0.07%
9	5/31/2012	$2,711,365	133	0.30%	$768,686	28	0.09%	$120,292	3	0.01%	$75,603	5	0.01%	$964,581	36	0.11%
10	6/30/2012	$2,581,059	125	0.30%	$528,618	28	0.06%	$147,650	7	0.02%	$113,095	5	0.01%	$789,363	40	0.09%
11	7/31/2012	$2,900,331	145	0.36%	$640,263	28	0.08%	$106,805	6	0.01%	$147,733	8	0.02%	$894,800	42	0.11%
12	8/31/2012	$2,830,419	147	0.37%	$650,017	30	0.08%	$111,688	6	0.01%	$142,924	8	0.02%	$904,629	44	0.12%
13	9/30/2012	$3,292,041	180	0.45%	$686,952	34	0.09%	$181,421	9	0.02%	$222,822	11	0.03%	$1,091,194	54	0.15%
14	10/31/2012	$4,118,861	219	0.59%	$654,774	33	0.09%	$171,108	10	0.02%	$221,790	11	0.03%	$1,047,672	54	0.15%
15	11/30/2012	$3,315,508	205	0.50%	$834,612	40	0.13%	$167,665	10	0.03%	$245,947	13	0.04%	$1,248,224	63	0.19%
16	12/31/2012	$4,118,685	247	0.66%	$634,731	39	0.10%	$342,105	15	0.05%	$349,332	16	0.06%	$1,326,168	70	0.21%
17	1/31/2013	$4,116,632	251	0.69%	$738,829	45	0.12%	$69,337	7	0.01%	$489,018	21	0.08%	$1,297,184	73	0.22%
18	2/28/2013	$3,542,640	227	0.63%	$808,540	49	0.14%	$256,368	14	0.05%	$319,164	15	0.06%	$1,384,072	78	0.25%
19	3/31/2013	$3,579,622	242	0.68%	$639,579	39	0.12%	$211,283	15	0.04%	$398,223	17	0.08%	$1,249,084	71	0.24%
20	4/30/2013	$3,024,992	219	0.61%	$746,670	52	0.15%	$125,937	12	0.03%	$358,592	17	0.07%	$1,231,200	81	0.25%
21	5/31/2013	$3,473,917	254	0.75%	$429,544	42	0.09%	$367,232	22	0.08%	$265,992	12	0.06%	$1,062,767	76	0.23%
22	6/30/2013	$2,792,017	229	0.64%	$664,321	51	0.15%	$261,929	21	0.06%	$351,125	15	0.08%	$1,277,375	87	0.29%
23	7/31/2013	$3,627,142	289	0.89%	$516,108	45	0.13%	$422,164	26	0.10%	$303,619	14	0.07%	$1,241,891	85	0.31%
24	8/31/2013	$3,825,918	294	1.01%	$640,627	55	0.17%	$208,254	19	0.06%	$443,746	20	0.12%	$1,292,626	94	0.34%
25	9/30/2013	$2,914,263	163	0.82%	$803,640	41	0.23%	$301,776	15	0.09%	$388,412	18	0.11%	$1,493,829	74	0.42%
26	10/31/2013	$3,053,170	191	0.94%	$671,632	36	0.21%	$280,267	11	0.09%	$488,669	25	0.15%	$1,440,568	72	0.45%
27	11/30/2013	$2,699,042	175	0.90%	$708,324	40	0.24%	$169,742	10	0.06%	$565,815	26	0.19%	$1,443,881	76	0.48%
28	12/31/2013	$3,038,974	201	1.09%	$753,158	42	0.27%	$217,710	12	0.08%	$548,452	27	0.20%	$1,519,321	81	0.55%
29	1/31/2014	$2,661,584	170	1.04%	$656,886	42	0.26%	$216,961	13	0.08%	$539,642	28	0.21%	$1,413,489	83	0.55%
30	2/28/2014	$1,944,569	142	0.82%	$825,484	45	0.35%	$112,676	10	0.05%	$539,903	30	0.23%	$1,478,063	85	0.63%
31	3/31/2014	$2,509,534	165	1.16%	$314,886	21	0.15%	$244,230	16	0.11%	$489,669	29	0.23%	$1,048,785	66	0.48%
32	4/30/2014	$1,934,929	144	0.98%	$575,454	33	0.29%	$101,006	8	0.05%	$482,107	30	0.24%	$1,158,567	71	0.59%
33	5/31/2014	$2,071,503	157	1.15%	$454,346	32	0.25%	$207,386	15	0.11%	$399,983	24	0.22%	$1,061,716	71	0.59%
34	6/30/2014	$1,867,640	152	1.13%	$455,928	31	0.28%	$140,394	10	0.09%	$506,171	32	0.31%	$1,102,492	73	0.67%
35	7/31/2014	$1,716,042	149	1.15%	$422,047	27	0.28%	$161,318	13	0.11%	$426,390	28	0.29%	$1,009,755	68	0.68%
36	8/31/2014	$1,740,524	154	1.29%	$413,892	32	0.31%	$187,622	13	0.14%	$450,015	31	0.33%	$1,051,530	76	0.78%
37	9/30/2014	$1,580,349	148	1.30%	$332,480	30	0.27%	$179,712	15	0.15%	$505,056	34	0.42%	$1,017,248	79	0.84%
38	10/31/2014	$1,284,867	129	1.18%	$255,827	21	0.24%	$104,786	9	0.10%	$425,420	30	0.39%	$786,034	60	0.72%
39	11/30/2014	$1,307,774	138	1.34%	$356,285	31	0.37%	$124,537	10	0.13%	$437,916	32	0.45%	$918,739	73	0.94%
40	12/31/2014	$1,219,717	139	1.42%	$302,025	26	0.35%	$113,121	8	0.13%	$467,982	34	0.54%	$883,128	68	1.03%
41	1/31/2015	$939,930	117	1.24%	$352,583	36	0.47%	$98,822	10	0.13%	$462,418	33	0.61%	$913,823	79	1.21%
42	2/28/2015	$866,332	104	0.00%	$260,374	30	0.00%	$122,036	15	0.00%	$450,469	39	0.00%	$832,879	84	0.00%
Ap-A-3

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	9/30/2011	$1,237,508,786	$0	0.00%	$35,537,180	3.21%
2	10/31/2011	$1,192,267,524	$13,208	0.00%	$15,452,854	3.21%
3	11/30/2011	$1,149,760,142	$68,884	0.01%	$13,630,537	3.20%
4	12/31/2011	$1,105,137,498	$227,657	0.02%	$14,306,769	3.20%
5	1/31/2012	$1,060,375,258	$274,879	0.02%	$16,293,709	3.20%
6	2/29/2012	$1,019,578,475	$359,488	0.03%	$13,247,316	3.20%
7	3/31/2012	$975,162,017	$380,117	0.03%	$14,773,279	3.20%
8	4/30/2012	$934,346,645	$608,996	0.05%	$13,486,200	3.20%
9	5/31/2012	$892,930,508	$656,065	0.05%	$14,677,637	3.20%
10	6/30/2012	$851,647,034	$680,996	0.05%	$15,266,471	3.20%
11	7/31/2012	$812,120,009	$827,347	0.06%	$13,818,196	3.20%
12	8/31/2012	$772,392,218	$826,157	0.06%	$14,323,080	3.20%
13	9/30/2012	$736,863,475	$888,608	0.07%	$11,981,269	3.20%
14	10/31/2012	$698,262,133	$996,713	0.07%	$14,708,673	3.20%
15	11/30/2012	$662,920,986	$1,140,555	0.09%	$11,701,104	3.20%
16	12/31/2012	$627,600,920	$1,268,206	0.10%	$12,575,058	3.21%
17	1/31/2013	$592,550,856	$1,350,206	0.10%	$12,697,970	3.21%
18	2/28/2013	$561,811,099	$1,457,194	0.11%	$9,811,826	3.22%
19	3/31/2013	$528,667,015	$1,485,425	0.11%	$10,971,004	3.22%
20	4/30/2013	$497,193,304	$1,596,293	0.12%	$10,908,111	3.23%
21	5/31/2013	$465,863,408	$1,637,725	0.12%	$10,893,707	3.23%
22	6/30/2013	$436,149,264	$1,719,083	0.13%	$10,739,410	3.24%
23	7/31/2013	$406,704,584	$1,798,820	0.13%	$10,344,828	3.24%
24	8/31/2013	$378,490,299	$1,879,676	0.14%	$9,351,693	3.25%
25	9/30/2013	$353,423,704	$1,925,500	0.14%	$7,743,333	3.26%
26	10/31/2013	$323,391,352	$1,964,040	0.15%	$12,609,443	3.26%
27	11/30/2013	$300,663,551	$2,074,905	0.16%	$6,392,722	3.27%
28	12/31/2013	$277,566,638	$2,133,489	0.16%	$7,010,538	3.27%
29	1/31/2014	$255,602,399	$2,196,900	0.16%	$6,787,348	3.28%
30	2/28/2014	$236,472,633	$2,227,245	0.17%	$5,218,082	3.29%
31	3/31/2014	$216,440,742	$2,295,356	0.17%	$5,732,779	3.29%
32	4/30/2014	$197,818,793	$2,269,966	0.17%	$5,685,250	3.30%
33	5/31/2014	$180,776,616	$2,335,207	0.18%	$4,467,831	3.31%
34	6/30/2014	$164,615,945	$2,368,066	0.18%	$4,518,208	3.31%
35	7/31/2014	$149,021,251	$2,418,274	0.18%	$4,315,976	3.32%
36	8/31/2014	$134,860,261	$2,436,782	0.18%	$3,437,533	3.33%
37	9/30/2014	$121,591,986	$2,451,919	0.18%	$3,125,089	3.33%
38	10/31/2014	$108,560,902	$2,557,989	0.19%	$2,936,076	3.35%
39	11/30/2014	$97,501,751	$2,564,400	0.19%	$2,152,009	3.36%
40	12/31/2014	$86,017,730	$2,552,244	0.19%	$2,634,994	3.37%
41	1/31/2015	$75,600,531	$2,547,502	0.19%	$2,157,446	3.38%
42	2/28/2015	$0	$2,514,336	0.19%	$1,357,301	3.39%

Ap-A-4

BMW Vehicle Owner Trust 2013-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	November 6, 2013	Original Term
Cutoff Date	September 30, 2013	Weighted Average Original Term	57.36 months
Number of Receivables	35,752	Longest Original Term	72 months
Aggregate Principal Balance	$790,051,984	Shortest Original Term	16 months
Principal Balance		Remaining Term
Average Principal Balance	$22,098	Weighted Average Remaining Term	44.65 months
Highest Principal Balance	$155,364	Longest Remaining Term	72 months
Lowest Principal Balance	$34	Shortest Remaining Term	3 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$33,233	California	19.55%
Highest Original Principal Balance	$179,436	Texas	9.10%
Lowest Original Principal Balance	$4,362	New Jersey	8.23%
Annual Percentage Rate (APR)		New York	6.07%
Weighted Average APR	3.0%	Illinois	5.56%
Highest APR	14.5%	(Two other states constituted more than 5%, but less than 5.56%)
Lowest APR	0.0%	Percentage New and Used Composition
		New	80.9%
		Used	19.1%
		Weighted Average FICO	760

Ap-A-5

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	10/31/2013	$562,581	19	0.07%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%
2	11/30/2013	$1,004,165	38	0.14%	$160,386	4	0.02%	$56,134	1	0.01%	$0	0	0.00%	$216,520	5	0.03%
3	12/31/2013	$1,185,486	45	0.17%	$294,229	11	0.04%	$90,178	2	0.01%	$0	0	0.00%	$384,407	13	0.06%
4	1/31/2014	$887,009	34	0.14%	$293,445	9	0.04%	$196,717	6	0.03%	$34,044	1	0.01%	$524,207	16	0.08%
5	2/28/2014	$925,743	33	0.15%	$285,476	10	0.05%	$162,857	4	0.03%	$11,203	1	0.00%	$459,536	15	0.07%
6	3/31/2014	$1,071,488	38	0.18%	$103,732	3	0.02%	$122,211	4	0.02%	$85,161	2	0.01%	$311,104	9	0.05%
7	4/30/2014	$751,907	31	0.13%	$270,928	7	0.05%	$56,134	1	0.01%	$52,043	2	0.01%	$379,105	10	0.07%
8	5/31/2014	$853,314	38	0.16%	$255,640	10	0.05%	$75,483	2	0.01%	$0	0	0.00%	$331,124	12	0.06%
9	6/30/2014	$884,551	35	0.17%	$283,181	14	0.05%	$110,947	4	0.02%	$19,349	1	0.00%	$413,478	19	0.08%
10	7/31/2014	$1,288,449	52	0.26%	$247,090	9	0.05%	$150,496	5	0.03%	$5,512	1	0.00%	$403,099	15	0.08%
11	8/31/2014	$965,127	44	0.21%	$167,878	7	0.04%	$56,134	1	0.01%	$13,850	1	0.00%	$237,862	9	0.05%
12	9/30/2014	$1,465,437	61	0.33%	$256,355	10	0.06%	$18,575	1	0.00%	$0	0	0.00%	$274,930	11	0.06%
13	10/31/2014	$1,372,776	57	0.33%	$208,233	9	0.05%	$122,398	5	0.03%	$18,575	1	0.00%	$349,206	15	0.08%
14	11/30/2014	$1,219,893	53	0.31%	$446,273	17	0.11%	$75,914	3	0.02%	$38,103	2	0.01%	$560,290	22	0.14%
15	12/31/2014	$1,286,903	58	0.34%	$340,559	15	0.09%	$41,388	2	0.01%	$75,539	3	0.02%	$457,486	20	0.12%
16	1/31/2015	$1,145,222	56	0.32%	$277,223	11	0.08%	$89,446	5	0.03%	$55,864	3	0.02%	$422,533	19	0.12%
17	2/28/2015	$1,054,098	46	0.32%	$170,952	10	0.05%	$0	0	0.00%	$95,038	5	0.03%	$265,990	15	0.08%
18	3/31/2015	$1,060,634	45	0.34%	$181,352	10	0.06%	$22,764	2	0.01%	$76,577	3	0.02%	$280,693	15	0.09%
19	4/30/2015	$1,285,708	53	0.44%	$223,363	10	0.08%	$48,970	2	0.02%	$99,023	5	0.03%	$371,355	17	0.13%
20	5/31/2015	$1,058,558	53	0.38%	$202,237	11	0.07%	$36,501	2	0.01%	$120,595	5	0.04%	$359,333	18	0.13%
21	6/30/2015	$926,063	47	0.36%	$108,428	9	0.04%	$43,749	2	0.02%	$97,873	4	0.04%	$250,050	15	0.10%
22	7/31/2015	$683,164	40	0.28%	$240,990	12	0.10%	$68,715	4	0.03%	$105,433	5	0.04%	$415,138	21	0.17%
23	8/31/2015	$1,187,474	60	0.52%	$109,889	6	0.05%	$62,504	5	0.03%	$197,153	9	0.09%	$369,546	20	0.16%
24	9/30/2015	$827,597	47	0.39%	$143,605	10	0.07%	$0	0	0.00%	$218,152	10	0.10%	$361,757	20	0.17%
25	10/31/2015	$1,206,557	62	0.61%	$137,212	9	0.07%	$38,915	2	0.02%	$162,025	6	0.08%	$338,152	17	0.17%
26	11/30/2015	$1,000,740	59	0.54%	$272,232	12	0.15%	$36,301	3	0.02%	$152,354	7	0.08%	$460,887	22	0.25%
27	12/31/2015	$950,409	60	0.56%	$239,514	16	0.14%	$112,394	4	0.07%	$115,705	7	0.07%	$467,613	27	0.27%
28	1/31/2016	$786,137	54	0.50%	$204,999	13	0.13%	$53,121	5	0.03%	$160,577	6	0.10%	$418,698	24	0.26%
29	2/29/2016	$1,241,614	66	0.84%	$154,705	12	0.10%	$35,971	2	0.02%	$119,419	6	0.08%	$310,094	20	0.21%
30	3/31/2016	$830,879	46	0.62%	$102,945	8	0.08%	$34,841	4	0.03%	$51,842	3	0.04%	$189,628	15	0.14%
Ap-A-6

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	10/31/2013	$753,262,258	$25,924	0.00%	$11,101,483	2.95%
2	11/30/2013	$720,536,638	$65,956	0.01%	$8,564,978	2.96%
3	12/31/2013	$686,660,569	$13,714	0.00%	$9,494,648	2.96%
4	1/31/2014	$654,982,615	$42,980	0.01%	$9,065,903	2.96%
5	2/28/2014	$627,000,097	$66,309	0.01%	$7,405,523	2.96%
6	3/31/2014	$596,973,620	$93,972	0.01%	$9,300,498	2.95%
7	4/30/2014	$569,115,657	$96,281	0.01%	$8,276,264	2.95%
8	5/31/2014	$541,865,575	$144,488	0.02%	$8,312,088	2.95%
9	6/30/2014	$515,830,415	$152,436	0.02%	$7,816,071	2.95%
10	7/31/2014	$489,934,348	$158,898	0.02%	$8,087,521	2.95%
11	8/31/2014	$464,982,581	$157,331	0.02%	$7,461,145	2.95%
12	9/30/2014	$440,210,170	$238,141	0.03%	$8,071,404	2.94%
13	10/31/2014	$416,546,141	$271,864	0.03%	$6,920,194	2.95%
14	11/30/2014	$395,688,656	$300,887	0.04%	$5,837,762	2.95%
15	12/31/2014	$373,750,696	$327,619	0.04%	$6,111,810	2.95%
16	1/31/2015	$352,384,844	$351,321	0.04%	$6,907,789	2.95%
17	2/28/2015	$332,995,766	$354,374	0.04%	$5,050,662	2.95%
18	3/31/2015	$313,011,135	$352,280	0.04%	$6,110,138	2.95%
19	4/30/2015	$294,445,480	$362,121	0.05%	$5,601,449	2.95%
20	5/31/2015	$277,139,051	$372,351	0.05%	$4,785,426	2.95%
21	6/30/2015	$259,587,534	$391,359	0.05%	$5,613,051	2.95%
22	7/31/2015	$242,818,734	$417,410	0.05%	$4,872,128	2.96%
23	8/31/2015	$227,569,906	$450,751	0.06%	$4,311,326	2.96%
24	9/30/2015	$212,853,147	$455,791	0.06%	$4,214,192	2.96%
25	10/31/2015	$198,353,906	$462,560	0.06%	$4,123,183	2.96%
26	11/30/2015	$185,476,154	$470,989	0.06%	$3,534,910	2.97%
27	12/31/2015	$171,229,826	$481,651	0.06%	$4,490,343	2.96%
28	1/31/2016	$158,814,429	$579,238	0.07%	$3,447,778	2.96%
29	2/29/2016	$147,364,231	$571,243	0.07%	$2,975,298	2.96%
30	3/31/2016	$134,857,142	$610,033	0.08%	$3,866,154	2.96%
Ap-A-7

BMW Vehicle Owner Trust 2014-A Static Pool Data Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	October 15, 2014	Original Term
Cutoff Date	August 31, 2014	Weighted Average Original Term	62.31 months
Number of Receivables	42,119	Longest Original Term	72 months
Aggregate Principal Balance	$1,063,540,712	Shortest Original Term	14 months
Principal Balance		Remaining Term
Average Principal Balance	$25,251	Weighted Average Remaining Term	51.31 months
Highest Principal Balance	$163,217	Longest Remaining Term	71 months
Lowest Principal Balance	$42	Shortest Remaining Term	3 months
Original Principal Balance		Composition of Top 5 States
Average Original Principal Balance	$32,849	California	14.06%
Highest Original Principal Balance	$192,364	Texas	9.27%
Lowest Original Principal Balance	$5,000	Florida	7.61%
Annual Percentage Rate (APR)		New Jersey	6.39%
Weighted Average APR	2.9%	New York	5.59%
Highest APR	14.2%	(One other state constituted more than 5%, but less than 5.59%)
Lowest APR	0.0%	Percentage New and Used Composition
		New	63.2%
		Used	36.8%
		Weighted Average FICO	759

Ap-A-8

Month	Date	30-59 Days Delinquent	Number of 30-59 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60-89 Days Delinquent	Number of 60-89 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	90-119 Days Delinquent	Number of 90-119 Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	120+ Days Delinquent	Number of 120+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance	60+ Days Delinquent	Number of 60+ Days Delinq. Receiv-ables	% by $ of Ending Aggregate Principal Balance
1	10/31/2014	$1,772,818	56	0.18%	$75,420	3	0.01%	$0	0	0.00%	$32,347	1	0.00%	$107,767	4	0.01%
2	11/30/2014	$2,288,153	64	0.24%	$389,170	12	0.04%	$16,092	1	0.00%	$32,347	1	0.00%	$437,609	14	0.05%
3	12/31/2014	$2,439,623	81	0.27%	$545,928	14	0.06%	$213,902	5	0.02%	$32,347	1	0.00%	$792,177	20	0.09%
4	1/31/2015	$2,619,452	85	0.30%	$398,432	14	0.05%	$149,139	3	0.02%	$148,993	3	0.02%	$696,563	20	0.08%
5	2/28/2015	$1,947,088	65	0.23%	$400,850	12	0.05%	$228,266	4	0.03%	$178,418	3	0.02%	$807,534	19	0.10%
6	3/31/2015	$1,977,504	69	0.24%	$218,460	8	0.03%	$46,409	1	0.01%	$129,943	2	0.02%	$394,812	11	0.05%
7	4/30/2015	$2,297,540	78	0.29%	$146,854	6	0.02%	$82,842	3	0.01%	$69,306	2	0.01%	$299,002	11	0.04%
8	5/31/2015	$3,097,764	106	0.41%	$422,383	14	0.06%	$142,820	6	0.02%	$99,221	3	0.01%	$664,423	23	0.09%
9	6/30/2015	$2,577,865	90	0.36%	$360,930	11	0.05%	$153,804	5	0.02%	$156,708	6	0.02%	$671,443	22	0.09%
10	7/31/2015	$2,629,258	91	0.39%	$408,737	16	0.06%	$146,918	5	0.02%	$157,016	6	0.02%	$712,671	27	0.10%
11	8/31/2015	$2,731,875	98	0.42%	$465,323	19	0.07%	$186,275	8	0.03%	$183,085	6	0.03%	$834,684	33	0.13%
12	9/30/2015	$3,540,370	131	0.57%	$583,027	19	0.09%	$160,044	6	0.03%	$233,335	9	0.04%	$976,406	34	0.16%
13	10/31/2015	$2,734,540	108	0.46%	$629,184	20	0.11%	$161,034	6	0.03%	$153,469	6	0.03%	$943,687	32	0.16%
14	11/30/2015	$3,038,457	116	0.54%	$718,178	26	0.13%	$273,064	9	0.05%	$164,402	7	0.03%	$1,155,645	42	0.20%
15	12/31/2015	$3,567,889	138	0.66%	$374,842	16	0.07%	$153,575	7	0.03%	$303,690	11	0.06%	$832,106	34	0.15%
16	1/31/2016	$3,517,407	137	0.69%	$591,457	22	0.12%	$189,740	7	0.04%	$298,534	11	0.06%	$1,079,731	40	0.21%
17	2/29/2016	$2,658,377	105	0.55%	$658,934	22	0.14%	$176,865	7	0.04%	$340,316	13	0.07%	$1,176,115	42	0.24%
18	3/31/2016	$2,522,895	102	0.55%	$406,066	15	0.09%	$288,441	10	0.06%	$341,380	11	0.07%	$1,035,887	36	0.22%
Ap-A-9

Month	Date	Ending Aggregate Principal Balance	Cumulative Loss	Cumulative Loss as a % of Original Aggregate Principal Balance	Prepayments	Weighted Average APR
1	10/31/2014	$987,907,856	$0	0.00%	$25,237,320	2.88%
2	11/30/2014	$954,810,192	$8,047	0.00%	$9,615,183	2.88%
3	12/31/2014	$917,980,584	$27,197	0.00%	$12,950,755	2.88%
4	1/31/2015	$882,528,245	$87,988	0.01%	$12,067,624	2.88%
5	2/28/2015	$849,768,724	$173,879	0.02%	$9,960,062	2.88%
6	3/31/2015	$814,461,315	$378,794	0.04%	$11,432,156	2.88%
7	4/30/2015	$779,487,563	$429,396	0.04%	$12,660,698	2.87%
8	5/31/2015	$747,862,837	$536,132	0.05%	$10,137,700	2.87%
9	6/30/2015	$713,960,535	$751,847	0.07%	$12,614,986	2.87%
10	7/31/2015	$681,219,576	$866,307	0.08%	$11,921,427	2.87%
11	8/31/2015	$650,311,486	$982,594	0.09%	$11,328,143	2.87%
12	9/30/2015	$621,362,235	$1,151,467	0.11%	$9,866,413	2.87%
13	10/31/2015	$592,752,967	$1,246,127	0.12%	$9,475,879	2.87%
14	11/30/2015	$565,932,429	$1,353,310	0.13%	$9,090,046	2.87%
15	12/31/2015	$537,505,947	$1,432,319	0.13%	$9,943,947	2.87%
16	1/31/2016	$511,637,704	$1,430,791	0.13%	$8,866,426	2.87%
17	2/29/2016	$486,884,480	$1,525,199	0.14%	$7,587,639	2.88%
18	3/31/2016	$461,230,809	$1,551,602	0.15%	$8,369,357	2.88%
Ap-A-10

Cumulative Net Loss Information.  The graph below shows cumulative net losses as of the end of each monthly period, as a percentage of the aggregate principal balance of the receivables in the related pool as of the related cutoff date, for each of the Sponsor's retail motor vehicle retail installment sale contracts securitizations since 2011.

Cumulative Net Losses as a Percentage of Related Aggregate Principal Balance as of the Related Cut-off Date
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41
Months Outstanding
BMWVOT 2011-A
BMWVOT 2013-A
BMWVOT 2014-A

Ap-A-11

Delinquency Information.  The graph below shows the aggregate principal balance of the receivables that were 60 or more days delinquent as a percentage of the aggregate principal balance of the receivables in the related pool as of the end of each monthly period, for each of the Sponsor's motor vehicle retail installment sale contracts securitizations since 2011.

Percentage of Receivables 60+ Days Delinquent
1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
37
39
41
Months Outstanding
BMWVOT 2011-A
BMWVOT 2013-A
BMWVOT 2014-A

Ap-A-12

Monthly Prepayment Information.  The graph below shows the amount of monthly prepayments for each of the Sponsor's motor vehicle retail installment sale contracts securitizations since 2011.

Monthly Prepayments
Millions
$40
$35
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$25
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$5
$0
1
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7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
37
39
41
Months Outstanding
BMWVOT 2011-A
BMWVOT 2013-A
BMWVOT 2014-A

Ap-A-13

ANNEX A

 Global Clearance, Settlement and Tax Documentation Procedures
Except in specified circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear").  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.
Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.
Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.
Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.
Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost-of-funds.
Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.
Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:
1.	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;
2.	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or
3.	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in this prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S. Persons (IRS Form W-8BEN and IRS Form W-8BEN-E).  Beneficial owners of Global Securities that are individual Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor Form.  Non-individual beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).
Exemption for Non-U.S. Persons with effectively connected income (IRS Form W-8ECI).  A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing IRS Form W-8ECI (Certificate of Foreign Person's Claim That Income Is Effectively Connected with the Conduct of a Trade or Business in the United States).
Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (IRS Form W-8BEN and IRS Form W-8BEN-E). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the Note owners or an agent with legal authority to act on behalf of the Note owners.
Exemption for U.S. Persons (IRS Form W-9).  U.S.  Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency.  An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions an IRS Form W-8BEN or IRS Form W-8-BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.
As used in the foregoing discussion, the term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in this prospectus).
This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

BMW FS Securities LLC Depositor BMW Financial Services NA, LLC Sponsor, Originator, Seller, Servicer and Administrator	BMW Vehicle Owner Trust 2016-A Issuing Entity
PROSPECTUS

BMW Bank of North America
Originator and Seller

Until October __, 2016 (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Underwriters J.P. Morgan HSBC MUFG Co-Managers _________ _________
July __, 2016